FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-04

Dated June 1, 2022	BBCMS 2022-C16

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2022-C16

$1,084,656,412 (Approximate Mortgage Pool Balance)

$922,229,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2022-C16

Barclays Capital Real Estate Inc.

Starwood Mortgage Capital LLC

Societe Generale Financial Corporation

UBS AG

BSPRT CMBS Finance, LLC

LMF Commercial, LLC

Natixis Real Estate Capital LLC

Mortgage Loan Sellers

Barclays	UBS Securities LLC Co-Lead Managers and Joint Bookrunners	Société Générale
Academy Securities	Mischler Financial Group, Inc. Co-Managers	Natixis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 1, 2022	BBCMS 2022-C16

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, Natixis Securities Americas LLC, Academy Securities, Inc. or Mischler Financial Group, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2022-C16 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / DBRS MSTAR)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$15,000,000	30.000%	2.59	7/22-3/27	36.3%	15.9%
A-2	AAA(sf) / AAAsf / AAA(sf)	$108,000,000	30.000%	4.86	3/27-6/27	36.3%	15.9%
A-3	AAA(sf) / AAAsf / AAA(sf)	$16,000,000	30.000%	6.63	2/29-2/29	36.3%	15.9%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.3%	15.9%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.3%	15.9%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$22,296,000	30.000%	7.24	6/27-12/31	36.3%	15.9%
X-A	AAA(sf) / AAAsf / AAA(sf)	$721,296,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / A(high)(sf)	$200,933,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	AA(sf) / AAAsf / AAA(sf)	$113,347,000	19.000%	9.88	5/32-5/32	42.0%	13.7%
B	NR / AA-sf / AA(high)(sf)	$46,369,000	14.500%	9.88	5/32-5/32	44.4%	13.0%
C	NR / A-sf / A(sf)	$41,217,000	10.500%	9.93	5/32-6/32	46.5%	12.4%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / DBRS MSTAR)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB-sf / BBB(high)(sf)	$41,217,000(10)	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB-sf / BB(high)(sf)	$23,184,000(11)	N/A	N/A	N/A	N/A	N/A
X-G	NR / B-sf / BB(low)(sf)	$10,304,000(12)	N/A	N/A	N/A	N/A	N/A
X-H	NR / NR / B(sf)	$12,881,000(13)	N/A	N/A	N/A	N/A	N/A
X-J	NR / NR / NR	$20,608,590(14)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB(high)(sf)	$24,472,000	8.125%	9.96	6/32-6/32	47.7%	12.1%
E	NR / BBB-sf / BBB(sf)	$16,745,000	6.500%	9.96	6/32-6/32	48.5%	11.9%
F	NR / BB-sf / BB(sf)	$23,184,000	4.250%	9.96	6/32-6/32	49.7%	11.6%
G	NR / B-sf / B(high)(sf)	$10,304,000	3.250%	9.96	6/32-6/32	50.2%	11.5%
H	NR / NR / B(low)(sf)	$12,881,000	2.000%	9.96	6/32-6/32	50.9%	11.3%
J	NR / NR / NR	$20,608,590	0.000%	9.96	6/32-6/32	51.9%	11.1%

Non-Offered Eligible Vertical Interest(9)(15)

Class	Expected Ratings (S&P / Fitch / DBRS MSTAR)	Approximate Initial Certificate Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(16)	Expected Principal Window(3)(16)	Certificate Principal to Value Ratio	Underwritten NOI Debt Yield
Class VRR Certificates	NR / NR / NR	$54,232,821	N/A	9.04	7/22-6/32	N/A	N/A

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. The certificate balance of the Class VRR Certificates is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates” or “Privately Offered Certificates” in the table above, and the Class VRR Certificates are not offered by this Term Sheet.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates take into account the Class VRR Certificates. However, losses incurred on the mortgage loans will be allocated between the Class VRR Certificates, on the one hand, and the Non-VRR Certificates (exclusive of the Class X Certificates), on the other hand, pro rata in accordance with their percentage allocation entitlement.

(3)	Assumes 0% CPR / 0% CDR and a June 28, 2022 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated June 1, 2022 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Indicative Capital Structure

and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $560,000,000, subject to a variance of plus or minus 5%.

Class of Certificates	Range of Approximate Initial Certificate Balance	Range of Expected Weighted Avg. Life (Yrs)	Range of Expected Principal Window
Class A-4	$0 - $270,000,000	N/A – 9.49	N/A – 2/29-4/32
Class A-5	$290,000,000 – $560,000,000	9.86 – 9.68	4/32-5/32 – 2/29-5/32

(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.

(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.

(9)	The Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J and Class VRR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class S and Class R Certificates are not shown above.

(10)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.

(11)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

(12)	The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time.

(13)	The Notional Amount of the Class X-H Certificates will be equal to the Certificate Balance of the Class H Certificates outstanding from time to time.
(14)	The Notional Amount of the Class X-J Certificates will be equal to the Certificate Balance of the Class J Certificates outstanding from time to time.
(15)	The Class VRR certificates will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and are expected to be acquired and retained by Barclays Capital Real Estate Inc. (or its “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus.

(16)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the Class VRR Certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Summary of Transaction Terms

Securities Offered:	$922,229,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC and UBS Securities LLC
Co-Managers:	Natixis Securities Americas LLC, Academy Securities, Inc. and Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (31.2%), Starwood Mortgage Capital LLC (“SMC”) (17.3%), Societe Generale Financial Corporation (“SGFC”) (15.9%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (15.7%), BSPRT CMBS Finance, LLC (“BSPRT”) (7.1%), LMF Commercial, LLC (“LMF”) (6.9%) and Natixis Real Estate Capital LLC (“Natixis”) (5.9%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS MSTAR”).
Initial Risk Retention Consultation Party:	Barclays Bank PLC, a majority-owned affiliate of Barclays
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about June 28, 2022.
Cut-off Date:	With respect to each mortgage loan, the related due date in June 2022, or in the case of any mortgage loan that has its first due date after June 2022, the date that would have been its due date in June 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in July 2022.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in July 2022.
Assumed Final Distribution Date:	The Distribution Date in June 2032 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in June 2055.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in June 2032 and the Village at Mitchell Ranch mortgage loan and/or CVS Pawtucket mortgage loan is still an asset or are still assets of the issuing entity, then such mortgage loan(s) will be excluded from the then-aggregate principal balance of the mortgage loans as of the Cut-off Date), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp.,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Summary of Transaction Terms

CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Barclays	18	71	$338,953,493	31.2%
SMC	11	26	$187,318,846	17.3%
SGFC	8	14	$172,663,431	15.9%
UBS AG	6	26	$170,499,999	15.7%
BSPRT	4	4	$76,716,541	7.1%
LMF	11	11	$74,471,462	6.9%
Natixis	2	3	$64,032,639	5.9%
Total:	60	155	$1,084,656,412	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$1,084,656,412
Number of Mortgage Loans:	60
Number of Mortgaged Properties:	155
Average Cut-off Date Balance per Mortgage Loan:	$18,077,607
Weighted Average Current Mortgage Rate:	4.69555%
10 Largest Mortgage Loans as % of IPB:	47.0%
Weighted Average Remaining Term to Maturity:	111 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.28x
Weighted Average UW NOI Debt Yield(1)(3):	11.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(4):	51.9%
Weighted Average Maturity Date/ARD LTV(1)(4):	49.5%
Other Statistics
% of Mortgage Loans with Additional Debt:	17.0%
% of Mortgage Loans with Single Tenants(5):	10.8%
% of Mortgage Loans secured by Multiple Properties:	42.6%
Amortization
Weighted Average Original Amortization Term(6):	359 months
Weighted Average Remaining Amortization Term(6):	357 months
% of Mortgage Loans with Interest-Only:	71.3%
% of Mortgage Loans with Amortizing Balloon:	16.7%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	8.9%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	3.2%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	44.9%
% of Mortgage Loans with Springing Lockboxes:	44.3%
% of Mortgage Loans with Soft Lockboxes:	10.8%
% of Mortgage Loans with No Lockbox:	0.0%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	82.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	56.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	60.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	27.4%

(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(4)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio” assumption or an as-is extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

(6)	Excludes 40 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.

(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan No. 2, the mortgage loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox in the calculations shown.

(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Collateral Characteristics

	Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Pads / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	Houston Multifamily Portfolio	Houston, TX	SGFC	5	$76,000,000	7.0%	1,558	Multifamily	1.66x	11.3%	45.0%	45.0%
2	Yorkshire & Lexington Towers	New York, NY	SMC	2	$65,000,000	6.0%	808	Multifamily	3.61x	11.1%	33.3%	33.3%
3	1888 Century Park East	Los Angeles, CA	Barclays	1	$65,000,000	6.0%	502,510	Office	4.35x	12.1%	41.8%	41.8%
4	3075 Olcott	Santa Clara, CA	UBS AG	1	$65,000,000	6.0%	246,606	Office	1.66x	8.6%	59.2%	59.2%
5	70 Hudson Street	Jersey City, NJ	Natixis	1	$48,000,000	4.4%	431,281	Office	4.10x	13.3%	40.0%	40.0%
6	ExchangeRight Net Leased Portfolio #55	Various, Various	Barclays	34	$41,560,000	3.8%	747,953	Retail	2.03x	9.6%	53.1%	53.1%
7	Bell Works	Holmdel, NJ	Barclays	1	$40,000,000	3.7%	1,371,470	Office	1.68x	9.4%	62.6%	62.6%
8	ILPT Logistics Portfolio	Various, Various	UBS AG	17	$39,999,999	3.7%	9,438,321	Industrial	3.12x	13.2%	29.0%	29.0%
9	Phoenix Industrial Portfolio VIII	Various, Various	UBS AG	5	$35,000,000	3.2%	2,329,016	Industrial	1.57x	11.8%	64.6%	60.2%
10	BVG Portfolio III	Various, Various	SMC	8	$34,000,000	3.1%	667	Manufactured Housing	1.52x	9.2%	52.2%	52.2%

	Top 3 Total/Weighted Average			8	$206,000,000	19.0%			3.12x	11.5%	40.3%	40.3%
	Top 5 Total/Weighted Average			10	$319,000,000	29.4%			2.97x	11.2%	44.1%	44.1%
	Top 10 Total/Weighted Average			75	$509,559,999	47.0%			2.61x	11.0%	47.1%	46.8%
	Non-Top 10 Total/Weighted Average			80	$575,096,412	53.0%			1.98x	11.1%	56.1%	52.0%

(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5 and 8, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan No. 8, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
2	Yorkshire & Lexington Towers	SMC	$65,000,000	$318,000,000	CGCMT 2022-GC48(2)	Midland	Rialto	CGCMT 2022-GC48 Future Securitization(s)	$60,000,000 $193,000,000
3	1888 Century Park East	Barclays	$65,000,000	$200,000,000	BBCMS 2022-C14	Midland	Midland	BBCMS 2022-C14 BBCMS 2022-C15	$70,000,000 $65,000,000
4	3075 Olcott	UBS AG	$65,000,000	$142,000,000	(3)	(3)	(3)	Future Securitization(s)	$77,000,000
5	70 Hudson Street	Natixis	$48,000,000	$120,000,000	(3)	(3)	(3)	Future Securitization(s)	$72,000,000
6	ExchangeRight Net Leased Portfolio #55	Barclays	$41,560,000	$103,900,000	BMARK 2022-B35	KeyBank	KeyBank	BMARK 2022-B35 CGCMT 2022-GC48	$40,000,000 $22,340,000
7	Bell Works	Barclays	$40,000,000	$210,000,000	BMARK 2022-B35	KeyBank	KeyBank	BMARK 2022-B35 CGCMT 2022-GC48 Future Securitization(s)	$50,000,000 $40,000,000 $80,000,000
8	ILPT Logistics Portfolio	UBS AG	$39,999,999	$341,140,000	ILPT 2022-LPFX	Berkadia	Situs	ILPT 2022-LPFX WFCM 2022-C62 MSC 2022-L8 BMARK 2022-B35 Future Securitization(s)	$176,140,000 $15,000,000 $24,229,075 $73,656,388 $12,114,538
9	Phoenix Industrial Portfolio VIII	UBS AG	$35,000,000	$57,000,000	BBCMS 2022-C16	Midland	LNR	Future Securitization(s)	$22,000,000
12	The Shoppes at Eagle Point	BSPRT	$29,966,541	$39,955,388	BBCMS 2022-C16	Midland	LNR	Future Securitization(s)	$10,000,000
14	Twin Spans Business Park and Delaware River Industrial Park	Barclays	$28,000,000	$138,000,000	BBCMS 2022-C15	Midland	Rialto	BMARK 2022-B33 BBCMS 2022-C15	$50,000,000 $60,000,000
15	Stockton Self Storage Portfolio	SMC	$24,974,325	$38,959,947	BBCMS 2022-C16	Midland	LNR	CGCMT 2022-GC48	$14,000,000
20	The Summit	Barclays	$17,000,000	$327,000,000	SUMIT 2022-BVUE	KeyBank	KeyBank	SUMIT 2022-BVUE BBCMS 2022-C14 BMARK 2022-B32 BMARK 2022-B33 BBCMS 2022-C15	$107,000,000 $50,000,000 $65,000,000 $23,000,000 $65,000,000
21	Hamilton Commons	SGFC	$17,000,000	$39,000,000	BBCMS 2021-C12	KeyBank	LNR	BBCMS 2021-C12	$22,000,000
23	Oak Ridge Office Park	Natixis	$16,032,639	$26,721,065	BBCMS 2022-C16	Midland	LNR	Future Securitization(s)	$10,800,000
29	Moonwater Office Portfolio	Barclays	$13,000,000	$116,000,000	BMARK 2022-B32	Midland	KeyBank	BMARK 2022-B32 BBCMS 2022-C15	$63,000,000 $40,000,000

(1)	In the case of Loan Nos. 2, 5, 8 and 20, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	CGCMT 2022-GC48 is anticipated to settle on June 21, 2022.

(3)	In the case of Loan Nos. 4 and 5, the related Whole Loan will be serviced under the BBCMS 2022-C16 pooling and servicing agreement until such time that the lead servicing pari passu companion loan or subordinate companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholders are the loan seller or an affiliate of each loan seller, respectively, as holder of the companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)(3)	Total Debt Cut-off Date LTV(3)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
2	Yorkshire & Lexington Towers	$65,000,000	$253,000,000	$396,000,000	$714,000,000	3.61x	1.20x	33.3%	74.8%	11.1%	5.0%
5	70 Hudson Street	$48,000,000	$72,000,000	$76,950,000	$196,950,000	4.10x	2.50x	40.0%	65.7%	13.3%	8.1%
8	ILPT Logistics Portfolio	$39,999,999	$301,140,001	$358,860,000	$700,000,000	3.12x	1.33x	29.0%	59.6%	13.2%	6.4%
20	The Summit	$17,000,000	$310,000,000	$198,000,000	$525,000,000	4.11x	2.56x	36.5%	58.6%	12.6%	7.8%
24	Kalamazoo Distribution Center	$14,800,000	$0	$2,000,000	$16,800,000	1.68x	1.38x	63.8%	72.4%	10.1%	8.9%
(1)	In the case of Loan Nos. 5 and 20, subordinate debt represents one or more Subordinate Companion Loans. In the case of Loans No. 2 and 8, subordinate debt represents one or more Subordinate Companion Loans and mezzanine loan(s). In the case of Loan No. 24, subordinate debt represents a mezzanine loan.

(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans and/or mezzanine loan(s).

(3)	In the case of Loan No. 8, the Mortgage Loan Cut-off Date LTV and the Total Debt Cut-off Date LTV are calculated by using an appraised value based on an “as-portfolio” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
Office	Suburban	12	$156,542,639	14.4%	1.67x	9.6%	61.1%	59.1%
	CBD	4	130,000,000	12.0	4.23x	12.6%	40.4%	40.4%
	Medical	2	22,500,000	2.1	2.07x	12.2%	45.0%	45.0%
	Subtotal:	18	$309,042,639	28.5%	2.78x	11.1%	51.3%	50.2%
Retail	Anchored	12	$203,668,505	18.8%	2.00x	11.1%	58.4%	53.8%
	Single Tenant	40	70,979,062	6.5	1.84x	9.2%	55.3%	54.9%
	Shadow Anchored	3	23,700,000	2.2	1.88x	11.6%	55.4%	50.7%
	Unanchored	2	8,250,000	0.8	1.99x	11.3%	57.3%	57.3%
	Subtotal:	57	$306,597,567	28.3%	1.95x	10.7%	57.4%	53.9%
Multifamily	Garden	8	$108,197,879	10.0%	1.55x	10.7%	48.1%	45.7%
	High Rise	2	65,000,000	6.0	3.61x	11.1%	33.3%	33.3%
	Mid Rise	1	9,000,000	0.8	1.65x	8.7%	59.6%	59.6%
	Subtotal:	11	$182,197,879	16.8%	2.29x	10.8%	43.4%	42.0%
Industrial	Warehouse / Distribution	32	$95,022,436	8.8%	2.37x	11.4%	49.7%	48.3%
	Cold Storage / Warehouse	1	14,800,000	1.4	1.68x	10.1%	63.8%	63.8%
	Manufacturing	2	8,470,258	0.8	1.58x	11.4%	58.7%	52.8%
	Flex	1	4,200,000	0.4	2.08x	10.2%	65.6%	65.6%
	Manufacturing / Distribution	3	2,709,143	0.2	3.12x	13.2%	29.0%	29.0%
	Subtotal:	39	$125,201,836	11.5%	2.24x	11.3%	52.1%	50.6%
Self Storage		14	$76,422,488	7.0%	2.15x	11.8%	47.9%	45.5%
Manufactured Housing		10	$40,200,000	3.7%	1.54x	9.3%	53.2%	53.1%
Hospitality	Extended Stay	3	$22,062,536	2.0%	2.12x	15.2%	61.5%	49.9%
	Limited Service	2	13,442,226	1.2	2.04x	15.5%	67.8%	56.7%
	Subtotal:	5	$35,504,762	3.3%	2.09x	15.3%	63.9%	52.5%
Other	Leased Fee	1	$9,489,240	0.9%	1.55x	9.7%	32.5%	26.5%
Total / Weighted Average:		155	$1,084,656,412	100.0%	2.28x	11.1%	51.9%	49.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Cut-off Date Principal Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(5)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio” assumption or an as-is extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
California	15	$203,377,066	18.8%	2.52x	10.3%	50.7%	48.7%
Texas	16	135,920,979	12.5%	1.64x	11.5%	51.3%	47.2%
New Jersey	6	123,404,571	11.4%	3.05x	12.2%	49.3%	49.3%
New York	5	92,189,240	8.5%	3.11x	11.0%	37.3%	36.7%
Tennessee	10	79,392,735	7.3%	1.77x	11.5%	57.4%	49.5%
Washington	8	62,150,000	5.7%	3.00x	13.0%	46.1%	46.1%
Florida	4	53,150,000	4.9%	2.07x	11.2%	47.2%	45.6%
Maryland	2	35,067,143	3.2%	1.98x	10.3%	60.4%	60.4%
Illinois	14	34,406,699	3.2%	1.98x	11.9%	59.8%	53.8%
Louisiana	8	30,311,400	2.8%	1.80x	9.9%	61.2%	56.8%
Delaware	15	28,230,800	2.6%	2.23x	8.7%	61.4%	61.4%
Pennsylvania	3	27,280,702	2.5%	1.62x	11.0%	63.1%	59.6%
Ohio	6	26,660,485	2.5%	1.67x	10.9%	63.1%	53.8%
Michigan	5	26,575,600	2.5%	1.98x	10.9%	61.2%	61.2%
Colorado	2	21,660,000	2.0%	1.70x	10.5%	62.5%	62.5%
Nevada	7	14,129,143	1.3%	1.56x	9.3%	56.7%	50.8%
South Carolina	3	13,120,000	1.2%	2.27x	11.7%	47.2%	47.2%
Minnesota	2	12,667,429	1.2%	1.76x	9.0%	55.4%	55.4%
Hawaii	1	9,600,000	0.9%	1.65x	9.7%	55.5%	55.5%
Rhode Island	2	9,100,000	0.8%	1.48x	8.4%	57.4%	57.4%
Missouri	2	7,668,421	0.7%	1.65x	11.0%	61.3%	58.3%
New Mexico	1	6,350,000	0.6%	1.52x	9.2%	52.2%	52.2%
Virginia	2	4,650,686	0.4%	3.03x	12.9%	30.9%	30.9%
Wisconsin	2	4,583,200	0.4%	2.03x	9.6%	53.1%	53.1%
Georgia	1	4,200,000	0.4%	1.61x	8.6%	59.2%	59.2%
New Hampshire	1	4,145,714	0.4%	3.12x	13.2%	29.0%	29.0%
Alabama	2	3,930,000	0.4%	2.03x	9.6%	53.1%	53.1%
Indiana	4	3,242,686	0.3%	3.02x	12.9%	31.1%	31.1%
Connecticut	1	2,950,000	0.3%	1.39x	8.8%	48.0%	48.0%
Kansas	1	1,872,000	0.2%	3.12x	13.2%	29.0%	29.0%
West Virginia	1	1,027,600	0.1%	2.03x	9.6%	53.1%	53.1%
Iowa	1	653,714	0.1%	3.12x	13.2%	29.0%	29.0%
Kentucky	1	551,600	0.1%	2.03x	9.6%	53.1%	53.1%
Maine	1	436,800	0.0%	2.03x	9.6%	53.1%	53.1%
Total / Weighted Average:	155	$1,084,656,412	100.0%	2.28x	11.1%	51.9%	49.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Cut-off Date Principal Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(5)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio” assumption or an as-is extraordinary assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
$1,200,000	-	$4,999,999	11	$34,369,062	3.2%	5.18887%	118	2.19x	11.7%	52.9%	51.9%
$5,000,000	-	$9,999,999	15	109,822,882	10.1%	5.20293%	118	1.79x	11.0%	55.7%	52.3%
$10,000,000	-	$19,999,999	17	242,885,723	22.4%	4.69344%	113	2.13x	11.6%	58.3%	53.6%
$20,000,000	-	$29,999,999	6	157,888,745	14.6%	4.82835%	118	1.88x	10.5%	51.9%	47.0%
$30,000,000	-	$39,999,999	4	139,129,999	12.8%	5.12459%	119	2.05x	11.1%	51.5%	50.4%
$40,000,000	-	$69,999,999	6	324,560,000	29.9%	3.84734%	97	3.00x	10.7%	47.3%	47.3%
$76,000,000			1	76,000,000	7.0%	6.30700%	120	1.66x	11.3%	45.0%	45.0%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
2.64050	-	3.24999	5	$212,000,000	19.5%	2.95770%	80	4.01x	12.3%	39.8%	39.8%
3.25000	-	3.99999	4	94,032,639	8.7%	3.80453%	116	2.54x	11.7%	48.1%	44.9%
4.00000	-	4.49999	4	48,763,431	4.5%	4.27387%	114	1.76x	11.2%	54.3%	45.6%
4.50000	-	4.99999	11	156,926,820	14.5%	4.73923%	119	2.27x	11.7%	48.4%	47.4%
5.00000	-	5.49999	24	341,480,181	31.5%	5.23055%	119	1.64x	9.7%	59.7%	56.7%
5.50000	-	5.99999	9	147,353,342	13.6%	5.70795%	119	1.64x	11.2%	59.7%	55.8%
6.00000	-	6.30700	3	84,100,000	7.8%	6.28943%	120	1.64x	11.1%	45.8%	45.8%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
60	2	$113,000,000	10.4%	3.10457%	59	3.82x	12.0%	36.1%	36.1%
86	1	17,000,000	1.6%	2.95200%	80	4.11x	12.6%	36.5%	36.5%
114	1	4,200,000	0.4%	5.27000%	113	1.61x	8.6%	59.2%	59.2%
120	56	950,456,412	87.6%	4.91335%	118	2.07x	10.9%	54.0%	51.3%
Total / Weighted Average:	60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
57	-	60	2	$113,000,000	10.4%	3.10457%	59	3.82x	12.0%	36.1%	36.1%
80	-	93	3	39,310,689	3.6%	3.23325%	87	3.74x	13.6%	50.0%	48.0%
113	-	116	6	136,232,639	12.6%	3.31918%	115	3.10x	11.1%	52.1%	49.2%
117	-	120	49	796,113,083	73.4%	5.22911%	119	1.85x	10.8%	54.1%	51.6%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Cut-off Date Principal Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(4)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, “as-portfolio” or as-is extraordinary assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
0	40	$807,649,999	74.5%	4.58135%	109	2.50x	10.9%	49.4%	49.4%
300	1	5,310,689	0.5%	4.24000%	93	2.00x	15.1%	62.5%	47.9%
360	19	271,695,723	25.0%	5.04393%	118	1.63x	11.3%	59.0%	50.1%
Total / Weighted Average:	60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
0			40	$807,649,999	74.5%	4.58135%	109	2.50x	10.9%	49.4%	49.4%
273			1	5,310,689	0.5%	4.24000%	93	2.00x	15.1%	62.5%	47.9%
353	-	360	19	271,695,723	25.0%	5.04393%	118	1.63x	11.3%	59.0%	50.1%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	38	$773,249,999	71.3%	4.56566%	108	2.52x	10.9%	49.6%	49.6%
Amortizing Balloon	12	180,619,412	16.7%	5.01903%	117	1.62x	11.4%	57.1%	46.8%
Interest Only, Amortizing Balloon	8	96,387,000	8.9%	5.04629%	118	1.65x	11.3%	62.8%	56.2%
Interest Only - ARD	2	34,400,000	3.2%	4.93404%	119	2.10x	10.9%	44.8%	44.8%
Total / Weighted Average:	60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
1.20x	-	1.59x	16	$221,491,944	20.4%	5.44739%	119	1.46x	9.9%	58.5%	52.7%
1.60x	-	1.69x	9	249,574,325	23.0%	5.53586%	119	1.66x	10.0%	54.7%	53.7%
1.70x	-	1.79x	4	70,092,742	6.5%	5.07855%	119	1.76x	10.3%	60.8%	58.3%
1.80x		1.89x	6	46,453,759	4.3%	4.79027%	117	1.83x	12.0%	61.6%	53.9%
1.90x	-	1.99x	3	26,900,000	2.5%	5.16818%	119	1.93x	10.5%	59.7%	59.7%
2.00x	-	2.49x	14	191,493,643	17.7%	4.58983%	117	2.17x	11.5%	53.5%	51.3%
2.50x	-	2.99x	1	22,500,000	2.1%	4.75000%	120	2.70x	13.2%	44.1%	44.1%
3.00x	-	3.99x	3	121,999,999	11.2%	3.33267%	83	3.49x	12.2%	35.5%	35.5%
4.00x	-	5.17x	4	134,150,000	12.4%	2.94442%	89	4.26x	13.0%	39.8%	39.8%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Cut-off Date Principal Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(4)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, “as-portfolio” or as-is extraordinary assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
19.4%	-	49.9%	13	$416,563,564	38.4%	4.17021%	100	3.04x	12.1%	39.4%	38.8%
50.0%	-	59.9%	26	376,054,742	34.7%	4.99310%	117	1.82x	10.1%	55.7%	53.0%
60.0%	-	64.9%	14	198,522,390	18.3%	4.91277%	117	1.81x	10.5%	63.0%	60.2%
65.0%	-	69.9%	6	81,028,716	7.5%	5.38768%	119	1.76x	11.6%	67.2%	61.1%
70.0%	-	71.8%	1	12,487,000	1.2%	5.31500%	119	1.48x	10.2%	71.8%	61.1%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

LTV Ratios as of the Maturity Date/ARD(1)(4)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
19.4%	-	49.9%	21	$532,451,634	49.1%	4.29288%	104	2.74x	11.9%	43.0%	40.3%
50.0%	-	59.9%	26	340,977,778	31.4%	5.06365%	117	1.87x	10.3%	58.1%	55.9%
60.0%	-	64.9%	11	176,897,000	16.3%	5.10775%	119	1.76x	10.1%	63.7%	62.1%
65.0%	-	65.6%	2	34,330,000	3.2%	5.16066%	119	1.83x	9.8%	65.5%	65.5%
Total / Weighted Average:			60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Defeasance	49	$827,295,791	76.3%	4.97125%	113	1.98x	10.7%	54.3%	51.8%
Defeasance or Yield Maintenance	3	130,000,000	12.0%	2.88487%	89	4.23x	12.6%	40.4%	40.4%
Yield Maintenance	8	127,360,620	11.7%	4.75287%	118	2.20x	11.7%	47.5%	44.0%
Total / Weighted Average:	60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Refinance	35	$595,470,696	54.9%	4.78955%	111	2.06x	10.7%	53.0%	50.2%
Acquisition	20	356,185,716	32.8%	5.00184%	109	2.21x	11.3%	53.8%	51.9%
Recapitalization	5	132,999,999	12.3%	3.45443%	116	3.41x	12.0%	41.4%	40.5%
Total / Weighted Average:	60	$1,084,656,412	100.0%	4.69555%	111	2.28x	11.1%	51.9%	49.5%
(1)	In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 8, 9, 12, 14, 15, 20, 21, 23 and 29, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 5, 8, 20 and 24, the Cut-off Date Principal Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 16, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $3,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.4%.

(4)	In the case of Loan Nos. 8 and 47, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, “as-portfolio” or as-is extraordinary assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	SGFC	Houston Multifamily Portfolio	Houston, TX	Multifamily	$76,000,000	7.0%	BANK 2019-BNK20, BANK 2019-BNK21
2	SMC	Yorkshire & Lexington Towers	New York, NY	Multifamily	$65,000,000	6.0%	CSAIL 2017-CX10, UBSCM 2017-C5, UBSCM 2017-C6, CCUBS 2017-C1, UBSCM 2018-C8, CSAIL 2018-CX11
15.01	SMC	Airport Road Self Storage	Rio Vista, CA	Self Storage	$9,157,252	0.8%	JPMBB 2015-C28
15.02	SMC	Morada Self Storage	Stockton, CA	Self Storage	$4,866,791	0.4%	JPMBB 2015-C28
15.03	SMC	Highway 88 Self Storage	Lockeford, CA	Self Storage	$3,265,873	0.3%	JPMBB 2015-C28
15.04	SMC	Beckman Road Industrial	Lodi, CA	Industrial	$3,201,837	0.3%	JPMBB 2015-C28
15.05	SMC	Highway 99 Self Storage	Galt, CA	Self Storage	$2,689,543	0.2%	JPMBB 2015-C28
15.06	SMC	Eight Mile Road Self Storage	Lodi, CA	Self Storage	$1,793,028	0.2%	JPMBB 2015-C28
17	SGFC	ABC Mini Storage Portfolio	Various, WA	Self Storage	$22,500,000	2.1%	COMM 2015-PC1
19	SGFC	4S Ranch Village Center	San Diego, CA	Retail	$18,452,742	1.7%	WFRBS 2012-C6, WFRBS 2014-C9
21	SGFC	Hamilton Commons	Mays Landing, NJ	Retail	$17,000,000	1.6%	RETL 2018-RVP; RETL 2019-RVP
23	Natixis	Oak Ridge Office Park	Oak Ridge, TN	Office	$16,032,639	1.5%	JPMCC 2012-C6
26	UBS AG	Rosedale & Soundview	Bronx, NY	Retail	$13,500,000	1.2%	COMM 2012-CR1
31	UBS AG	Nona Commons	Orlando, FL	Retail	$12,000,000	1.1%	COMM 2012-CR1
32	Barclays	Walgreens - St Paul	Saint Paul, MN	Retail	$11,200,000	1.0%	BANK 2019-BN18
33.01	SMC	Macomb Centre Plaza	Macomb, MI	Retail	$8,133,791	0.7%	UBSBB 2012-C2
33.02	SMC	River Park Plaza	Macomb, MI	Retail	$2,516,209	0.2%	UBSBB 2012-C2
34	BSPRT	Centennial Plaza	Addison, IL	Retail	$10,000,000	0.9%	BACM 2004-3
35	SGFC	Great American Self Storage	Kailua Kona, HI	Self Storage	$9,600,000	0.9%	COMM 2015-CR22
36	Barclays	South Valley Center	Sacramento, CA	Office	$9,500,000	0.9%	MSBAM 2015-C20
41	BSPRT	Edwards Landing Apartments	Fort Pierce, FL	Multifamily	$8,250,000	0.8%	BSPRT 2019-FL5
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Class A-2 and Class A-3(1)

Class A-2

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
2	Yorkshire & Lexington Towers	New York, NY	$65,000,000	6.0%	$65,000,000	57.2%	60	60	3.61x	11.1%	33.3%	33.3%
5	70 Hudson Street	Jersey City, NJ	48,000,000	4.4%	48,000,000	42.2%	60	57	4.10x	13.3%	40.0%	40.0%
Total / Weighted Average:			$113,000,000	10.4%	$113,000,000	99.4%	60	59	3.82x	12.0%	36.1%	36.1%
(1)	The table above presents the mortgage loans whose Non-VRR Percentage of such balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Non-VRR Percentage of the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

Class A-3

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
20	The Summit	Bellevue, WA	$17,000,000	1.6%	$17,000,000	100.9%	86	80	4.11x	12.6%	36.5%	36.5%
Total / Weighted Average:			$17,000,000	1.6%	$17,000,000	100.9%	86	80	4.11x	12.6%	36.5%	36.5%
(1)	The table above presents the mortgage loans whose Non-VRR Percentage of such balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Non-VRR Percentage of the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Structural Overview

■ Assets:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J, Class VRR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Allocation between Class VRR Certificates and the Non-VRR Certificates:

Amounts available for distributions to the holders of the Certificates will be allocated between amounts available for distribution to the holders of the Class VRR Certificates, on the one hand, and to all Certificates other than the Class VRR Certificates and the Class R Certificates, referred to herein as the “Non-VRR Certificates”, on the other hand. The portion of such amount allocable to (a) the Class VRR Certificates will at all times be the product of such amount multiplied by the VRR Percentage and (b) the Non-VRR Certificates will at all times be the product of such amount multiplied by the Non-VRR Percentage.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the Class VRR Certificates, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates and the Certificate Balance of the Class VRR Certificates.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates (other than the Class S Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Structural Overview

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The pass-through rate for the Class X-H Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class H Certificates for the related Distribution Date.

The pass-through rate for the Class X-J Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class J Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, the Non-VRR Percentage of any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates until the Certificate Balance of such Class is reduced to zero and seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero as a result of the allocation of Non-VRR realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-F

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Structural Overview

Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates, the notional amount of the Class X-G Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates, the notional amount of the Class X-H Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class H Certificates and the notional amount of the Class X-J Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class J Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of the Non-VRR Percentage of excess interest collected on any mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, the product of (a) the Non-VRR Percentage of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all the Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, and (4) to the Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates, any remaining portion of such Non-VRR Percentage of such yield maintenance charge or prepayment premium not distributed as described above, according to the allocations set forth in the Preliminary Prospectus, and (y) to the Class VRR Certificates, the VRR Percentage of such yield maintenance charge or prepayment premium.

No yield maintenance charges will be distributed to the Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Structural Overview

reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.
■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class J Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-SB Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Structural Overview

■ Whole Loans:

Fifteen mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “Yorkshire & Lexington Towers Whole Loan”, the “1888 Century Park East Whole Loan”, the “3075 Olcott Whole Loan”, the “70 Hudson Street Whole Loan”, the “ExchangeRight Net Leased Portfolio #55 Whole Loan”, the “Bell Works Whole Loan”, the “ILPT Logistics Portfolio Whole Loan”, the “Phoenix Industrial Portfolio VIII Whole Loan”, “The Shoppes at Eagle Point Whole Loan,” the “Twin Spans Business Park and Delaware River Industrial Park Whole Loan”, the “Stockton Self Storage Portfolio Whole Loan”, “The Summit Whole Loan”, the “Hamilton Commons Whole Loan”, the “Oak Ridge Office Park Whole Loan” and the “Moonwater Office Portfolio Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the Yorkshire & Lexington Towers Whole Loan, the 70 Hudson Street Whole Loan, the ILPT Logistics Portfolio Whole Loan and The Summit Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The Phoenix Industrial Portfolio VIII Pari Passu Companion Loans, The Shoppes at Eagle Point Pari Passu Companion Loans, the Stockton Self Storage Portfolio Pari Passu Companion Loans and the Oak Ridge Office Park Pari Passu Companion Loans are each referred to as “Serviced Companion Loans”.

The Phoenix Industrial Portfolio VIII Whole Loan, The Shoppes at Eagle Point Whole Loan, the Stockton Self Storage Portfolio Whole Loan and the Oak Ridge Office Park Whole Loan (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2022-C16 transaction (the “Pooling and Servicing Agreement”).

The 3075 Olcott Whole Loan and the 70 Hudson Street Whole Loan (each, a “Servicing Shift Whole Loan”) will initially be serviced under the Pooling and Servicing Agreement prior to the date of securitization of the related controlling Pari Passu Companion Loan (such date, a “Servicing Shift Date”). Following the related Servicing Shift Date, each Servicing Shift Whole Loan will be a Non-Serviced Whole Loan. The holder of the controlling companion loan prior to the Servicing Shift Date will be the “Loan-Specific Directing Certificateholder”.

The 1888 Century Park East Whole Loan, the Yorkshire & Lexington Towers Whole Loan, the ExchangeRight Net Leased Portfolio #55 Whole Loan, the Bell Works Whole Loan, the ILPT Logistics Portfolio Whole Loan, the Twin Spans Business Park and Delaware River Industrial Park Whole Loan, The Summit Whole Loan, the Hamilton Commons Whole Loan and the Moonwater Office Portfolio Whole Loan are each a “Non-Serviced Whole Loan” (and collectively, the “Non-Serviced Whole Loans”) and will be serviced under the related pooling and servicing agreement identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Structural Overview

sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or Grantor Trust or cause either REMIC of the trust fund to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Structural Overview

the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2022-C16 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes F, G, H and J Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each mortgage loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the Class VRR Certificates is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Directing Certificateholder:	LNR Securities Holdings, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans and any Servicing Shift Mortgage Loan).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates and the Class VRR Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates and the Class VRR Certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4), (5) or (7) of the definition of “Appraisal Reduction Event” in the Preliminary Prospectus) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

“COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

“COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions: (i) prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency; (ii) the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the servicing standard to address a financial hardship due, directly or indirectly, to the COVID Emergency; (iii) if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement; (iv) any COVID Modification Agreement (a) defers up to nine monthly debt service payments but no greater than nine monthly debt service payments in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such Mortgage Loan) under the Mortgage Loan, and (b) requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and (v) the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

“COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

“COVID Modified Loan” means a serviced mortgage loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates and the Class VRR Certificates have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the Class VRR Certificates by Certificate Balance. The holder of the majority of the Class VRR Certificates will have a continuing right to appoint, remove or replace the Risk Retention

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Consultation Party in its sole discretion. This right may be exercised at any time and from time to time. Barclays Bank PLC is expected to be appointed as the initial Risk Retention Consultation Party.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of the Class VRR Certificates or the Risk Retention Consultation Party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, the Risk Retention Consultation Party will be entitled to consult with the Special Servicer, upon request of the Risk Retention Consultation Party, with respect to certain material servicing actions proposed by the Special Servicer.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Non-Serviced Whole Loans or any related REO Property.

However, Park Bridge Lender Services LLC is currently the operating advisor under the BBCMS 2022-C14 pooling and servicing agreement, the Benchmark 2022-B35 pooling and servicing agreement and the ILPT 2022-LPFX trust and servicing agreement and, in each such capacity, has certain obligations and consultation rights with respect to the BBCMS 2022-C14 pooling and servicing agreement, the Benchmark 2022-B35 pooling and servicing agreement and the ILPT 2022-LPFX trust and servicing agreement, respectively, that are substantially similar to those of the Operating Advisor under the Pooling and Servicing Agreement.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan), the Operating Advisor will be responsible for:

■   after the occurrence and during the continuance of a Control Termination Event, consulting (on a non-binding basis) with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■   after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced loans, taking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Structural Overview

into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable consideration to (and as limited by) the Operating Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Operating Advisor by the Special Servicer with respect to the specially serviced loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Operating Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Operating Advisor’s review of each asset status report prepared by the Special Servicer.

■   prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

■   after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the servicing standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction Amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Structural Overview

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and DBRS Morningstar (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Structural Overview

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced by the Directing Certificateholder for cause at any time and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings LLC or its affiliate (including STWD CMBS Liquid Holdings LLC and STWD CMBS Venture Holdings, LLC) owns less than 15% of the certificate balance of the Controlling Class.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates and the Class VRR Certificates evidencing not less than 25% of the Voting Rights of all Classes of Principal Balance Certificates and the Class VRR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable)of the Principal Balance Certificates and the Class VRR Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and the Class VRR Certificates evidencing at least 66-2/3% of a Certificateholder

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Principal Balance Certificates and the Class VRR Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2022-C16 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner (in either case, other than the Class VRR Certificates) that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2022-C16

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a COVID Modification) with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices,

■    summaries of any final asset status reports,

■    appraisals in connection with Appraisal Reduction Events (as described in the Preliminary Prospectus) plus any second appraisals ordered,

■    an “Investor Q&A Forum,”

■    a voluntary investor registry, and

■    SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 - Houston Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 - Houston Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 - Houston Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$76,000,000	Title:	Fee
Cut-off Date Principal Balance:	$76,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	7.0%	Net Rentable Area (Units):	1,558
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsors:	Donald J. Dougher, II and Donald J.	Occupancy:	90.5%
	Dougher, II, Trustee of the Third	Occupancy Date:	4/24/2022
	Amended and Restated Donald J.	4th Most Recent NOI (As of):	$8,842,240 (12/31/2019)
	Dougher, II Living Trust of 2002,	3rd Most Recent NOI (As of):	$6,898,972 (12/31/2020)
	Dated July 11, 2002, As Amended	2nd Most Recent NOI (As of):	$7,395,196 (12/31/2021)
Interest Rate:	6.30700%	Most Recent NOI (As of):	$7,835,545 (TTM 2/28/2022)
Note Date:	5/13/2022	UW Economic Occupancy:	91.1%
Maturity Date:	6/1/2032	UW Revenues:	$17,842,142
Interest-only Period:	120 months	UW Expenses:	$9,248,231
Original Term:	120 months	UW NOI:	$8,593,911
Original Amortization:	None	UW NCF:	$8,070,741
Amortization Type:	Interest Only	Appraised Value / Per Unit:	$168,780,000 / $108,331
Call Protection:	L(24),D(92),O(4)	Appraisal Date(2):	Various
Lockbox / Cash Management:	Springing
Additional Debt:	No
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$48,780
Taxes:	$1,146,865	$191,144	N/A	Maturity Date Loan / Unit:	$48,780
Insurance:	$358,214	$179,107	N/A	Cut-off Date LTV:	45.0%
Replacement Reserves:	$0	$43,598	N/A	Maturity Date LTV:	45.0%
Immediate Repairs:	$1,296,156	$0	N/A	UW NCF DSCR:	1.66x
				UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$76,000,000	44.4%	Purchase Price	$165,000,000	96.5%
Sponsor Equity	95,023,800	55.6	Closing Costs	3,222,564	1.9
			Upfront Reserves	2,801,236	1.6
Total Sources	$171,023,800	100.0%	Total Uses	$171,023,800	100.0%

(1)	See “The Borrowers” below for more information.

(2)	Appraisal Dates for the Houston Multifamily Portfolio Properties (as defined below) range from March 16, 2022 to March 17, 2022.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Houston Multifamily Portfolio mortgage loan is secured by the borrowers’ fee interest in five multifamily properties located in Houston, Texas comprised of 1,558 total units (the “Houston Multifamily Portfolio Properties”). The Houston Multifamily Portfolio mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $76.0 million (the “Houston Multifamily Portfolio Mortgage Loan”). The Houston Multifamily Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Properties. The Houston Multifamily Portfolio Properties consist of five multifamily properties located in Houston, Texas. The Houston Multifamily Portfolio Properties are comprised of 1,558 multifamily units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 - Houston Multifamily Portfolio

The following table presents certain information relating to the Houston Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Property - Subtype	Year Built / Renovated	Units	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Providence at Memorial	Multifamily – Garden	1971 / NAP	321	$22,466,000	29.5%	$47,800,000	$2,400,675	27.9%
Diamond Hill	Multifamily – Garden	1968 / NAP	305	15,312,600	20.1	32,580,000	1,599,983	18.6
Casa Del Mar	Multifamily – Garden	1978 / NAP	354	14,873,486	19.6	34,400,000	1,768,817	20.6
Sedona Pointe	Multifamily – Garden	1979 / NAP	352	13,446,669	17.7	31,100,000	1,687,098	19.6
Buena Vista	Multifamily – Garden	1980 / NAP	226	9,901,245	13.0	22,900,000	1,137,338	13.2
Total/Wtd. Avg.			1,558	$76,000,000	100.0%	$168,780,000	$8,593,911	100.0%

Providence at Memorial. The Providence at Memorial property is a 321-unit multifamily property located in Houston, Texas. Built in 1971, the Providence at Memorial property consists of 36 apartment buildings situated on a 12.08-acre site. The Providence at Memorial property’s unit mix includes 91 one-bedroom/one-bathroom units, 12 two-bedroom/one-and-a-half-bathroom units, 108 two-bedroom/two-bathroom units, 96 three-bedroom/two-bathroom units and 14 four-bedroom/two-bathroom units, with an average unit size of approximately 1,098 square feet. Unit amenities include a kitchen appliance package, a combination of wood-like vinyl and carpet flooring and granite and laminate countertops. Community amenities include common laundry centers, two swimming pools, a clubhouse, playground, fitness center, business center and barbeque grill areas. Parking is provided via 518 surface and carport parking spaces resulting in a parking ratio of 1.6 spaces per unit. As of April 24, 2022, the Providence at Memorial property was 94.7% occupied.

Diamond Hill. The Diamond Hill property is a 305-unit multifamily property located in Houston, Texas. Built in 1968, the Diamond Hill property consists of three apartment buildings and six non-residential buildings situated on a 6.78-acre site. The Diamond Hill property’s unit mix includes 214 one-bedroom/one-bathroom units, one two-bedroom/one-and-a-half-bathroom unit and 90 two-bedroom/two-bathroom units, with an average unit size of approximately 814 square feet. Unit amenities include a kitchen appliance package, a combination of wood-look vinyl and carpet flooring, and laminate and granite countertops. Community amenities include swimming pools, a fitness center and a common laundry area. Parking is provided via 418 surface and carport parking spaces resulting in a parking ratio of 1.4 spaces per unit. As of April 24, 2022, the Diamond Hill property was 86.9% occupied.

Casa Del Mar. The Casa Del Mar property is a 354-unit multifamily property located in Houston, Texas. Built in 1978, the Casa Del Mar property consists of 39 apartment buildings and three non-residential buildings situated on a 12.33-acre site. The Casa Del Mar property’s unit mix includes 180 one-bedroom/one-bathroom units, 88 two-bedroom/one-bathroom units and 86 two-bedroom/two-bathroom units, with an average unit size of approximately 753 square feet. Unit amenities include a kitchen appliance package, a combination of wood-like vinyl, tile and carpet flooring and granite, tile and laminate countertops. Community amenities include common laundry centers, fitness center, dog park, swimming pool and a playground. Parking is provided via 441 surface parking spaces resulting in a parking ratio of 1.2 spaces per unit. As of April 24, 2022, the Casa Del Mar property was 89.8% occupied.

Sedona Pointe. The Sedona Pointe property is a 352-unit multifamily property located in Houston, Texas. Built in 1979, the Sedona Pointe property consists of 35 apartment buildings and one non-residential building situated on a 10.10-acre site. The Sedona Pointe property’s unit mix includes 21 studio units, 224 one-bedroom/one-bathroom units, 35 two-bedroom/one-bathroom units and 72 two-bedroom/two-bathroom units, with an average unit size of approximately 684 square feet. Unit amenities include a kitchen appliance package, a combination of wood-like vinyl, tile and carpet flooring and granite, tile and laminate countertops. Community amenities include controlled access gates, laundry centers, a barbeque grill area, playground and clubhouse. Parking is provided via 428 surface parking spaces resulting in a parking ratio of 1.2 spaces per unit. As of April 24, 2022, the Sedona Pointe property was 89.2% occupied.

Buena Vista. The Buena Vista property is a 226-unit multifamily property located in Houston, Texas. Built in 1980, the Buena Vista property consists of 24 apartment buildings and two non-residential buildings situated on an 11.11-acre site. The Buena Vista property’s unit mix includes 88 one-bedroom/one-bathroom units, eight two-bedroom/one-bathroom units, 96 two-bedroom/two-bathroom units, 10 three-bedroom/two-bathroom units and 24 three-bedroom/three-bathroom units, with an average unit size of approximately 888 square feet. Unit amenities include a kitchen appliance package, a combination of wood-like vinyl, tile and carpet flooring and granite, tile and laminate countertops. Community amenities include a swimming pool, playground, clubhouse, fitness center and laundry center. Parking is provided via 377 surface and carport parking spaces resulting in a parking ratio of 1.7 spaces per unit. As of April 24, 2022, the Buena Vista property was 92.5% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 1 - Houston Multifamily Portfolio

The following table presents certain information relating to the unit mix of the Houston Multifamily Portfolio Properties:

Houston Multifamily Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Market Monthly Rental Rate Per Unit(3)
Providence at Memorial
1 Bedroom, 1 Bath	91	5.8%	80	87.9%	700	$861	$913
2 Bedroom, 1.5 Bath	12	0.8%	12	100.0%	900	$1,034	$1,050
2 Bedroom, 2 Bath	108	6.9%	105	97.2%	1,079	$1,101	$1,171
3 Bedroom, 2 Bath	96	6.2%	94	97.9%	1,463	$1,413	$1,448
4 Bedroom, 2 Bath	14	0.9%	13	92.9%	1,500	$1,519	$1,575
Diamond Hill
1 Bedroom, 1 Bath	214	13.7%	185	86.4%	714	$916	$950
2 Bedroom, 1.5 Bath	1	0.1%	1	100.0%	1,050	$1,104	$1,125
2 Bedroom, 2 Bath	90	5.8%	79	87.8%	1,050	$1,138	$1,175
Casa Del Mar
1 Bedroom, 1 Bath	180	11.6%	160	88.9%	614	$783	$805
2 Bedroom, 1 Bath	88	5.6%	78	88.6%	812	$899	$885
2 Bedroom, 2 Bath	86	5.5%	80	93.0%	984	$1,034	$1,030
Sedona Pointe
Studio	21	1.3%	20	95.2%	520	$641	$650
1 Bedroom, 1 Bath	224	14.4%	200	89.3%	623	$748	$761
2 Bedroom, 1 Bath	35	2.2%	27	77.1%	764	$857	$870
2 Bedroom, 2 Bath	72	4.6%	67	93.1%	880	$964	$955
Buena Vista
1 Bedroom, 1 Bath	88	5.6%	84	95.5%	679	$781	$785
2 Bedroom, 1 Bath	8	0.5%	8	100.0%	870	$919	$925
2 Bedroom, 2 Bath	96	6.2%	91	94.8%	938	$952	$953
3 Bedroom, 2 Bath	10	0.6%	10	100.0%	1,328	$1,367	$1,419
3 Bedroom, 3 Bath	24	1.5%	16	66.7%	1,271	$1,243	$1,240
Total/Wtd. Avg.(4)	1,558	100.0%	1,410	90.5%	840	$941	$963

(1)	Based on the underwritten rent rolls dated April 24, 2022.

(2)	Average Monthly Rent Per Unit is calculated using the in-place rent of the Occupied Units.

(3)	Market Monthly Rental Rate Per Unit is based on the Appraisals.

(4)	Total/Wtd. Avg. is based on the number of units of each unit type.

COVID-19 Update. As of the date of this term sheet, the Houston Multifamily Portfolio Properties are open and operating. Total net rental collections at the Houston Multifamily Portfolio Properties were 101.1% and 96.8% for January 2022 and February 2022, respectively. As of the date of this term sheet, the Houston Multifamily Portfolio Mortgage Loan is not subject to any modification or forbearance request.

Environmental. According to Phase I environmental assessments dated March 24, 2022 and March 25, 2022, there was no evidence of any recognized environmental conditions or recommendations at the Houston Multifamily Portfolio Properties other than a controlled recognized environmental condition with respect to a portion of the Diamond Hill property due to volatile organic compounds being detected in the groundwater and soil from the former operations of two dry cleaners located within approximately 250 feet east of the Diamond Hill Property. In 2015, groundwater sampling indicated the presence of trichloroethylene from the operation of a dry cleaner. The prior owners were issued an Innocent Owner/Operator certificate in 2016, based upon the proximity to the dry cleaner and the direction of groundwater flow. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
86.6%	88.2%	92.7%	90.5%

(1)	Historical occupancy is as of December 31 of each respective year.

(2)	Current Occupancy is as of April 24, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 - Houston Multifamily Portfolio

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$16,566,028	$16,427,549	$16,773,676	$16,915,594	$17,634,300	$11,319	87.6%
Other Income 1(3)	1,755,131	1,185,823	1,263,130	1,399,022	1,399,022	898	7.0
Other Income 2(4)	992,874	915,809	1,060,282	1,095,308	1,095,308	703	5.4
Gross Potential Rent	$19,314,033	$18,529,181	$19,097,088	$19,409,924	$20,128,630	$12,920	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$19,314,033	$18,529,181	$19,097,088	$19,409,924	$20,128,630	$12,920	100.0%
(Vacancy/Credit Loss)	(2,010,917)	(2,466,130)	(2,278,059)	(2,098,138)	(2,115,204)	(1,358)	(10.5)
(Concessions)	(490,193)	(350,909)	(321,012)	(266,923)	(171,284)	(110)	(0.9)
Effective Gross Income	$16,812,923	$15,712,142	$16,498,017	$17,044,863	$17,842,142	$11,452	88.6%

Total Expenses	$7,970,683	$8,813,170	$9,102,821	$9,209,318	$9,248,231	$5,936	51.8%

Net Operating Income	$8,842,240	$6,898,972	$7,395,196	$7,835,545	$8,593,911	$5,516	48.2%

Replacement Reserves	0	0	0	0	523,170	336	2.9

Net Cash Flow	$8,842,240	$6,898,972	$7,395,196	$7,835,545	$8,070,741	$5,180	45.2%

(1)	TTM column represents the trailing 12 months ending February 28, 2022.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Other Income 1 consists of application fees, late fees, administrative fees, non-refundable pet fees, cleaning fees, debt collection, laundry income, vending machine income and covered parking lot fees.

(4)	Other Income 2 consists of utility reimbursements.

The Market. The Houston Multifamily Portfolio Properties are located in Houston, Texas, within the Houston-The Woodlands-Sugar Land, TX Metropolitan Statistical Area (the “Houston MSA”) in Harris County. Houston is the home to a multitude of industry leaders in advanced manufacturing, aerospace and aviation, energy, life sciences and biotechnology, digital technology and transportation and logistics. Major employers within the Houston MSA include Houston Methodist, Memorial Hermann Health System, UT MD Anderson Cancer Center, ExxonMobil United Airlines, Shell Oil Co. and Walmart.

The Houston Multifamily Portfolio Properties are located within approximately 2.0 miles of each other. The Houston Multifamily Portfolio Properties’ surrounding area is mainly composed of multifamily residential, retail, office and industrial development. Public transportation is accessible via the Metropolitan Transit Authority of Harris County’s light rail and bus system. The Houston Multifamily Portfolio Properties are each within approximately 23 miles of the Houston central business district. Major attractions in the Houston central business district include Avenida Houston, Bayou Place, Buffalo Bayou Park, Downtown Aquarium, Historic Market Square, Minute Maid Park and the Toyota Center.

According to the appraisal, the Houston Multifamily Portfolio Properties are located within the Houston MSA. As of the fourth quarter 2021, the Houston-The Woodlands-Sugar Land multifamily market contained approximately 724,335 units of inventory with a vacancy rate of 4.1% and an effective rental rate of $1,236 per unit. As of the fourth quarter 2021, the Houston-The Woodlands-Sugar Land multifamily market reported positive net absorption of 8,821 units.

The Providence at Memorial property is located within the Spring Branch apartment submarket. As of the fourth quarter of 2021, the Spring Branch apartment submarket contained 20,000 units with a vacancy rate of 4.2%. As of the fourth quarter 2021, the Spring Branch apartment submarket reported an effective rent of $1,156 per unit. As of the fourth quarter 2021, there were 252 units completed and positive net absorption of 444 units within the Spring Branch apartment submarket.

The Diamond Hill property is located within the Westchase apartment submarket. As of the fourth quarter of 2021, the Westchase apartment submarket contained 29,542 units with a vacancy rate of 4.7%. As of the fourth quarter 2021, the Westchase apartment submarket reported an effective rent of $1,116 per unit. As of the fourth quarter 2021, there were no completions and positive net absorption of 517 units within the Westchase apartment submarket.

The Casa Del Mar and Buena Vista properties are located within the Champions East apartment submarket. As of the fourth quarter of 2021, the Champions East apartment submarket contained 28,533 units with a vacancy rate of 5.2%. As of the fourth quarter 2021, the Champions East apartment submarket reported an effective rent of $985 per unit. As of the fourth quarter 2021, there were 32 units completed and positive net absorption of 235 units within the Champions East apartment submarket.

The Sedona Pointe property is located within the North Central Houston apartment submarket. As of the fourth quarter of 2021, the North Central Houston apartment submarket contained 23,952 units with a vacancy rate of 3.7%. As of the fourth quarter 2021, the North Central Houston apartment submarket reported an effective rent of $870 per unit. As of the fourth quarter 2021, there were no units completed and positive net absorption of 312 units within the North Central Houston apartment submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 - Houston Multifamily Portfolio

Market Summary(1)
Property Name	Location	1-mile Population(2)	3-mile Population(2)	5-mile Population(2)	1-mile Median Household Income(2)	3-mile Median Household Income(2)	5-mile Median Household Income(2)
Providence at Memorial	Houston, TX	17,153	125,802	435,230	$69,173	$70,140	$75,677

Diamond Hill	Houston, TX	29,119	220,602	565,994	$45,452	$48,315	$55,573

Casa Del Mar	Houston, TX	9,497	132,168	304,361	$50,728	$54,093	$62,195

Buena Vista	Houston, TX	9,497	132,168	304,361	$50,728	$54,093	$62,195

Sedona Pointe	Houston, TX	14,514	100,424	258,597	$36,634	$55,112	$62,678

(1)	Source: Appraisals.

(2)	1-mile, 3-mile and 5-mile Population and 1-mile, 3-mile and 5-mile Median Household Income as of 2021.

The Borrowers. The borrowing entities for the Houston Multifamily Portfolio Mortgage Loan are Casa Del Mar Apartments LLC, Sedona Pointe Apartments LLC, Providence at Memorial Apartments LLC, Diamond Hill Apartments LLC and Buena Vista Apartments LLC, each a single purpose entity with two independent directors (collectively, the “Houston Multifamily Portfolio Borrowers”). Legal counsel to the Houston Multifamily Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Houston Multifamily Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Houston Multifamily Portfolio Mortgage Loan are Donald J. Dougher, II and Donald J. Dougher, II, Trustee of the Third Amended and Restated Donald J. Dougher, II Living Trust of 2002, Dated July 11, 2002, As Amended. Mr. Dougher has over 30 years of commercial real estate experience as an investor, owner, and manager of multifamily assets. Mr. Dougher currently owns three multifamily properties in Phoenix, Arizona totaling 527 units.

Property Management. The Houston Multifamily Portfolio Properties are managed by Pinnacle Property Management Services, LLC, a third-party management company.

Escrows and Reserves. At origination, the Houston Multifamily Portfolio Borrowers were required to deposit into escrow approximately $1,146,865 for tax reserves, approximately $1,296,156 for immediate repair reserves and approximately $358,214 for insurance reserves.

Tax Escrows – On a monthly basis, the Houston Multifamily Portfolio Borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $191,144.

Insurance Escrows – On a monthly basis, the Houston Multifamily Portfolio Borrowers are required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $179,107.

Replacement Reserves – On a monthly basis, the Houston Multifamily Portfolio Borrowers are required to escrow approximately $43,598 for replacement reserves (approximately $336 per unit annually).

Lockbox / Cash Management. The Houston Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Houston Multifamily Portfolio Borrowers are required to establish a lender-controlled lockbox account upon the commencement of a Cash Management Period (as defined below). Upon the occurrence and continuance of a Cash Management Period, the Houston Multifamily Portfolio Borrowers or any agent of the Houston Multifamily Portfolio Mortgage Loan is required to deposit all rents received into the lockbox account within three business day of receipt. Pursuant to the Houston Multifamily Portfolio Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Houston Multifamily Portfolio Mortgage Loan documents) are required to be disbursed to the Houston Multifamily Portfolio Borrowers upon the termination of such Cash Management Period. In the event of a termination of the existing lockbox account agreement, on or before the effective date of such termination and provided no event of default has occurred and is continuing, the Houston Multifamily Portfolio Borrowers are required to promptly appoint a successor lockbox account bank reasonably approved by the lender, and any failure by the Houston Multifamily Portfolio Borrowers to do so will be an event of default. The Houston Multifamily Portfolio Borrowers are required to pay for all expenses of opening and maintaining the lockbox account and cash management account.

A “Cash Management Period” means the occurrence of (i) the stated maturity date, (ii) an event of default or (iii) a DSCR Cash Management Period (as defined below). A Cash Management Period will end (a) with respect to clause (ii) above, a cure of such event

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 - Houston Multifamily Portfolio

of default has been accepted, and (b) with respect to clause (iii) above, on the date the debt service coverage ratio is at least 1.15x for two consecutive quarters.

A “DSCR Cash Management Period” will occur on any day the debt service coverage ratio, as of the calculation date, is less than 1.10x.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time on or after July 1, 2024, the Houston Multifamily Portfolio Borrowers may obtain the release of select individual properties provided that, among other conditions stated in the Houston Multifamily Portfolio Mortgage Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the Houston Multifamily Portfolio Mortgage Loan defeased is the greater of (x) 125% of the allocated loan amount or (y) 90% of the net sales proceeds for the related Houston Multifamily Portfolio property being released; (iii) the debt yield for the remaining Houston Multifamily Portfolio Properties after such release is not less than the greater of (a) 9.10% and (b) the debt yield for the remaining Houston Multifamily Portfolio Properties and the Houston Multifamily Portfolio property to be released for the preceding 12 months ending immediately before the release; and (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 45.0% and (b) the loan-to-value ratio for the remaining Houston Multifamily Portfolio Properties and the Houston Multifamily Portfolio property to be released immediately preceding the release of the Houston Multifamily Portfolio property. In no event may the Providence at Memorial property or Diamond Hill property be subject to partial release until such time as all other properties have been released.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/DBRS):	BBB-sf/AA(low)(sf)	Title:	Fee
Original Principal Balance(1):	$65,000,000	Property Type – Subtype:	Multifamily – High-Rise
Cut-off Date Principal Balance(1):	$65,000,000	Net Rentable Area (Units):	808
% of IPB:	6.0%	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	Various / Various
Borrowers(2):	Various	Occupancy:	96.4%
Borrower Sponsors:	Meyer Chetrit and The Gluck	Occupancy Date:	3/1/2022
	Family Trust U/A/D July 16,	4th Most Recent NOI (As of):	$27,343,815 (12/31/2019)
	2009	3rd Most Recent NOI (As of):	$25,617,949 (12/31/2020)
Interest Rate:	3.04000%	2nd Most Recent NOI (As of):	$24,254,281 (12/31/2021)
Note Date:	5/12/2022	Most Recent NOI (As of)(5):	$25,322,439 (TTM 2/28/2022)
Maturity Date:	6/6/2027	UW Economic Occupancy:	97.2%
Interest-only Period:	60 months	UW Revenues:	$51,394,888
Original Term:	60 months	UW Expenses:	$16,019,126
Original Amortization Term:	None	UW NOI(5):	$35,375,762
Amortization Type:	Interest Only	UW NCF(5):	$35,375,762
Call Protection(3):	L(24),D(31),O(5)	Appraised Value / Per Unit:	$954,000,000 / $1,180,693
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / In Place	Appraisal Date:	1/20/2022
Additional Debt(1):	Yes
Additional Debt Balance(1):	$253,000,000 / $221,500,000 / $174,500,000
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan	Total Debt
Taxes:	$5,390,917	$898,486	N/A	Cut-off Date Loan / Unit:	$393,564	$667,698	$883,663
Insurance:	$367,868	Springing	N/A	Maturity Date Loan / Unit:	$393,564	$667,698	$883,663
Replacement Reserves:	$1,100,000	$0	N/A	Cut-off Date LTV:	33.3%	56.6%	74.8%
TI/LC Reserve:	$1,000,000	$0	N/A	Maturity Date LTV:	33.3%	56.6%	74.8%
Other Reserve:	$12,400,000	Springing	N/A	UW NCF DSCR(5):	3.61x	2.13x	1.20x
				UW NOI Debt Yield(5):	11.1%	6.6%	5.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$318,000,000	44.5%	Loan Payoff	$545,268,671	76.4%
Subordinate Notes	221,500,000	31.0	Closing Costs	93,214,219	13.1
Mezzanine Loans	174,500,000	24.4	Principal Equity Distribution	55,258,325	7.7
			Upfront Reserves	20,258,785	2.8
Total Sources	$714,000,000	100.0%	Total Uses	$714,000,000	100.0%
(1)	The Yorkshire & Lexington Towers Senior Loan (as defined below), with an original aggregate principal balance of $318,000,000, is part of the Yorkshire & Lexington Towers Whole Loan (as defined below). The Financial Information in the chart above reflects the Yorkshire & Lexington Towers Senior Loan, the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Total Debt (as defined below). For additional information, see “The Loan” below.

(2)	The borrowers under the Yorkshire & Lexington Towers Whole Loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC.

(3)	Defeasance of the Yorkshire & Lexington Towers Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Yorkshire & Lexington Towers Whole Loan to be securitized and (b) July 6, 2025. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in June 2022.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	UW NOI is greater than Most Recent NOI due in part to (i) the borrower sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties (as defined below) and (ii) underwritten straight-lined rent for CVS Pharmacy. Additionally, the UW NOI and UW NCF include disbursements from a Supplemental Income Reserve (as defined below) of $5,226,004. The Yorkshire & Lexington Towers Senior Loan UW NCF DSCR, Yorkshire & Lexington Towers Whole Loan UW NCF DSCR, and Yorkshire & Lexington Towers Total Debt UW NCF DSCR excluding credit for the upfront Supplemental Income Reserve are 3.08x, 1.81x and 1.02x, respectively. The Yorkshire & Lexington Towers Senior Loan UW NOI Debt Yield, Yorkshire & Lexington Towers Whole Loan UW NOI Debt Yield, and Yorkshire &

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

Lexington Towers Total Debt UW NOI Debt Yield excluding credit for the upfront Supplemental Income Reserve are 9.5%, 5.6% and 4.2%, respectively. Please refer to “Escrows and Reserves” below.

The Loan. The second largest mortgage loan (the “Yorkshire & Lexington Towers Mortgage Loan”) is part of a whole loan (the “Yorkshire & Lexington Towers Whole Loan”) that is evidenced by eighteen pari passu senior promissory notes in the aggregate original principal amount of $318,000,000 (collectively, the “Yorkshire & Lexington Towers Senior Loan”) and two pari passu subordinate promissory notes in the aggregate original principal amount of $221,500,000 (collectively, the “Yorkshire & Lexington Towers Subordinate Companion Loan”). The Yorkshire & Lexington Towers Whole Loan was co-originated on May 12, 2022 by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”) and Citibank Real Estate Funding, Inc. (“CREFI”). The Yorkshire & Lexington Towers Whole Loan is secured by a first priority mortgage on the borrowers’ fee simple interest in two, high-rise multifamily properties totaling 808 units located in the Upper East Side neighborhood of New York, New York (the “Yorkshire & Lexington Towers Properties”). The Yorkshire & Lexington Towers Mortgage Loan is evidenced by the non-controlling promissory Notes A-2, A-5 and A-8, with an aggregate principal balance as of the Cut-off Date of $65,000,000. The Yorkshire & Lexington Towers Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CGCMT 2022-GC48 securitization trust. The remaining notes are expected to be contributed to future securitization trusts. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Yorkshire & Lexington Towers Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The “Yorkshire & Lexington Towers Total Debt” consists of the Yorkshire & Lexington Towers Whole Loan and four mezzanine loans with an aggregate Cut-off Date balance of $174,500,000. For additional information, see “Subordinate Debt” and “Mezzanine Debt” below.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$25,000,000	$25,000,000	BMO	No
A-2	$25,000,000	$25,000,000	BBCMS 2022-C16	No
A-3(1)	$25,000,000	$25,000,000	CREFI	No
A-4(2)	$20,000,000	$20,000,000	CGCMT 2022-GC48(3)	No
A-5	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-6(1)	$20,000,000	$20,000,000	CREFI	No
A-7(1)	$20,000,000	$20,000,000	BMO	No
A-8	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-9	$20,000,000	$20,000,000	CGCMT 2022-GC48(3)	No
A-10(1)	$20,000,000	$20,000,000	BMO	No
A-11	$20,000,000	$20,000,000	CGCMT 2022-GC48(3)	No
A-12(1)	$20,000,000	$20,000,000	CREFI	No
A-13(1)	$10,000,000	$10,000,000	BMO	No
A-14(1)	$10,000,000	$10,000,000	Starwood Mortgage Funding II LLC	No
A-15(1)	$10,000,000	$10,000,000	CREFI	No
A-16(1)	$12,000,000	$12,000,000	BMO	No
A-17(1)	$10,000,000	$10,000,000	Starwood Mortgage Funding II LLC	No
A-18(1)	$11,000,000	$11,000,000	CREFI	No
Total Senior Loan	$318,000,000	$318,000,000
B-1(2)	$147,666,667	$147,666,667	CGCMT 2022-GC48(3)	Yes
B-2	$73,833,333	$73,833,333	CGCMT 2022-GC48(3)	No
Whole Loan	$539,500,000	$539,500,000
(1)	Expected to be contributed to one or more future securitization(s).

(2)	The initial controlling note is Note B-1. Following a Yorkshire & Lexington Towers Control Appraisal Period (as defined in the related co-lender agreement), the controlling note will be Note A-4. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The Yorkshire & Lexington Towers Whole Loan” in the Preliminary Prospectus.

(3)	CGCMT 2022-GC48 is anticipated to settle on June 21, 2022.

The Properties. The Yorkshire & Lexington Towers Properties consist of (i) a multifamily building comprised of 681 residential units totaling 615,641 square feet, a 33,000 square foot parking garage with 168 parking spaces and six commercial and retail units totaling 29,451 square feet (the “Yorkshire Towers Property”) and (ii) a multifamily building comprised of 127 residential units totaling 115,188 square feet, a 8,886 square foot parking garage with 36 parking spaces and six commercial and retail units totaling 9,998 square feet (the “Lexington Towers Property”). The Yorkshire & Lexington Towers Properties have 808 residential units totaling 730,829 square feet, 204 parking spaces totaling 41,886 square feet, and 12 commercial and retail units totaling 39,449 square feet. The commercial tenants (excluding City Parking) at the Yorkshire & Lexington Towers Properties have a remaining weighted average lease term of 8.7 years excluding parking leases. The Yorkshire & Lexington Towers Properties are located in the Upper East Side neighborhood and are located approximately 200 feet from the Lexington Avenue/East 86th Street subway station with access to the 4, 5, and 6 subway lines.

The Yorkshire & Lexington Towers Properties were built in 1963 and 1964 and the residential portion of the Yorkshire & Lexington Towers Properties feature a range of studio, one bedroom, two bedroom, three bedroom, and four bedroom units. Of the 808 residential units,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

305 of the units are rent-stabilized. The Yorkshire & Lexington Towers Properties’ residential units all feature hardwood flooring, full kitchen appliances, and many units include a private balcony. Bathrooms feature marble flooring in the renovated units and vinyl tile in the unrenovated units. Renovated units feature marble countertop kitchens, stainless steel appliances, including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include 24-hour attended lobby lounge, health club and fitness center, children’s playroom, and outdoor seating area.

The largest tenant by underwritten base rent, CVS Pharmacy (“CVS”), occupies 15,813 square feet (19.4% of the commercial NRA, 58.1% of the underwritten commercial base rent) with a lease expiration of January 31, 2033. CVS is a consumer retail and health solutions company with over 9,900 locations in 49 states, the District of Columbia and Puerto Rico. CVS has approximately 300,000 employees in the United States. The remaining 65,522 square feet of commercial space is 98.3% occupied by ten tenants.

The following table presents certain information relating to the Yorkshire & Lexington Towers Properties:

Portfolio Summary
Property Name	City	Year Built / Renovated	Units	% of Units	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Yorkshire Towers	New York	1964 / 2014, 2022	681	84.3%	$464,286,688	86.1%	$821,000,000	86.1%
Lexington Towers	New York	1963 / 2014	127	15.7	75,213,312	13.9	133,000,000	13.9
Total			808	100.0%	$539,500,000	100.0%	$954,000,000	100.0%

Borrower Sponsors’ Renovation Plan. The information set forth below regarding the borrower sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the borrower sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent. We cannot assure you that such assumptions and projections provided by the borrower sponsors will materialize in the future as expected or at all.

The borrower sponsors have identified 311 units that will be renovated, which consist of 283 units that are projected to receive a light renovation and 28 units that are projected to receive a major renovation. The 28 major renovation units will be combined into 13 units post-renovation. Of the 28 units projected to receive major renovations, 16 units are rent stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, removal of carpeting and lighting upgrades. The borrowers deposited $6,500,000 into a unit upgrade reserve with the lender at origination of the Yorkshire & Lexington Towers Whole Loan, to be disbursed to pay or reimburse the borrowers for unit renovation costs pursuant to the Yorkshire & Lexington Towers Whole Loan documents. See “Escrows and Reserves” below.

The major renovation units are projected to receive an average renovation of approximately $37,143 per unit and are anticipated to increase rent from $53.20 per square foot in-place to $82.67 per square foot. The borrower sponsors have executed 41 major renovations to date, which have been combined into a total of 23 units. These major renovations have achieved average annual rent increases from $32.93 per square foot to $75.37 per square foot.

The light renovation units are projected to receive an average renovation of $19,382 per unit and are anticipated to increase rent from $62.01 per square foot in-place to $82.79 per square foot. The borrower sponsors have executed 16 light renovations to date. These light renovations have achieved average annual rent increases from $50.33 per square foot to $82.04 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

The following table presents detailed information with respect to the current market rate units at the Yorkshire Towers Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	63	14.3%	547	$3,100	$5.67	$3,121	$5.52
1 Bedroom	244	55.2	778	$4,301	$5.53	$4,319	$5.50
2 Bedroom	81	18.3	1,152	$6,122	$5.31	$6,355	$5.31
3 Bedroom	53	12.0	1,299	$7,707	$5.93	$7,682	$5.91
4 Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total/Wtd. Avg.	442	100.0%	879	$4,891	$5.56	$4,941	$5.54
(1)	Based on the borrower rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the current market rate units at the Lexington Towers Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	10	16.4%	619	$3,270	$5.29	$3,270	$5.29
1 Bedroom	33	54.1	776	$4,306	$5.55	$4,286	$5.53
2 Bedroom	10	16.4	1,045	$6,339	$6.06	$6,287	$6.01
3 Bedroom	6	9.8	1,392	$8,823	$6.34	$8,823	$6.34
4 Bedroom	2	3.3	1,889	$13,123	$6.95	$12,935	$6.85
Total/Wtd. Avg.	61	100.0%	892	$5,203	$5.83	$5,192	$5.81
(1)	Based on the borrower rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the current rent stabilized units at the Yorkshire Towers Property:

As Is Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	31	13.0%	545	$1,915	$3.51	$2,370	$3.52
1 Bedroom	116	48.5	792	$1,980	$2.50	$2,182	$2.49
2 Bedroom	81	33.9	1,230	$2,916	$2.37	$2,989	$2.36
3 Bedroom	8	3.3	1,638	$3,714	$2.27	$3,714	$2.27
4 Bedroom	3	1.3	1,859	$12,167	$6.55	$12,167	$6.55
Total/Wtd. Avg.	239	100.0%	950	$2,475	$2.60	$2,710	$2.59
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

The following table presents detailed information with respect to the current rent stabilized units at the Lexington Towers Property:

As Is Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	19	28.8%	660	$1,923	$2.91	$2,056	$2.97
1 Bedroom	31	47.0	830	$2,033	$2.45	$2,014	$2.43
2 Bedroom	11	16.7	1,254	$3,591	$2.86	$3,589	$2.86
3 Bedroom	3	4.5	1,536	$9,564	$6.23	$3,128	$2.32
4 Bedroom	2	3.0	2,055	$19,750	$9.61	NAV	NAV
Total/Wtd. Avg.	66	100.0%	921	$3,140	$3.41	$2,500	$2.66
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Yorkshire Towers Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	61	14.1%	547	$3,489	$6.38	$3,121	$5.52
1 Bedroom	240	55.6	778	$5,108	$6.57	$4,319	$5.50
2 Bedroom	77	17.8	1,148	$7,784	$6.78	$6,355	$5.31
3 Bedroom	53	12.3	1,299	$8,582	$6.60	$7,682	$5.91
4 Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total/Wtd. Avg.	432	100.0%	878	$5,801	$6.61	$4,941	$5.54
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Lexington Towers Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	10	16.7%	619	$4,309	$6.97	$3,270	$5.29
1 Bedroom	32	53.3	775	$5,347	$6.90	$4,286	$5.53
2 Bedroom	10	16.7	1,045	$7,072	$6.77	$6,287	$6.01
3 Bedroom	6	10.0	1,392	$9,101	$6.54	$8,823	$6.34
4 Bedroom	2	3.3	1,889	$12,935	$6.85	$12,935	$6.85
Total/Wtd. Avg.	60	100.0%	893	$6,090	$6.82	$5,192	$5.81
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

The following table presents detailed information with respect to the projected post-renovation rent stabilized units at the Yorkshire Towers Property:

Projected Post-Renovation Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	27	11.5%	544	$1,925	$3.54	$2,370	$3.52
1 Bedroom	106	45.1	793	$1,976	$2.49	$2,182	$2.49
2 Bedroom	85	36.2	1,246	$3,371	$2.71	$2,989	$2.36
3 Bedroom	12	5.1	1,729	$6,858	$3.97	$3,714	$2.27
4 Bedroom	5	2.1	2,167	$14,531	$6.71	$12,167	$6.55
Total/Wtd. Avg.	235	100.0%	1005	$2,991	$2.97	$2,710	$2.59
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation rent stabilized units at the Lexington Towers Property:

Projected Post-Renovation Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	18	27.3%	655	$1,898	$2.90	$2,056	$2.97
1 Bedroom	31	47.0	830	$2,014	$2.42	$2,014	$2.43
2 Bedroom	12	18.2	1,281	$4,225	$3.30	$3,589	$2.86
3 Bedroom	3	4.5	1,536	$8,828	$5.75	$3,128	$2.32
4 Bedroom	2	3.0	2,055	$14,728	$7.17	NAV	NAV
Total/Wtd. Avg.	66	100.0%	934	$3,079	$3.30	$2,500	$2.66
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

COVID-19 Update. The first debt service payment for the Yorkshire & Lexington Towers Whole Loan is scheduled for July 2022. As of the date of this term sheet, the Yorkshire & Lexington Towers Whole Loan is not subject to any forbearance, modification or debt service relief request.

Appraisals. According to the appraisals, the “as is” appraised values for the Yorkshire Towers Property and the Lexington Towers Property are $821,000,000 and $133,000,000, respectively. The “as stabilized” appraised values for the Yorkshire Towers Property and the Lexington Towers Property are $909,000,000 and $148,000,000, respectively.

Environmental. According to the Phase I reports dated February 3, 2022 and January 19, 2022, there was no evidence of any recognized environmental conditions at the Yorkshire & Lexington Towers Properties. The Phase I environmental assessment, however, did acknowledge historical recognized environmental conditions at the Yorkshire Towers Property.

Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
94.7%	81.2%	94.7%	96.4%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of March 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Residential Base Rent	$34,429,262	$32,908,021	$33,023,336	$34,184,092	$39,497,416	$48,883	74.9%
Commercial Base Rent	6,197,568	5,981,339	5,764,022	5,810,592	6,984,828	8,645	13.3
Gross Potential Rent	$40,626,830	$38,889,360	$38,787,358	$39,994,684	$46,482,244	$57,528	88.2%
Total Reimbursements	297,713	410,419	284,498	324,797	327,568	405	0.6
Supplemental Income Reserve(3)	0	0	0	0	5,226,004	6,468	9.9
Total Other Income	702,657	863,978	694,304	675,664	675,664	836	1.3
Net Rental Income	$41,627,200	$40,163,756	$39,766,160	$40,995,144	$52,711,480	$65,237	100.0%
(Vacancy/Credit Loss)	(99,272)	(35,705)	0	0	(1,316,592)	(1,629)	(2.5)
Effective Gross Income	$41,527,928	$40,128,052	$39,766,160	$40,995,144	$51,394,888	$63,608	97.5%
Total Expenses	$14,184,113	$14,510,102	$15,511,878	$15,672,705	$16,019,126	$19,826	31.2%
Net Operating Income(3)	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,782	68.8%
Total TI/LC, Capex/RR(4)	0	0	0	0	0	0	0.0
Net Cash Flow(3)	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,782	68.8%
(1)	TTM represents the trailing 12 months ending February 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The Underwritten Net Operating Income and Underwritten Net Cash Flow includes disbursements from a Supplemental Income Reserve of $5,226,004. Please refer to “Escrows and Reserves” below.

(4)	The borrower sponsors funded five years’ worth of TI/LC, Capex/RR at origination.

The Market. The Yorkshire & Lexington Towers Properties are located in New York, New York, within the New York, NY-NJ-PA Metropolitan Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries are education and health, professional and business, government, and trade, transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Yorkshire & Lexington Towers Properties are located on the southeast corner of Lexington Avenue and East 88th Street. The Upper East Side is generally considered the area that extends from East 59th to East 110th Streets, east of Central Park and Fifth Avenue to the East River. The Upper East Side is known for its many art galleries such as the Metropolitan Museum of Art, and Hunter College of the City University of New York which occupies several modern high-rise buildings at 68th Street and Lexington Avenue. The largest institutions of higher learning on the East Side are along York Avenue and the FDR Drive, including Rockefeller University and the Cornell Medical Center. The Yorkshire & Lexington Towers Properties benefit from their proximity to Fifth Avenue, which forms the eastern border of Central Park, as well as Madison Avenue, which is dense with prime retail and commercial space.

The Yorkshire & Lexington Towers Properties are situated in the Upper East Side multifamily submarket. According to CoStar, as of February 2022, the Upper East Side Multifamily submarket had an overall vacancy rate of 2.0%, with net absorption totaling 17 units. The vacancy rate decreased 2.2% over the past 12 months. Rental rates increased by 3.1% for the past 12 months and ended at $4,096 per unit per month. A total of 46 units are still under construction at the end of the quarter.

According to the appraisal, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

The following table presents certain information relating to comparable retail leases for the Yorkshire & Lexington Towers Properties:

Comparable Retail Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Mos.)	Lease Type
Yorkshire Towers New York, NY	15,813(2)	1964 / 2014, 2022	CVS Pharmacy	$252.37(2)	May 2017(2)	189(2)	Triple Net
201 East 86th Street New York, NY	6,565	1987 / NAV	Lululemon	$240.00	Q4 2021	120	Triple Net
1523 Second Avenue New York, NY	4,488	NAV / NAV	NY Allergy and Asthma	$100.00	Q4 2021	144	Triple Net
1503 Third Avenue New York, NY	3,200	NAV / NAV	Cohen’s Fashion Optical	$175.00	Q3 2021	120	Triple Net
1592 Third Avenue New York, NY	400	NAV / NAV	Marathon Coffee	$90.00	Q3 2021	120	Triple Net
207 East 84th Street New York, NY	1,340	NAV / NAV	Glosslab	$116.00	Q2 2021	120	Triple Net
(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated as of March 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

The following table presents certain information relating to comparable multifamily rental properties to the Yorkshire & Lexington Towers Properties:

Comparable Rental Summary(1)
Property Address	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Yorkshire & Lexington Towers(2) 160 East 88th Street; 305 East 86th Street New York, NY	1963, 1964	96.4%	808	Studio 1 Bed 2 Bed 3 Bed 4 Bed	570 786 1,187 1,356 1,944	$55.65 $53.55 $46.68 $65.75 $88.93	$2,642 $3,505 $4,617 $7,430 $14,405
The Serrano	1986	92.6%	263	1 Bed	650	$83.10	$4,501
1735 York Avenue				2 Bed	NAV	NAV	$7,201
New York, NY				3 Bed	NAV	NAV	$8,878
Ventura	1999	98.4%	246	Studio	508	$88.20	$3,734
240 East 86th Street				1 Bed	751	$74.38	$4,652
New York, NY				2 Bed	967	$79.15	$6,380
				3 Bed	1,293	$82.79	$8,921
The Lucerne	1989	98.6%	219	1 Bed	659	$84.07	$4,617
350 East 79th Street				2 Bed	906	$94.49	$7,134
New York, NY				3 Bed	NAV	NAV	$11,878
				4 Bed	NAV	NAV	$17,975
The Colorado	1987	99.6%	173	Studio	547	$86.69	$3,953
201 East 86th Street				1 Bed	667	$82.70	$4,595
New York, NY				2 Bed	937	$85.51	$6,675
				3 Bed	1,254	$95.10	$9,938
				4 Bed	1,940	$95.71	$15,473
The Strathmore	1996	99.2%	179	1 Bed	714	$70.05	$4,168
400 East 84th Street				2 Bed	1,166	$71.28	$6,926
New York, NY				3 Bed	1,611	$83.55	$11,217
				4 Bed	NAV	NAV	$17,520
One Carnegie Hill	2005	99.6%	455	Studio	484	$83.18	$3,355
215 East 96th Street				1 Bed	636	$78.13	$4,141
New York, NY				2 Bed	879	$85.30	$6,248
				3 Bed	1,239	$80.56	$8,318
				4 Bed	1,350	$94.44	$10,625
CONVIVIUM	2020	98.6%	140	Studio	638	$80.88	$4,300
515 East 86th Street				1 Bed	741	$88.67	$5,474
New York, NY				2 Bed	1,138	$79.33	$7,523
				3 Bed	1,369	$85.50	$9,750
(1)	Source: Appraisal, unless otherwise indicated. Comparables include a mix of affordable and market rate units.
(2)	Based on underwritten rent roll dated as of March 1, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrowers. The borrowers under the Yorkshire & Lexington Towers Whole Loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, as tenants in common, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination the Yorkshire & Lexington Towers Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009. Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and over two million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

Property Management. The Yorkshire & Lexington Towers Properties are managed by Jumeaux Management LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination of the Yorkshire & Lexington Towers Whole Loan, the borrowers deposited approximately (i) $5,390,917 into a real estate tax reserve account, (ii) $367,868 into an insurance premiums reserve account, (iii) $1,100,000 into a replacement reserve account, (iv) $1,000,000 into a tenant improvement and leasing commissions reserve account, (v) $6,500,000 into a unit upgrade reserve account and (vi) $5,900,000 into a supplemental income reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $898,486).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default is continuing and (ii) the borrowers maintain a blanket policy meeting the requirements of the Yorkshire & Lexington Towers Whole Loan documents. The borrowers are currently maintaining a blanket policy.

Supplemental Income Reserve – The Yorkshire & Lexington Towers Properties are currently undergoing certain renovations, and the borrowers deposited $5,900,000 into a supplemental income reserve account (the “Supplemental Income Reserve”) at origination of the Yorkshire & Lexington Towers Whole Loan.  Unless and until the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) achieve a 5.0% “transient” debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis after May 6, 2023 during the Yorkshire & Lexington Towers Whole Loan term, that additional supplemental income reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Yorkshire & Lexington Towers Properties) a  5.0% transient debt yield for the following 12, 9, 6 or 3 months (such applicable 12-, 9-, 6- or 3- month period depending on the quarter with respect to which such determination by the lender is made).  The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for any period until the Yorkshire & Lexington Towers Properties achieve a 5.0% transient debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such carry guaranty are limited to the additional Supplemental Income Reserve deposit amount as and when due.

So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Yorkshire & Lexington Towers Whole Loan documents, as described under “Lockbox / Cash Management” below. So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, upon such time as the lender has reasonably determined that the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) have achieved a 5.0% “transient” Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Yorkshire & Lexington Towers Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Yorkshire & Lexington Towers Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

Lockbox / Cash Management. The Yorkshire & Lexington Towers Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Upon an event of default under the Yorkshire & Lexington Towers Whole Loan documents, the lender will apply funds in such priority as it may determine.

A “Cash Trap Period” means a period commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; (iii) the failure by the borrowers, after stabilization (i.e. until a Yorkshire & Lexington Towers Total Debt debt yield of at least 5.0% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Yorkshire & Lexington Towers Total Debt debt yield of at least 4.25%; or (iv) a Yorkshire & Lexington Towers Mezzanine Loan (as defined below) default and will be cured upon (a) with respect to clause (i) above, the lender accepts a cure of the event of default; (b) in the case of a bankruptcy action by or against manager only, the borrowers replace the manager with a qualified replacement as defined in the Yorkshire & Lexington Towers Whole Loan documents; (c) with respect to clause (iii) above, the Yorkshire & Lexington Towers Total Debt debt yield is equal to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 2 – Yorkshire & Lexington Towers

or greater than 4.75% for one calendar quarter; or (d) with respect to clause (iv) above, the Yorkshire & Lexington Towers Mezzanine Loans lender accepts a cure of such Yorkshire & Lexington Towers Mezzanine Loan default.

Subordinate Debt. The Yorkshire & Lexington Towers Properties also secure the Yorkshire & Lexington Towers Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $221,500,000. The Yorkshire & Lexington Towers Subordinate Companion Loan accrues interest at 3.04000% per annum. The Yorkshire & Lexington Towers Senior Loan is senior in right of payment to the Yorkshire & Lexington Towers Subordinate Companion Loan.

Mezzanine Debt. Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and Citigroup Global Markets Realty Corp. (“CGMRC”) co-originated a mezzanine A loan in the amount of $80,000,000 to be secured by the mezzanine A borrower’s interests in the borrower, as collateral for the mezzanine A loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine A Loan accrues interest at a rate of 5.80000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine B loan in the amount of $23,100,000 to be secured by the mezzanine B borrower’s interests in the mezzanine A borrower, as collateral for the mezzanine B loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine B Loan accrues interest at a rate of 7.14000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine C loan in the amount of $25,000,000 to be secured by the mezzanine C borrower’s interests in the mezzanine B borrower, as collateral for the mezzanine C loan (the “Mezzanine C Loan”). The Mezzanine C Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine C Loan accrues interest at a rate of 8.00000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine D loan in the amount of $46,400,000 to be secured by the mezzanine D borrower’s interests in the mezzanine C borrower, as collateral for the mezzanine D loan (the “Mezzanine D Loan”, collectively with the Mezzanine A Loan, the Mezzanine B Loan and the Mezzanine C Loan, the “Yorkshire & Lexington Towers Mezzanine Loans”). The Mezzanine D Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine D Loan accrues interest at a rate of 9.46185345% per annum and requires interest-only payments until its maturity date.

Total Loan Metrics
	% of Total Loan	Cut-off Date LTV	UW NOI Debt Yield(1)	UW NCF DSCR(1)
A Notes	44.5%	33.3%	11.1%	3.61x
B Notes	31.0%	56.6%	6.6%	2.13x
Mezzanine Loans	24.4%	74.8%	5.0%	1.20x
(1)	The UW NOI and UW NCF includes disbursements from a Supplemental Income Reserve of $5,226,004. Please refer to “Escrows and Reserves” above.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 3 – 1888 Century Park East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 3 – 1888 Century Park East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 3 – 1888 Century Park East

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 3 – 1888 Century Park East

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS):	BBB-sf/BBB(sf)	Title:	Fee
Original Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	502,510
% of IPB:	6.0%	Location:	Los Angeles, CA
Loan Purpose:	Recapitalization	Year Built / Renovated:	1970 / 2016
Borrower:	FSP-1888 Century Park East,	Occupancy:	91.6%
	LLC	Occupancy Date:	11/16/2021
Borrower Sponsor:	Fifth Street Properties, LLC	4th Most Recent NOI (As of)(3):	$20,681,704 (12/31/2018)
Interest Rate:	2.64050%	3rd Most Recent NOI (As of)(3)(4):	$19,539,954 (12/31/2019)
Note Date:	11/24/2021	2nd Most Recent NOI (As of)(4):	$18,492,242 (12/31/2020)
Maturity Date:	12/6/2031	Most Recent NOI (As of)(5):	$19,509,465 (TTM 10/31/2021)
Interest-only Period:	120 months	UW Economic Occupancy:	91.1%
Original Term:	120 months	UW Revenues:	$35,705,426
Original Amortization Term:	None	UW Expenses:	$11,539,757
Amortization Type:	Interest Only	UW NOI(5):	$24,165,669
Call Protection(2):	L(6),YM1(24),DorYM1(84),O(6)	UW NCF:	$23,311,402
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$478,000,000 / $951
Additional Debt(1):	Yes	Appraisal Date:	10/26/2021
Additional Debt Balance(1):	$135,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$398
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$398
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.8%
Replacement Reserves:	$0	Springing	$201,004	Maturity Date LTV:	41.8%
TI/LC Reserve:	$7,850,385	Springing	$1,507,530	UW NCF DSCR:	4.35x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000	100.0%	Return of Equity	$188,524,682	94.3%
			Upfront Reserves	7,850,385	3.9
			Closing Costs(7)	3,624,933	1.8
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%
(1)	The 1888 Century Park East Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $200.0 million (the “1888 Century Park East Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the 1888 Century Park East Whole Loan.
(2)	Provided no event of default has occurred and is continuing, the borrower has the option to defease the 1888 Century Park East Whole Loan in full after the date which is two years after the closing date of the BBCMS 2022-C16 securitization.
(3)	The decrease in NOI from 2018 to 2019 was driven by a decrease in occupancy due to a tenant vacating 31,053 square feet at the 1888 Century Park East Property (as defined below).
(4)	The decrease in NOI from 2019 to 2020 was primarily due to a decrease in parking income.
(5)	The increase in UW NOI from Most Recent NOI is primarily associated with rental rate increases, an increase in underwritten parking revenue, the inclusion of contractual rent steps and straight-line rent.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(7)	Closing Costs include an approximately $1.97 million real estate tax payment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 3 – 1888 Century Park East

The Loan. The 1888 Century Park East mortgage loan (the “1888 Century Park East Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interests in a 502,510 square foot, Class A office property located in downtown Los Angeles, California (the “1888 Century Park East Property”). The 1888 Century Park East Whole Loan consists of four pari passu notes and accrues interest at a rate of 2.64050% per annum. The 1888 Century Park East Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $65,000,000, will be included in the BBCMS 2022-C16 securitization trust. The 1888 Century Park East Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C14 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BBCMS 2022-C14	Yes
A-2	$65,000,000	$65,000,000	BBCMS 2022-C15	No
A-3	$35,000,000	$35,000,000	BBCMS 2022-C16	No
A-4	$30,000,000	$30,000,000	BBCMS 2022-C16	No
Whole Loan	$200,000,000	$200,000,000

The Property. The 1888 Century Park East Property is a Class A, LEED Platinum certified, 20-story office building totaling 502,510 square feet situated on 2.1 acres in downtown Los Angeles, California. The 1888 Century Park East Property was built in 1970 and most recently renovated in 2016. Additionally, since the borrower sponsor acquired the 1888 Century Park East Property in 2013, the borrower sponsor has invested over $11.0 million in capital expenditures. The 1888 Century Park East Property features a recently modernized lobby, 24/7 security and key card access, and column-free floor plates, offering tenants 360 panoramic views of the Pacific Ocean, Santa Monica Mountains and Downtown Los Angeles Skyline. Tenants at the 1888 Century Park East Property also have access to the nine-story parking garage, which has 1,081 parking spaces (approximately 2.2 spaces per 1,000 square feet) and is part of the collateral. Twelve tenants have been at the 1888 Century Park East Property for over 10 years, and the weighted average tenure for tenants occupying all, or a portion of their current space, is 14.6 years. As of November 16, 2021, the 1888 Century Park East Property was 91.6% leased with 26.4% of the net rentable area leased to investment grade rated tenants.

COVID-19 Update. As of the date of this term sheet, the 1888 Century Park East Whole Loan is not subject to any modification or forbearance request and is current on debt service. As of the date of this term sheet, the borrower sponsor reported that no tenants at the 1888 Century Park East Property are dark, underutilizing their space, or receiving or seeking rent relief due to the COVID-19 pandemic.

Major Tenants.

First Republic Bank (107,894 square feet; 21.5% of NRA; 23.4% of underwritten base rent; Moody’s/S&P/Fitch: Baa1/A-/A-). Founded in 1985, First Republic Bank is an American bank and wealth management company offering personal banking, business banking, trust, and wealth management services, catering to low-risk, high net worth clientele, and focusing on providing personalized customer experience. As of year-end 2020, First Republic Bank was the nation’s 17th largest commercial bank by deposits and the 11th largest by market capitalization. First Republic Bank has been a tenant at the 1888 Century Park East Property since June 1999 and has expanded its space 10 times. First Republic Bank most recently renewed its lease in 2016 and subsequently executed an approximately 32,000 square foot expansion in 2018. First Republic Bank’s current lease expires in 2030.

Sullivan & Cromwell LLP (51,822 square feet; 10.3% of NRA; 9.5% of underwritten base rent). Sullivan & Cromwell LLP is an international law firm recognized as the 18th largest law firm by gross revenue in 2020 per the AM Law 100. Founded in 1879, Sullivan & Cromwell LLP comprises approximately 875 lawyers across the firm’s 13 total offices, located in leading financial centers in Asia, Australia, Europe and the United States. Sullivan & Cromwell LLP offers over 50 practices and capabilities, and according to a third-party report, led all law firm advisers in global M&A deals announced in 2021 by volume. Sullivan & Cromwell LLP has been at the 1888 Century Park East Property since July 1998 and its primary office lease expires in June 2023.

Horizon Media, Inc. (49,138 square feet; 9.8% of NRA; 10.7% of underwritten base rent). Horizon Media, Inc. marketing and advertising company focuses on driving business-based outcomes for marketers. Founded in 1989, Horizon Media, Inc. has over 2,300 employees and is the third largest U.S. media agency according to third-party research data. Horizon Media, Inc. has worked with several household names, including Corona and Geico. Horizon Media, Inc. has been at the 1888 Century Park East Property since July 2011 and most recently extended its lease in March 2016. The lease extension began in July 2016 and expires in June 2027.

Environmental. According to a Phase I environmental assessment dated November 10, 2021, there was no evidence of any recognized environmental conditions at the 1888 Century Park East Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 3 – 1888 Century Park East

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
95.5%	92.9%	90.5%	91.6%
(1)	Historical occupancies are as of December 1 of each respective year.
(2)	Current occupancy is as of November 16, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
First Republic Bank	Baa1/A-/A-	107,894	21.5%	$63.84	$6,887,987	23.4%	11/30/2030
Sullivan & Cromwell LLP	NR/NR/NR	51,822	10.3	53.70	2,782,956	9.5	Various(4)
Horizon Media, Inc.	NR/NR/NR	49,138	9.8	63.89	3,139,194	10.7	6/30/2027
Perkins Coie, LLP	NR/NR/NR	39,835	7.9	73.02	2,908,856	9.9	6/30/2026
Gursey, Schneider & Co., LLP	NR/NR/NR	36,318	7.2	61.90	2,248,206	7.7	12/31/2022
Top Five Tenants		285,007	56.7%	$63.04	$17,967,198	61.1%

Other Tenants		175,188	34.9%	$65.16	$11,415,776	38.9%

Occupied Collateral Total / Wtd. Avg.		460,195	91.6%	$63.85	$29,382,974	100.0%
Vacant Space		42,315	8.4%

Collateral Total		502,510	100.0%

(1)	Based on the underwritten rent roll dated November 16, 2021.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $797,606 of contractual rent steps through December 31, 2022 and approximately $861,503 of straight-line rent.
(4)	Sullivan & Cromwell LLP leases 1,430 square feet on a month-to-month basis and 50,392 square feet expiring on June 30, 2023.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	42,315	8.4%	NAP	NAP	42,315	8.4%	NAP	NAP
2022 & MTM	12	43,681	8.7	$2,534,176	8.6%	85,996	17.1%	$2,534,176	8.6%
2023	7	63,944	12.7	3,682,462	12.5	149,940	29.8%	$6,216,638	21.2%
2024	7	41,594	8.3	2,703,726	9.2	191,534	38.1%	$8,920,364	30.4%
2025	3	24,610	4.9	1,644,277	5.6	216,144	43.0%	$10,564,641	36.0%
2026	5	45,878	9.1	3,302,973	11.2	262,022	52.1%	$13,867,614	47.2%
2027	3	49,138	9.8	3,139,194	10.7	311,160	61.9%	$17,006,808	57.9%
2028	1	24,610	4.9	1,676,679	5.7	335,770	66.8%	$18,683,487	63.6%
2029	0	0	0.0	0	0.0	335,770	66.8%	$18,683,487	63.6%
2030	14	137,904	27.4	8,761,109	29.8	473,674	94.3%	$27,444,596	93.4%
2031	0	0	0.0	0	0.0	473,674	94.3%	$27,444,596	93.4%
2032	2	3,402	0.7	183,432	0.6	477,076	94.9%	$27,628,028	94.0%
2033 & Beyond	1	25,434	5.1	1,754,946	6.0	502,510	100.0%	$29,382,974	100.0%
Total	55	502,510	100.0%	$29,382,974	100.0%
(1)	Based on the underwritten rent roll dated November 16, 2021.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $797,606 of contractual rent steps through December 31, 2022 and approximately $861,503 of straight-line rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 3 – 1888 Century Park East

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (1)(2)	Underwritten(2)	Per Square Foot	%(3)
Base Rent(4)	$24,599,492	$23,983,319	$25,393,013	$26,798,078	$28,447,410	$56.61	73.3%
Rent Steps(5)	0	0	0	0	797,606	1.59	2.1
Straight-Line Rent(6)	0	0	0	0	861,503	1.71	2.2
Vacant Income	0	0	0	0	3,088,078	6.15	8.0
Gross Potential Rent	$24,599,492	$23,983,319	$25,393,013	$26,798,078	$33,194,597	$66.06	85.6%
Total Reimbursements	1,942,257	2,519,646	1,814,868	1,562,783	1,473,680	2.93	3.8
Total Parking Income(7)	4,775,593	4,304,787	2,522,566	2,240,701	3,867,649	7.70	10.0
Total Other Income	333,433	266,377	247,204	182,254	257,577	0.51	0.7
Net Rental Income	$31,650,775	$31,074,129	$29,977,651	$30,783,815	$38,793,504	$77.20	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,088,078)	(6.15)	(8.6)
Effective Gross Income	$31,650,775	$31,074,129	$29,977,651	$30,783,815	$35,705,426	$71.05	92.0%
Total Expenses	10,969,071	11,534,175	11,485,410	11,274,350	11,539,757	22.96	32.3
Net Operating Income	$20,681,704	$19,539,954	$18,492,242	$19,509,465	$24,165,669	$48.09	67.7%
Total TI/LC, Capex/RR	0	0	0	0	854,267	1.70	2.4
Net Cash Flow	$20,681,704	$19,539,954	$18,492,242	$19,509,465	$23,311,402	$46.39	65.3%
(1)	TTM represents the trailing 12 months ending October 31, 2021.
(2)	The increase in Net Operating Income from TTM to Underwritten is primarily associated with rental rate increases, an increase in underwritten parking revenue, the inclusion of contractual rent steps and straight-line rent.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(4)	Base Rent is based on the underwritten rent roll as of November 16, 2021.
(5)	Rent Steps totaling $797,606 are taken through December 31, 2022.
(6)	Straight-Line Rent was underwritten for investment grade rated tenants through their respective lease term: First Republic Bank ($808,228), Turner Broadcasting Systems, Inc. ($43,793) and Mass Mutual ($9,481).
(7)	Underwritten Total Parking Income reflects the average parking revenue for the 2018, 2019 and 2020 periods.

The Market. The 1888 Century Park East Property is located at the east corner of Santa Monica Boulevard and Century Park East in the Century City office submarket within the larger West Los Angeles office market. 1888 Century Property is accessible via Santa Monica Boulevard, Olympic Boulevard, and Pico Boulevard. Additionally, upon completion of the Purple Line Extension Transit Project, it is anticipated that there will be a Metro Rail stop approximately 0.3 miles from the 1888 Century Park East Property. The 1888 Century Park East Property is approximately 10 miles west of downtown Los Angeles, five miles east of Santa Monica and the Pacific Ocean, and seven miles north of the Los Angeles International Airport. According to the appraiser, Century City is considered the “CBD” of the West Los Angeles office market and is home to many of the major law and financial firms, as well as the largest talent agency, Creative Artists Agency.

The Century City office submarket accounts for approximately 16.8% of overall building inventory in the market and ranked highest in inventory in the West Los Angeles office market, while maintaining the lowest vacancy rate of 11.4%. According to the appraiser, the Century City submarket saw overall office rents increase from $68.47 per square foot in 2019 to $75.64 per square foot in the third quarter of 2021, representing a 10.5% increase.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 3 – 1888 Century Park East

The following table presents certain information relating to comparable office leases for the 1888 Century Park East Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Structure
1888 Century Park East Los Angeles, CA	502,510(2)	1970 / 2016	Various	$63.85(2)	Various(2)	Various(2)	Full Service Gross
1999 Avenue of the Stars Century City	5,112 3,018 2,884 3,172	NAV	NAV	$98.39 $100.56 $97.66 $91.57	Q1 2021 Q1 2021 Q4 2021 Q3 2020	66 30 45 50	Full Service Gross
Fox Plaza Century City	1,724 4,009	NAV	NAV	$68.19 $69.33	Q3 2019 Q2 2019	35 60	Full Service Gross
Century Plaza Towers Century City	4,528 14,489 5,019 3,843 45,187	NAV	NAV	$112.00 $85.65 $75.20 $78.45 $95.91	Q1 2021 Q1 2021 Q1 2021 Q1 2021 Q4 2020	24 120 39 60 184	Full Service Gross
10100 Santa Monica Century City	24,590 6,760 25,795	NAV	NAV	$83.38 $80.99 $95.60	Q3 2020 Q2 2020 Q4 2019	124 73 123	Full Service Gross
Constellation Place Century City	5,044 2,698 5,044 3,947	NAV	NAV	$94.94 $98.55 $94.98 $98.53	Q3 2020 Q3 2020 Q3 2020 Q3 2020	62 60 62 84	Full Service Gross
The Plaza Century City	1,438 16,914	NAV	NAV	$63.89 $66.66	Q1 2020 Q1 2020	62 96	Full Service Gross
Watt Plaza Century City	7,208 2,359 3,843	NAV	NAV	$67.04 $66.33 $78.45	Q2 2020 Q2 2020 Q1 2020	89 37 60	Full Service Gross
1900 Avenue of the Stars Century City	10,111 1,363	NAV	NAV	$55.74 $70.08	Q3 2020 Q1 2020	65 60	Full Service Gross
1901 Avenue of the Stars Century City	26,125	NAV	NAV	$69.41	Q1 2020	120	Full Service Gross
(1)	Source: Appraisal.
(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the 1888 Century Park East Property are based on underwritten rent from the underwritten rent roll dated November 16, 2021.

The following table presents certain information relating to comparable office sales for the 1888 Century Park East Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
1888 Century Park East Los Angeles, CA	502,510(2)	1970 / 2016	91.6%(2)
The Post Beverly Hills, CA	103,555	1993 / NAP	100.0%	Oct-2021	$153,200,000	$1,479	$879
9050 Washington Culver City, CA	172,039	1996 / NAP	100.0%	Jan-2021	$165,000,000	$959	$1,047
2041 Colorado Santa Monica, CA	93,252	1946 / NAP	100.0%	Oct-2020	$166,000,000	$1,780	$1,175
5900 Wilshire Los Angeles, CA	454,040	1971 / NAP	87.0%	Feb-2020	$303,800,000	$669	$882
Jefferson Creative Office Los Angeles, CA	152,146	1949 / NAP	100.0%	Feb-2020	$144,000,000	$946	$938
Lantana “South” Santa Monica, CA	201,922	2000 / NAP	100.0%	Oct-2019	$210,865,000	$1,044	$879
Blackwelder Creative Culver City, CA	151,908	1950 / NAP	100.0%	Oct-2019	$185,000,000	$1,218	$1,270
The Brickyard & The Los Angeles, CA	634,891	2016 / NAP	84.0%	Aug-2019	$610,000,000	$961	$925
C3 Culver City, CA	283,207	2017 / NAP	100.0%	May-2019	$260,000,000	$918	$726
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 16, 2021.

The Borrower. The borrower is FSP-1888 Century Park East, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1888 Century Park East Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1888 Century Park East Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 3 – 1888 Century Park East

The Borrower Sponsor. The borrower sponsor is Fifth Street Properties, LLC, a joint venture between California Public Employees’ Retirement System (“CalPERS”) and CommonWealth Partners LLC (“CWP”). The borrower is 99.0% owned by CalPERS and 1.0% owned by CWP. CWP is CalPERS’ partner for domestic, core office investments and has been designated as one of the few strategic partners for CalPERS’ overall real estate program. CWP has executed over $4 billion of transactions in partnerships with CalPERS since 1998. Founded in 1995, CWP is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States. With a total market value of over $495 billion as of November 16, 2021, CalPERS is the nation’s largest public pension fund, serving more than two million members in the retirement system and more than 1.5 million members and their families in the health program.

Property Management. The 1888 Century Park East Property is managed by Commonwealth Partners Management Services, L.P., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower funded a reserve of approximately $7,850,385 for outstanding tenant improvements ($6,908,144), leasing commissions ($374,877) and free rent ($567,364). The majority of the reserve is driven by an outstanding tenant improvement balance of approximately $4.4 million due to First Republic Bank and an outstanding tenant improvement balance of approximately $2.0 million due to Strategic Legal Practices.

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – During the continuance of a Trigger Period, the borrower is required to deposit monthly into an insurance reserve 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the 1888 Century Park East Whole Loan documents.

Replacement Reserve – During the continuation of a Trigger Period, the 1888 Century Park East Whole Loan documents provide for ongoing monthly deposits of approximately $8,375 (equal to $0.20 per square foot per annum) into a reserve for approved capital expenditures, subject to a cap of approximately $201,004.

Rollover Reserve – During the continuation of a Trigger Period, the 1888 Century Park East Whole Loan documents provide for ongoing monthly deposits of approximately $62,814 (equal to $1.50 per square foot per annum) into a reserve for tenant improvements and leasing commissions, subject to a cap of $1,507,530.

Lockbox / Cash Management. The 1888 Century Park East Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the 1888 Century Park East Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property managers with respect to the 1888 Century Park East Properties to be deposited into such lockbox account within two business days. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Trigger Period, and during the continuance of a Trigger Period are required to be remitted to a lender-controlled deposit account daily to be applied and disbursed in accordance with the 1888 Century Park East Whole Loan documents. Upon the occurrence of a Trigger Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1888 Century Park East Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1888 Century Park East Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the 1888 Century Park East Whole Loan or mezzanine loan default, (ii) the debt yield of the 1888 Century Park East Whole Loan falling below 6.5% for two consecutive calendar quarters, or (iii) a First Republic Bank Trigger Event (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.5% for two consecutive calendar quarters or (c) with respect to clause (iii) above, the occurrence of a First Republic Bank Trigger Cure (as defined below).

A “First Republic Bank Trigger Event” means the occurrence of any of the following (i) First Republic Bank cancels or terminates its lease, (ii) First Republic Bank delivers notice of its intent to cancel or terminate its lease, provided that no First Republic Bank Trigger Event will be deemed to have occurred until the date that is 12 months prior to the actual termination and/or expiration date, (iii) the date on which First Republic Bank ceases operations at all or substantially all of the premises demised pursuant to its lease (other than (x) following a casualty or condemnation for a period not to exceed 90 days solely to the extent (I) such casualty or condemnation does not give rise to a right of First Republic Bank to terminate its lease and (II) First Republic Bank continues to pay rent as it comes due pursuant to its lease or (y) such closure is temporary (not to exceed 180 days) and is due to applicable directives from a governmental authority related to epidemics and pandemics and during such period First Republic Bank continues actually paying rent pursuant to its lease), (iv) a monetary or material non-monetary default beyond any applicable notice and cure period by First Republic Bank under the First Republic Bank lease; or (v) the filing or commencement by First Republic Bank of a bankruptcy or insolvency proceeding.

A “First Republic Trigger Cure” means (a) with respect to clause (ii) above, the date on which First Republic Bank rescinds its notice of termination and reaffirms its obligation under its lease, (b) with respect to clause (i) through (v) above, the earliest date on which either

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 3 – 1888 Century Park East

(x) has entered a replacement lease with an investment grade tenant for substantially all of the First Republic Bank space with a term at least equal to the greater of (I) five years from the commencement of such lease and (II) two year following the 1888 Century Park East Whole Loan maturity date, (y) all of the following have occurred (I) there remain fewer than 12 months until the 1888 Century Park East Whole Loan maturity date, (II) at least 85% of the First Republic Bank space has been re-tenanted subject to the criteria outlined in the 1888 Century Park East Whole Loan documents, (III) the debt yield is greater than 8.75%, or (z) the borrower deposits an amount equal to the product of (I) $85.00 per square foot and (II) the number of square feet of First Republic Bank space that has not been re-let, (c) with respect to clause (iv) above, the date on which each applicable default has been cured in a manner acceptable to the lender, and no other non-monetary default exists under the First Republic Bank lease for a period of two consecutive months, and (d) with respect to clause (v) above, the date on which First Republic Bank’s bankruptcy or insolvency proceeding is terminated and the First Republic Bank lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender and First Republic Bank is paying full unabated rent.

Subordinate and Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan subject to the satisfaction of the requirements set forth in the 1888 Century Park East Whole Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the 1888 Century Park East Whole Loan and the mezzanine loan is no greater than 41.8%; (iii) the actual combined debt service coverage ratio based on the 1888 Century Park East Whole Loan and the mezzanine loan is no less than 3.65x; (iv) the actual combined net cash flow debt yield based on the 1888 Century Park East Whole Loan and the mezzanine loan is no less than 9.76%; (v) the execution of an intercreditor agreement acceptable to the lender; (vi) receipt of a rating agency confirmation; (vii) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender; and (viii) the mezzanine loan will be (a) a fixed rate loan or (b) a hedged floating rate loan, with an interest rate cap with a counterparty acceptable to the lender and with a strike price equal to the lesser of (x) 3.50% and (y) the rate per annum that results in an aggregate debt service coverage ratio (assuming an interest rate under the floating rate loan based on the index being equal to the applicable strike price) of not less than 1.10x, in each case with interest due and payable monthly (i.e., interest does not accrue) and such interest rate will not be subject to adjustment except after an event of default.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 4 – 3075 Olcott

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 4 – 3075 Olcott

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 4 – 3075 Olcott

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	6.0%	Net Rentable Area (SF):	246,606
Loan Purpose:	Refinance	Location:	Santa Clara, CA
Borrower:	3075Tech LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	MDY Properties, Inc.	Occupancy:	100.0%
Interest Rate:	5.10000%	Occupancy Date:	4/8/2022
Note Date:	4/8/2022	4th Most Recent NOI (As of)(3):	NAP
Maturity Date:	4/6/2032	3rd Most Recent NOI (As of)(3):	NAP
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAP
Original Term:	120 months	Most Recent NOI (As of)(3):	NAP
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$15,228,360
Call Protection(2):	L(26),D(87),O(7)	UW Expenses:	$3,036,800
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,191,560
Additional Debt(1):	Yes	UW NCF:	$12,154,569
Additional Debt Balance(1):	$77,000,000	Appraised Value / Per SF:	$240,000,000 / $973
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/14/2022

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$576
Taxes:	$116,072	$72,545	N/A	Maturity Date Loan / SF:	$576
Insurance:	$25,661	$9,870	N/A	Cut-off Date LTV:	59.2%
Replacement Reserves:	$0	Springing	$147,964	Maturity Date LTV:	59.2%
TI/LC Reserve:	$0	Springing	$1,479,636	UW NCF DSCR:	1.66x
Outstanding Completion Obligations Funds:	$20,083,016	$0	N/A	UW NOI Debt Yield:	8.6%
TATILC Funds:	$23,983,292	$0	N/A
Rent Concession Funds:	$10,469,403	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$142,000,000	83.0%	Loan Payoff	$108,610,126	63.5%
Borrower Equity	29,137,619	17.0	Upfront Reserves	54,677,444	31.9
			Closing Costs	7,850,049	4.6
Total Sources	$171,137,619	100.0%	Total Uses	$171,137,619	100.0%

(1)	The 3075 Olcott Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $142.0 million (the “3075 Olcott Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance of the 3075 Olcott Whole Loan.

(2)	Defeasance of the 3075 Olcott Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2022-C16 securitization trust in June 2022. The actual lockout period may be longer.

(3)	Historical financial information is not available as the 3075 Olcott Property (as defined below) was built in 2022.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 3075 Olcott mortgage loan (the “3075 Olcott Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 246,606 square foot, Class A office property located in Santa Clara, California (the “3075 Olcott Property”). The 3075 Olcott Whole Loan consists of 10 pari passu notes and accrues at an interest rate of 5.10000% per annum. The 3075 Olcott Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-2, Note A-3, Note A-4 and Note A-9, with an aggregate original principal balance of $65,000,000, will be included in the BBCMS 2022-C16 securitization trust. The remaining notes are currently held by UBS AG and are expected to be contributed to one or more future securitization trust(s). The 3075 Olcott Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C16 trust until the controlling Note A-1 is securitized, whereupon the 3075 Olcott Whole Loan will be serviced pursuant to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 4 – 3075 Olcott

the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$20,000,000	$20,000,000	UBS AG	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-3	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-4	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-5(1)	$15,000,000	$15,000,000	UBS AG	No
A-6(1)	$15,000,000	$15,000,000	UBS AG	No
A-7(1)	$12,000,000	$12,000,000	UBS AG	No
A-8(1)	$10,000,000	$10,000,000	UBS AG	No
A-9	$5,000,000	$5,000,000	BBCMS 2022-C16	No
A-10(1)	$5,000,000	$5,000,000	UBS AG	No
Whole Loan	$142,000,000	$142,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 3075 Olcott Property is a Class A, newly constructed, six-story office building totaling 246,606 square feet located at 3075 Olcott Street in Santa Clara, California. The 3075 Olcott Property is situated on an approximately 2.73-acre site, approximately 6.3 miles northwest of San Jose and 43.7 miles southeast of San Francisco. Amenities include an expansive two-story lobby with wood, stone, and tile finishes, floor-to-ceiling glass curtain walls on all floors hitched to a louver system, a sports court area on the 4th floor featuring a basketball court and a putting green, and an outdoor deck on the 5th floor outfitted with a wine bar and collaborative seating. The 3075 Olcott Property contains 40,152 to 53,998 square foot floor plates, 14’-15’ floor-to-floor heights as well as a six-story parking garage providing 760 parking spaces with 24 electronic vehicle charging stations (approximately 3.1 spaces per 1,000 square feet) and bicycle parking for 38 bicycles.

The borrower sponsor acquired the land under the 3075 Olcott Property in 2015 for approximately $8.8 million and has invested approximately $164.3 million in capital improvements and approximately $54.5 million in other/soft costs. As of April 8, 2022, the 3075 Olcott Property was 100.0% leased to Amazon.com Services LLC (“AWS”), a wholly-owned subsidiary of Amazon (NASDAQ: AMZN; A1/AA/AA- by Moody’s/S&P/Fitch), pursuant to a 246,606 square foot modified triple-net (“NNN”) lease through September 30, 2032, with two, five-year renewal options. AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in October 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.

COVID-19 Update. As of the date of this term sheet, the 3075 Olcott Property is not subject to any modification or forbearance requests. The first payment date of the 3075 Olcott Whole Loan was May 6, 2022. The borrower has reported that no tenant deferments were requested or granted, nor were there any lease modification requests as of April 30, 2022.

Major Tenant.

AWS (246,606 square feet; 100.0% of NRA; 100.0% of underwritten base rent). AWS is a wholly-owned subsidiary of Amazon (NASDAQ: AMZN; A1/AA/AA- by Moody’s/S&P/Fitch). AWS is a cloud offering, with more than 200 fully featured services for a wide range of technologies, industries, and use cases available from data centers globally. This broad set of global cloud-based products includes compute, storage, databases, analytics, networking, mobile, developer tools, management tools, IoT, security, and enterprise applications. Amazon is an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon is one of the Big Five U.S. information technology companies along with Google, Apple, Microsoft, and Meta. The AWS lease has a limited guaranty from Amazon, which guarantees the greater of 50% of the then-remaining base rent and $2.5 million at any given time throughout the lease term. AWS leases floors 5-6 (85,995 SF) on a 10.6-year lease that commenced in March 2022 and expires in September 2032 at an initial base rent of $45.60 PSF NNN with 3.0% annual rent steps throughout the lease term. In an amendment to the initial lease, AWS leased floors 1-4 (160,611 SF) at an initial base rent of $43.80 PSF NNN with 3.0% annual rent steps throughout the lease term. AWS has two, five-year renewal options remaining.

AWS has an option to accelerate the expiration date of its lease for floors 5 and 6 to the date which is 66 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $9,511,986.37. In addition, AWS has an option to accelerate the expiration date of its lease for floors 1 through 4 to the date which is 96 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $10,348,856.73.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 4 – 3075 Olcott

Environmental. According to a Phase I environmental assessment dated February 10, 2022, there was no evidence of any recognized environmental conditions at the 3075 Olcott Property.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancy is not available as the 3075 Olcott Property was completed in 2022.

(2)	Current leased occupancy is as of April 8, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Amazon.com Services LLC(4)	A1/AA/AA-	246,606	100.0%	$44.90	$11,073,775	100.0%	9/30/2032
Occupied Collateral Total / Wtd. Avg.		246,606	100.0%	$44.90	$11,073,775	100.0%
Vacant Space		0	0.0%

Collateral Total		246,606	100.0%

(1)	Based on the underwritten rent roll dated April 8, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $117,641 of contractual rent steps through June 2023.

(4)	AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in October 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.

(5)	AWS has an option to accelerate the expiration date of its lease for floors 5 and 6 to the date which is 66 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $9,511,986.37. In addition, AWS has an option to accelerate the expiration date of its lease for floors 1 through 4 to the date which is 96 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $10,348,856.73.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	2	246,606	100.0	11,073,775	100.0	246,606	100.0%	$11,073,775	100.0%
2033 & Beyond	0	0	0.0	0	0.0	246,606	100.0%	$11,073,775	100.0%
Total	2	246,606	100.0%	$11,073,775	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2022.

(2)	The options of AWS to accelerate the expiration date of its lease are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $117,641 of contractual rent steps through June 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 4 – 3075 Olcott

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$10,956,134	$44.43	70.5%
Rent Steps(3)	117,641	0.48	0.8
Straight-Line Rent(4)	1,514,012	6.14	9.7
Vacant Income	0	0.00	0.0
Gross Potential Rent	$12,587,787	$51.04	81.0%
Total Reimbursements	2,951,356	11.97	19.0
Total Other Income	0	0.00	0.0
Net Rental Income	$15,539,143	$63.01	100.0%
(Vacancy/Credit Loss)	(310,783)	(1.26)	(2.0)
Effective Gross Income	$15,228,360	$61.75	98.0%
Total Expenses	3,036,800	12.31	19.9
Net Operating Income	$12,191,560	$49.44	80.1%
Total TI/LC, Capex/RR	36,991	0.15	0.2
Net Cash Flow	$12,154,569	$49.29	79.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Base Rent is based on the underwritten rent roll as of April 8, 2022.

(3)	Rent Steps totaling $117,641 are taken through June 2023.

(4)	Straight-Line Rent was underwritten for the investment grade rated tenant through the 3075 Olcott Whole Loan term.

The Market. The 3075 Olcott Property is located in Santa Clara, California on San Tomas Expressway. The transit-oriented site of the 3075 Olcott Property provides direct vehicular ingress/egress onto Bayshore Freeway, a highway with a daily traffic count of approximately 202,000 vehicles at its intersection with San Tomas Expressway, 0.4 miles north of the 3075 Olcott Property. Additionally, the 3075 Olcott Property has direct access to Highway 101 (two blocks north), Interstate 280 (five miles south), and Interstate 880 (four miles east), three of the Bay Area’s primary transportation arterials running north/south and east/west, allowing for access to either the San Francisco Peninsula or greater East Bay. Located in Silicon Valley, the 3075 Olcott Property is blocks away from Nvidia’s and Intel’s headquarters. Irvine Company’s newly constructed Santa Clara Square is also a half mile away and offers many retail amenities including over 30 shops and restaurants.

Santa Clara Valley Transportation Authority (“VTA”) provides light rail service from Mountain View through San Jose with trains that link to Caltrain (nearest station 2.3 miles southeast of the 3075 Olcott Property), Bay Area Rapid Transit (BART) (nearest station 6.6 miles northwest of Property) and San Jose International Airport (3.7 miles east of the 3075 Olcott Property). The Old Ironsides VTA station is located approximately 2.2 miles northwest of the 3075 Olcott Property. Additionally, Amtrak national passenger rail service and Union Pacific freight rail service provide access beyond the Bay Area. The 3075 Olcott Property is within proximity of three major international airports including San Jose International Airport (3.7 miles), San Francisco International Airport (30.5 miles), and Oakland International Airport (36.4 miles).

The 3075 Olcott Property is located in the San Jose-Sunnyvale-Santa Cara, California Metropolitan Statistical Area (the “San Jose MSA”), with an estimated population of 1,992,544 in 2021. Top employers in the San Jose MSA include Apple Inc., Alphabet Inc., Cisco Systems Inc. and Intel Corp. According to a third-party market research report, the 3075 Olcott Property is located within the Central Santa Clara office submarket. As of February 2022, the submarket reported a total inventory of approximately 5.3 million square feet with a 10.5% vacancy rate and an average asking rent of $62.06 PSF for 4- and 5-star office properties.

According to a third-party market research report, the estimated 2021 population within a one-, three- and five-mile radius of the 3075 Olcott Property was 4,799, 187,880 and 479,991, respectively and the estimated 2021 average household income within the same radii was approximately $168,341, $187,715 and $193,458, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 4 – 3075 Olcott

The following table presents certain information relating to comparable office leases for the 3075 Olcott Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Months)	Structure
3075 Olcott Santa Clara, CA	246,606(2)	2022 / NAP	AWS	$44.90(2)	Various(2)	Various(2)	Triple Net
The Quad-Portfolio Mountain View, CA	447,553	1997 / NAP	Google, Inc.	$51.00	Dec-2021	60	Triple Net
Sunnyvale Tech Campus Sunnyvale, CA	719,000	2007 / NAP	Facebook	$56.40	Dec-2021	126	Triple Net
Sunnyvale Pathline Park Sunnyvale, CA	701,118	2022 / NAP	Apple Inc	$45.00	May-2021	120	Triple Net
The Offices at Santana Row San Jose, CA	303,700	2019 / NAP	NetApp	$45.60	Apr-2021	132	Triple Net
Sunnyvale Cityline Sunnyvale, CA	133,966	2002 / NAP	Uber Technologies, Inc.	$72.00	Jun-2020	120	Net
Ameswell Mountain View Mountain View, CA	222,000	2021 / NAP	Google, Inc.	$67.80	Feb-2020	120	Triple Net
Moffett Towers II - Buildings III, IV, and V Sunnyvale, CA	1,087,689	2019 / NAP	Facebook	$52.20	Jan-2020	180	Triple Net
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the 3075 Olcott Property are based on underwritten rent from the underwritten rent roll dated April 8, 2022. Rent PSF is inclusive of approximately $117,641 of contractual rent steps through June 2023.

The following table presents certain information relating to comparable office sales for the 3075 Olcott Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
3075 Olcott Santa Clara, CA	246,606(2)	2022 / NAP	100.0%(2)
Coleman Highline Phase IV San Jose, CA	657,934	2021 / NAP	100.0%	Dec-2021	$780,000,000	$1,186
520 Almanor Avenue Sunnyvale, CA	231,000	2021 / NAP	98.0%	Jul-2021	$254,000,000	$1,100
LinkedIn HQ Sunnyvale, CA	287,644	1999 / NAP	100.0%	Jul-2021	$323,000,000	$1,123
750 Moffett Mountain View, CA	222,000	2021 / NAP	100.0%	Jul-2021	$283,000,000	$1,275
HQ@First Campus San Jose, CA	603,999	2010 / NAP	100.0%	Jul-2021	$535,000,000	$886
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 8, 2022.

The Borrower. The borrower is 3075Tech LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3075 Olcott Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 3075 Olcott Whole Loan.

The Borrower Sponsor. The borrower sponsor is MDY Properties, Inc., the U.S. based subsidiary of Beijing Meidiya Property Co., Ltd. (“Meidiya”). The borrower is wholly-owned by the borrower sponsor. Headquartered in Beijing, Meidiya’s main businesses are project development and construction, property leasing management, parking lot management, equity investment and financial management. In recent years, the company has also expanded into capital operations, project investment, fixed-asset investment and equity acquisition.

Property Management. The 3075 Olcott Property is managed by Cushman & Wakefield U.S., Inc., a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $116,072 for real estate taxes, (ii) $25,661 for insurance premiums, (iii) $20,083,016 for outstanding completion obligations, (iv) $23,983,292 for outstanding tenant allowances, tenant improvements and leasing commissions (“TATILC”) with respect to the AWS lease and (v) $10,469,403 for outstanding free rents, rent abatements or other rent concessions.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $72,545 a month).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 4 – 3075 Olcott

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages (currently equivalent to approximately $9,870 a month).

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $4,110 for replacement reserves subject to a cap of approximately $147,964. Notwithstanding the foregoing, for so long as (x) the AWS lease is in full force and effect and the entirety of the 3075 Olcott Property is leased to AWS and no less than 12 months remain under its lease term and (y) no Material Tenant Trigger Event (as defined below) is continuing, the lender waives the monthly replacement reserve deposits requirement.

Rollover Reserve – On a monthly basis, the borrower is required to deposit $41,101 for rollover reserves subject to a cap of $1,479,636. Notwithstanding the foregoing, for so long as the AWS lease is in full force and effect and the entirety of the 3075 Olcott Property is leased to AWS, the lender will waive the monthly rollover reserve deposits requirement. The borrower is required to deposit with the lender all amounts paid to the borrower in connection with, among other things, any termination, surrender, cancellation or buy-out of any lease (in whole or in part) (including in connection with the exercise of any contraction option) (the “Extraordinary Lease Payments”), which the lender is required to disburse in accordance with the 3075 Olcott Whole Loan documents. Any Extraordinary Lease Payments remaining after the applicable premises have been re-tenanted and the applicable tenant is in occupancy and paying full, unabated rent, will be released to the borrower.

Lockbox / Cash Management. The 3075 Olcott Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 3075 Olcott Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the 3075 Olcott Whole Loan, operating expenses and cash management bank fees) are required to be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) rollover account (subject to a cap of $64.00 PSF of the applicable Material Tenant space as of the commencement of such Material Tenant Trigger Event), (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the borrower sponsor or an affiliated property manager, (iii) the debt yield falling below 6.25%, (iv) the indictment for fraud or misappropriation of funds of the borrower, the borrower sponsor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the 3075 Olcott Property), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged or dismissed within 60 days for the borrower or the borrower sponsor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the borrower’s or the borrower sponsor’s monetary obligations, or materially and adversely affect the borrower sponsor’s or the property manager’s ability to carry out their obligations under the 3075 Olcott Whole Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the 3075 Olcott Whole Loan documents, (c) with respect to clause (iii) above, the debt yield being at least 6.50% for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the 3075 Olcott Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the borrower sponsor or an affiliated property manager, (iii) the debt yield falling below 6.00% or (iv) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged or dismissed within 60 days for the borrower or the borrower sponsor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the borrower’s or the borrower sponsor’s monetary obligations, or materially and adversely affect the borrower sponsor’s or the property manager’s ability to carry out their obligations under the 3075 Olcott Whole Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the 3075 Olcott Whole Loan documents, (c) with respect to clause (iii) above, the debt yield being at least 6.25% for two consecutive calendar quarters or (d) with respect to clause (iv) above, the cure of such Material Tenant Trigger Event.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) on or prior to the date that is 18 months prior to the earlier of (x) the 3075 Olcott Whole Loan maturity date and (y) then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (iv) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (v) a Material Tenant lease being terminated or no longer being in full force and effect, (vi) if a Material Tenant has an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 4 – 3075 Olcott

outstanding contractual right to terminate (or partially terminate) its lease, if, on or prior to the date that is the earlier of (x) nine months prior to the 3075 Olcott Whole Loan maturity date or (y) nine months prior to the first day that such termination (or partial termination) would take effect, such Material Tenant has not unconditionally and irrevocably waived such right to terminate (or partially terminate) its lease, (vii) a Material Tenant other than AWS “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the 3075 Olcott Property or a portion thereof constituting 20% or more of the total net rentable square footage at the 3075 Olcott Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises) unless (a) such Material Tenant or its guarantor maintains a credit rating of at least “BBB-” (or the equivalent) by each applicable rating agency, (b) more than two years remain on the term of the applicable Material Tenant lease and (c) more than two years remain on the term of the 3075 Olcott Whole Loan, (viii) an Amazon Original Floors 1-4 Aggregate Trigger Event (as defined below) or (ix) an Amazon Original Floors 5-6 Aggregate Trigger Event (as defined below) and expiring upon (a) with respect to clause (i) above, the date that (x) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (y) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 3075 Olcott Whole Loan documents or (z) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 3075 Olcott Whole Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, a cure of the applicable event of default, (d) with respect to clause (iv) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (v) above, all or substantially all of the applicable Material Tenant space (or in connection with a partial termination, the applicable portion of the Material Tenant space) being leased to a replacement tenant, (f) with respect to clause (vi) above, the Material Tenant waives such right to terminate (or partially terminate) the applicable Material Tenant lease, (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or a portion thereof constituting 20% or more of the total net rentable square footage leased by such Material Tenant at the 3075 Olcott Property, (h) with respect to clause (viii) above, AWS re-commences its operations and the conduct of business on floors 1 through 4 at the 3075 Olcott Property such that it is no longer dark, and has not vacated or ceased to conduct business at 50% or more of the total rentable square footage on floors 1 through 4 at the 3075 Olcott Property or (i) with respect to clause (ix) above, AWS re-commences its operations and the conduct of business on floors 5 and 6 at the 3075 Olcott Property such that it is no longer dark, and has not vacated or ceased to conduct business at 50% or more of the total rentable square footage on floors 5 and 6 at the 3075 Olcott Property.

A “Material Tenant” means (i) AWS or (ii) any tenant at the 3075 Olcott Property that, together with its affiliates, either (a) leases no less than 25% of the total rentable square footage of the 3075 Olcott Property or (b) accounts for (or would account for) no less than 25% of the total in-place base rent at the 3075 Olcott Property.

An “Amazon Original Floors 1-4 Aggregate Trigger Event” means the aggregate amount of space on floors 1 through 4 at the 3075 Olcott Property in which AWS has (a) “gone dark”, vacated, ceased to occupy or ceased to conduct business in the ordinary course and/or (b) exercised a contraction option, in either case exceeds 50% or more of the total rentable square footage demised to AWS on floors 1 through 4 at the 3075 Olcott Property pursuant to the AWS lease.

An “Amazon Original Floors 5-6 Aggregate Trigger Event” means the aggregate amount of space on floors 5 and 6 at the 3075 Olcott Property in which AWS has (a) “gone dark”, vacated, ceased to occupy or ceased to conduct business in the ordinary course and/or (b) exercised a contraction option, in either case exceeds 50% or more of the total rentable square footage demised to AWS on floors 5 and 6 at the 3075 Olcott Property pursuant to the AWS lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 5 – 70 Hudson Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 5 – 70 Hudson Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 5 – 70 Hudson Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/		Title:	Fee
DBRS):	BBBsf/AA(low)(sf)	Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$48,000,000	Net Rentable Area (SF):	431,281
Cut-off Date Principal Balance(1):	$48,000,000	Location:	Jersey City, NJ
% of IPB:	4.4%	Year Built / Renovated:	2002 / 2018
Loan Purpose:	Acquisition	Occupancy:	94.1%
Borrower:	70 Hudson LLC	Occupancy Date:	12/31/2021
Borrower Sponsor:	NAP	4th Most Recent NOI (As of):	NAV
Interest Rate:	3.19200%	3rd Most Recent NOI (As of)(3):	$1,587,874 (12/31/2019)
Note Date:	2/11/2022	2nd Most Recent NOI (As of)(3):	$6,836,402 (12/31/2020)
Maturity Date:	3/8/2027	Most Recent NOI (As of)(3)(4):	$14,298,336 (12/31/2021)
Interest-only Period:	60 months	UW Economic Occupancy:	94.0%
Original Term:	60 months	UW Revenues:	$22,465,058
Original Amortization Term:	None	UW Expenses:	$6,481,062
Amortization Type:	Interest Only	UW NOI(4):	$15,983,997
Call Protection(2):	YM1(27),DorYM1(26),O(7)	UW NCF:	$15,919,304
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$300,000,000 / $696
Additional Debt(1):	Yes	Appraisal Date:	11/8/2021
Additional Debt Balance(1):	$72,000,000 / $76,950,000
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$263,338	$131,669	N/A	Cut-off Date Loan / SF:	$278	$457
Insurance:	$313,920	$26,160	N/A	Maturity Date Loan / SF:	$278	$457
Replacement Reserves:	$0	$5,391	N/A	Cut-off Date LTV:	40.0%	65.7%
TI/LC Reserve:	$0	$0	N/A	Maturity Date LTV:	40.0%	65.7%
Other:	$306,422	$0	N/A	UW NCF DSCR:	4.10x	2.50x
				UW NOI Debt Yield:	13.3%	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1)	$120,000,000	38.9%	Purchase Price	$300,000,000	97.3%
Subordinate Note(1)	76,950,000	24.9	Closing Costs	7,587,304	2.5
Borrower Sponsor Equity	111,520,984	36.2	Upfront Reserve	883,680	0.3
Total Sources	$308,470,984	100.0%	Total Uses	$308,470,984	100.0%

(1)	The 70 Hudson Street Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes totaling $120.0 million and one subordinate companion note of $76.95 million, with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million (the “70 Hudson Street Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the 70 Hudson Street Senior Notes (as defined below) and the 70 Hudson Street Whole Loan.

(2)	The 70 Hudson Street Borrower (as defined below) has the option to prepay (with the payment of a yield maintenance premium) the 70 Hudson Street Whole Loan at any time prior to the open prepayment period. In addition, the 70 Hudson Street Borrower has the option to defease the 70 Hudson Street Whole Loan in full, but not in part, on or after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 11, 2026.

(3)	The 70 Hudson Street Property (as defined below) was renovated in 2018, so financial information is unavailable for 2018. The increase in NOI from 2019 to 2021 was driven by an increase in occupancy.

(4)	The increase in UW NOI from Most Recent NOI is associated with (i) the expiration of a free rent period, (ii) the inclusion of contractual rent steps through December 31, 2022 in the amount of approximately $363,829 and (iii) the inclusion of straight line rent in the amount of approximately $579,692.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 70 Hudson Street mortgage loan (the “70 Hudson Street Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million consisting of four pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (the “70 Hudson Street Senior Notes”) and one subordinate companion note with an outstanding principal balance as of the Cut-off Date of $76.95 million (the “70 Hudson Street Subordinate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 5 – 70 Hudson Street

Companion Note”). The 70 Hudson Street Whole Loan is secured by the 70 Hudson Street Borrower’s (as defined below) fee interest in a 431,281 square foot, Class A office property located in Jersey City, New Jersey (the “70 Hudson Street Property”). The non-controlling Note A-A-2, with an outstanding principal balance as of the Cut-off Date of $48.0 million, will be included in the BBCMS 2022-C16 trust. The remaining notes are currently held by an affiliate of Natixis and are expected to be contributed to one or more future securitization trusts or sold to unaffiliated third-party investors. The 70 Hudson Street Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 3.19200% per annum on an Actual/360 basis. The 70 Hudson Street Whole Loan is expected to be serviced under the BBCMS 2022-C16 pooling and servicing agreement until the securitization of the related Note A-A-1, at which point it will be serviced under the related servicing shift PSA. After such subsequent securitization, the directing certificateholder for the BBCMS 2022-C16 securitization will nonetheless have the right to be consulted on a non-binding basis with respect to certain major servicing decisions. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—70 Hudson Street Whole Loan” and “Pooling and Servicing Agreement—Servicing of the 70 Hudson Street Mortgage Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-A-1(1)	$48,000,000	$48,000,000	Natixis	Yes	No
A-A-2	$48,000,000	$48,000,000	BBCMS 2022-C16	No	No
A-A-3(1)	$12,000,000	$12,000,000	Natixis	No	No
A-A-4(1)	$12,000,000	$12,000,000	Natixis	No	No
Total Senior Notes	$120,000,000	$120,000,000
A-B	$76,950,000	$76,950,000	Natixis	No	Yes
Whole Loan	$196,950,000	$196,950,000

(1) Expected to be contributed to one or more future securitization trust(s).

The Property. The 70 Hudson Street Property is a Class A, 12-story office building totaling 431,281 square feet located in Jersey City, New Jersey, situated within Jersey City’s waterfront district along New Jersey’s Gold Coast with views of Manhattan and the Statue of Liberty. The 70 Hudson Street Property was built in 2002 and most recently renovated in 2018, including a new atrium lobby, upgraded/renovated parking garage, roof replacement and upgraded common corridor and retail entryways. Tenants at the 70 Hudson Street Property have access to a dedicated parking structure, which has 226 parking spaces (approximately 0.5 spaces per 1,000 square feet). The 70 Hudson Street Property has access to Manhattan through multiple public transportation options (PATH, NY Waterway Ferry and NJ Transit Bus & Rail Services) offering direct access into Midtown and Downtown Manhattan. The 70 Hudson Street Property is 94.1% occupied by seven tenants with a weighted average remaining lease term of approximately 10.7 years as of the Cut-off Date with four tenants (81.2% of NRA) having a weighted average remaining lease term as of the Cut-off Date exceeding 10 years.

COVID-19 Update. As of the date of this term sheet, the 70 Hudson Street Whole Loan is not subject to any modification or forbearance request and is current on debt service. As of the date of this term sheet, the borrower sponsor reported that no tenants at the 70 Hudson Street Property are dark, underutilizing their space, or receiving or seeking rent relief due to the COVID-19 pandemic.

Major Tenants.

TD Ameritrade (208,396 square feet; 48.3% of NRA; 51.9% of underwritten base rent; Moody’s/S&P/Fitch: A2/A/A). TD Ameritrade, a subsidiary of Charles Schwab, is an online brokerage that provides services to both individuals and institutions that invest online. The company hosts over 11 million customer accounts from across the world. Investors use the company’s electronic trading platforms to buy and sell securities such as stocks, ETFs, mutual funds, options, futures, foreign exchange, and fixed-income investments. Customers can trade these financial securities on their computer or via mobile phone applications. In October 2020, TD Ameritrade was acquired by The Charles Schwab Corporation. The two companies, as of February 2022, have a combined $7.69 trillion in client assets, 33.4 million brokerage accounts, and 6.6 million daily average trades. TD Ameritrade spent approximately $40.3 million ($193.34 per square feet) on tenant improvements to its occupied space. TD Ameritrade has been in occupancy since March 2019. TD Ameritrade has no termination option and has one seven- or ten-year renewal option remaining.

Fidessa Corporation (78,000 square feet; 18.1% of NRA; 18.0% of underwritten base rent). Fidessa Corporation (“Fidessa”) is a British based financial software company offering financial consulting, investment, trading, and advising services. Fidessa offers both buy-side solutions and sell-side solutions, global connectivity services and solutions, market data services, and investment infrastructure to customers around the globe. Buy-side products and services include compliance, decision support, order and execution management, trading, and portfolio management. Sell-side products and services include order management, advanced trading tools, smart order routing, high frequency trading, compliance, and business intelligence. Fidessa offers both enterprise solutions, and a SaaS platform to help connect customers around the globe. Fidessa spent approximately $15.0 million ($192.78 per square feet) on tenant improvements to its occupied space. Fidessa has been in occupancy since March 2017. Fidessa has no termination option and has one ten-year renewal option remaining.

Federal Home Loan Bank of New York (52,041 square feet; 12.1% of NRA; 12.6% of underwritten base rent; Moody’s/S&P/Fitch: Aaa/AA+/NR). The Federal Home Loan Bank of New York is part of the congressionally chartered, nationwide Federal Home Loan Bank

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 5 – 70 Hudson Street

System, which was created in 1932 to provide a flexible credit liquidity source for member community lenders engaged in home mortgage and neighborhood lending. The Federal Home Loan Bank of New York helps community lenders in New Jersey, New York, Puerto Rico and the U.S. Virgin Islands advance housing and community growth. The Federal Home Loan Bank of New York increases the availability of mortgages and home financing to families of all income levels by offering high-value correspondent and cash management services to assist their members, more effectively serve their neighborhoods and meet their Community Reinvestment Act responsibilities. The Federal Home Loan Bank of New York spent approximately $21.2 million ($407.28 per square feet) on tenant improvements to its occupied space. The Federal Home Loan Bank of New York has been in occupancy since February 2018. The Federal Home Loan Bank of New York has no termination or appropriation option and has one five-year renewal option remaining.

Environmental. According to a Phase I environmental assessment dated November 11, 2021, there was no evidence of any recognized environmental conditions at the 70 Hudson Street Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
31.5%	71.3%	94.0%	94.1%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of December 31, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
TD Ameritrade	A2/A/A	208,396	48.3%	$48.91	$10,193,424	51.9%	6/30/2033
Fidessa Corporation	NR/NR/NR	78,000	18.1	$45.27	3,530,850	18.0	12/31/2032
Federal Home Loan Bank of New York	Aaa/AA+/NR	52,041	12.1	$47.62	2,478,225	12.6	12/31/2033
Gucci America, Inc.	NR/A/NR	51,824	12.0	$50.58	2,621,067	13.3	12/31/2029
New Jersey CVS Pharmacy, LLC	Baa2/BBB/NR	11,659	2.7	$60.00	699,540	3.6	10/31/2038
Top Five Tenants		401,920	93.2%	$48.57	$19,523,108	99.4%
Other Tenants(4)		3,713	0.9%	$32.29	$119,910	0.6%
Occupied Collateral Total / Wtd. Avg.		405,633	94.1%	$48.43	$19,643,018	100.0%
Vacant Space		25,648	5.9%
Collateral Total		431,281	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $363,829 of contractual rent steps through December 31, 2022 and approximately $579,692 of straight line rent.

(4)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent is 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 5 – 70 Hudson Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	25,648	5.9%	NAP	NAP	25,648	5.9%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	25,648	5.9%	$0	0.0%
2023	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2024	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2025	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2026	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2027	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2028	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2029	1	51,824	12.0	2,621,067	13.3	77,472	18.0%	$2,621,067	13.3%
2030	1	1,713	0.4	119,910	0.6	79,185	18.4%	$2,740,977	14.0%
2031	1	2,000	0.5	0	0.0	81,185	18.8%	$2,740,977	14.0%
2032	1	78,000	18.1	3,530,850	18.0	159,185	36.9%	$6,271,828	31.9%
2033 & Beyond	3	272,096	63.1	13,371,190	68.1	431,281	100.0%	$19,643,018	100.0%
Total	7	431,281	100.0%	$19,643,018	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2021.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $363,829 of contractual rent steps through December 31, 2022 and approximately $579,692 of straight line rent.

(3)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent is 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$5,535,328	$9,834,710	$17,445,367	$18,699,497	$43.36	78.2%
Rent Steps(3)	0	0	0	363,829	0.84	1.5
Straight-Line Rent	0	0	0	579,692	1.34	2.4
Vacant Income	0	0	0	1,102,864	2.56	4.6
Gross Potential Rent	$5,535,328	$9,834,710	$17,445,367	$20,745,882	$48.10	86.8%
Total Reimbursements	531,016	665,556	921,565	1,798,717	4.17	7.5
Total Other Income	1,164,511	1,518,118	1,340,257	1,354,400	3.14	5.7
Net Rental Income	$7,230,855	$12,018,384	$19,707,190	$23,898,998	$55.41	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,433,940)	(3.32)	(6.0)
Effective Gross Income	$7,230,855	$12,018,384	$19,707,190	$22,465,058	$52.09	94.0%
Total Expenses	5,642,981	5,181,982	5,408,854	6,481,062	15.03	28.8
Net Operating Income	$1,587,874	$6,836,402	$14,298,336	$15,983,997	$37.06	71.2%
Total TI/LC, Capex/RR	0	0	0	64,692	0.15	0.3
Net Cash Flow	$1,587,874	$6,836,402	$14,298,336	$15,919,304	$36.91	70.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Base Rent is based on the underwritten rent roll as of December 31, 2021. The increase in UW Base Rent from 2021 Base Rent is associated with the expiration of a free rent period.

(3)	Rent Steps totaling approximately $363,829 are taken through December 31, 2022.

The Market. The 70 Hudson Street Property is situated within the Hudson Waterfront office submarket of Jersey City. The Hudson Waterfront office submarket has established itself as a long-standing institutional market for both investors and tenants. The Hudson Waterfront office submarket has attracted tenants such as JP Morgan, Goldman Sachs, AIG, Mizuho, Bank of NY, RBC, Pearson Education, Marsh & McLennan, BNP Paribas, Merck, New York Life, and Ernst & Young. There has been significant residential growth in the area with over 13,000 rental units throughout 38 buildings constructed since 2010. In addition, 3,400 units are under construction and 19,500 units are approved. The 70 Hudson Street Property is located at the Exchange Place PATH Station, near Metro-Area mass transit system services (PATH, NJ Transit-Hudson-Bergen Line Light Rail, NY Waterway Ferry and NJ Transit Bus & Rail Services).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 5 – 70 Hudson Street

According to a third-party report, as of May 3, 2022, the Hudson Waterfront office submarket had an inventory of approximately 31 million square feet, overall vacancy in the market of approximately 14.2% and average asking rents of $40.83 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the 70 Hudson Street Property is 67,445, 879,441 and 1,892,770, respectively. The estimated 2021 average household income within the same radii is $205,471, $167,096 and $168,161, respectively.

The following table presents certain information relating to comparable office leases for the 70 Hudson Street Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Lease Date	Lease Term	Structure
70 Hudson Street Jersey City, NJ	431,281(2)	2002 / 2018	Various	$48.33(2)	Various(2)	Various(2)	Modified Gross
10 Exchange Place Jersey City, NJ	9,920 78,709 9,504 24,408	1988 / 2019	Zim America Integrated Shipping Ace Chain Daikin Applied	$42.50 $43.00 $43.00 $40.00	May-2022 Feb-2021 Jul-2020 Jul-2020	10.8 Yrs. 8.9 Yrs. 5.3 Yrs. 6.4 Yrs.	Modified Gross
30 Hudson Street Jersey City, NJ	111,416 227,852	2004 / NAP	Merck & Company AIG	$46.00 $45.00	Sep-2020 Jun-2020	10.4 Yrs. 15.0 Yrs.	Modified Gross
210 Hudson Street Jersey City, NJ	4,491 46,189	1928 / 1986	Flipt Whole Foods Market	$45.00 $39.00	Sep-2020 Mar-2019	5.3 Yrs. NAV	Modified Gross
101 Hudson Street Jersey City, NJ	6,694 6,923 10,525 13,588	1992 / NAP	Trend Micro Insight Catastrophe Insurance NJ Institute of Technology DealCloud	$46.00 $45.00 $47.00 $46.00	Jul-2021 Jul-2021 Jul-2020 Jun-2020	5.3 Yrs. 10.8 Yrs. 5.3 Yrs. 3.1 Yrs.	Modified Gross
525 Washington Blvd Jersey City, NJ	183,087 4,672 23,204	1992 / NAP	BNP Super Micro Computer Temco Service Industries, Inc	$39.25 $46.00 $43.00	Jun-2020 May-2020 Nov-2019	20.0 Yrs. 1.5 Yrs. 11.0 Yrs.	Modified Gross
15 Exchange Pl Jersey City, NJ	5,274 14,073	1920 / 2017	Claro Enterprise Drivewealth Holdings	$38.00 $41.00	Sep-2021 Aug-2021	3.0 Yrs. 7.0 Yrs.	Modified Gross
10 Harborside Financial Ctr Jersey City, NJ	23,000 46,375	2002 / NAP	Proximo Spirits FINRA	$43.00 $42.00	Feb-2020 Sep-2019	10.2 Yrs. 10.7 Yrs.	Modified Gross
95 Christopher Columbus Drive Jersey City, NJ	310,137 8,061	1989 / NAP	Pershing Toll Brothers	$37.50 $37.00	Jul-2021 Nov-2019	16.0 Yrs. 3.3 Yrs.	Modified Gross
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Lease Date and Lease Term for the 70 Hudson Street Property is based on underwritten rent from the underwritten rent roll dated December 31, 2021. Rent PSF is inclusive of (i) contractual rent steps on office tenants through December 31, 2022 in the amount of approximately $363,320 and (ii) straight line rent on office tenants in the amount of approximately $579,131.

The following table presents certain information relating to comparable office sales for the 70 Hudson Street Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
70 Hudson Street Jersey City, NJ	431,281(2)	2002 / 2018	94.1%(2)
9737 Washingtonian Boulevard Gaithersburg, MD	274,805	2004 / NAP	100.0%	Sep-2021	$119,000,000	$433
100 and 200 Everest Way Warren, NJ	315,494	2001 / NAP	100.0%	Jun-2021	$150,250,000	$476
399 & 499 Grove Street Herndon, VA	492,601	2004 / NAP	100.0%	Feb-2020	$256,000,000	$520
545 Washington Blvd Jersey City, NJ	866,706	2001 / NAP	95.0%	Jan-2020	$372,800,000	$430
275 Grove Street Newton, MA	509,702	2000 / NAP	99.0%	Jan-2020	$235,000,000	$461
179 Lincoln Street Boston, MA	221,474	1899 / 2010	85.0%	Jan-2020	$155,650,000	$703
175 Park Avenue Madison, NJ	270,000	1975 / 2013	100.0%	Jun-2019	$115,000,000	$426
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 31, 2021.

The Borrower. The borrower is 70 Hudson LLC, a Delaware limited liability company (the “70 Hudson Street Borrower”). The 70 Hudson Street Borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the 70 Hudson Street Borrower delivered a non-consolidation opinion in connection with the origination of the 70 Hudson Street Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 70 Hudson Street Whole Loan. The 70 Hudson Street Whole Loan is recourse to the 70 Hudson Street Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 5 – 70 Hudson Street

The Borrower Sponsor. The borrower sponsor is Hana Alternative Asset Management Co., Ltd. (“Hana”), which is an investment management firm affiliated with HANA Financial Group, specializing in alternative investments. Hana was founded in 2006 as the first asset management company to specialize in commercial real estate in Korea. As of May 2022, Hana had approximately $7.57 billion USD of assets under management of which 67.3% are investments in real estate.

Property Management. The 70 Hudson Street Property is managed by CBRE, Inc.

Escrows and Reserves. At origination, the 70 Hudson Street Borrower was required to deposit into escrow (i) approximately $263,338 for real estate taxes, (ii) approximately $313,920 for insurance premiums, (iii) $200,000 for the rent abatement reserve and (iv) approximately $106,422 for the Maman reserve for outstanding approved leasing expense.

Tax Escrows – On a monthly basis, the 70 Hudson Street Borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $131,669.

Insurance Escrows – On a monthly basis, the 70 Hudson Street Borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $26,160.

Replacement Reserve – On a monthly basis, the 70 Hudson Street Borrower is required to escrow $5,391 for replacement reserves.

Lockbox / Cash Management. The 70 Hudson Street Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). The 70 Hudson Street Borrower is required to cause each tenant at the 70 Hudson Street Property to deposit rents directly into a lender-controlled lockbox account. In addition, the 70 Hudson Street Borrower is required to cause all rents received by the 70 Hudson Street Borrower or property manager with respect to the 70 Hudson Street Property to be deposited into such lockbox account within one business day. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a lender-controlled cash management account and disbursed in accordance with the 70 Hudson Street Whole Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the 70 Hudson Street Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Significant Tenant Trigger Event (as defined below) has occurred and is continuing (and no other Cash Management Period is then continuing), to a Significant Tenant (as defined below) reserve subaccount, (b) if a Cash Management Period (other than a Cash Management Period solely due to a Significant Tenant Trigger Event) has occurred and is continuing, to an excess cash flow reserve account or (c) if no Cash Management Period has occurred and is continuing, to the 70 Hudson Street Borrower.

A “Cash Management Period” means a period commencing upon the occurrence of (i) an event of default under the 70 Hudson Street Whole Loan, (ii) at the end of a calendar quarter, the debt yield on the 70 Hudson Street Whole Loan is less than 6.50%, or (iii) the occurrence of a Significant Tenant Trigger Event; and will end (x) with respect to clause (i) above, if the lender has accepted a cure of such event of default; (y) with respect to clause (ii) above, the debt yield on the 70 Hudson Street Whole Loan is at least equal to 6.75% for two consecutive calendar quarters; and (z) with respect to clause (iii) above, the cure of such Significant Tenant Trigger Event.

A “Significant Tenant Trigger Event” will commence upon the earliest to occur of (i) any Significant Tenant is in default of any monetary or material non-monetary term of its Significant Tenant lease, (ii) any Significant Tenant (a) terminates its lease or (b) notifies the 70 Hudson Street Borrower or manager, in writing, that it intends to terminate its Significant Tenant lease, or (iii) any Significant Tenant becomes insolvent or a debtor in any bankruptcy action.

A “Significant Tenant” means TD Ameritrade and thereafter, any acceptable significant replacement tenant.

Subordinate and Mezzanine Debt. The 70 Hudson Street Property also secures the 70 Hudson Street Subordinate Companion Note, which has an outstanding Cut-off Date principal balance of $76,950,000. The 70 Hudson Street Subordinate Companion Note accrues interest at a rate of 3.19200% per annum. The 70 Hudson Street Senior Notes are senior in right of payment to the 70 Hudson Street Subordinate Companion Note. The 70 Hudson Street Whole Loan has a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 65.7%, 2.50x and 8.1%, respectively.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$41,560,000	Title:	Fee
Cut-off Date Principal Balance(1):	$41,560,000	Property Type – Subtype:	Retail – Single Tenant
% of IPB:	3.8%	Net Rentable Area (SF):	747,953
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net-Leased	Year Built / Renovated:	Various / Various
	Portfolio 55 DST	Occupancy:	100.0%
Borrower Sponsor:	ExchangeRight Real Estate, LLC	Occupancy Date:	4/8/2022
Interest Rate:	4.58000%	4th Most Recent NOI (As of)(4):	NAV
Note Date:	4/8/2022	3rd Most Recent NOI (As of)(4):	NAV
Maturity Date:	5/1/2032	2nd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	UW Economic Occupancy:	92.5%
Original Amortization Term:	None	UW Revenues:	$10,181,784
Amortization Type:	Interest Only	UW Expenses:	$254,545
Call Protection(2):	L(25),D(90),O(5)	UW NOI:	$9,927,240
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$9,815,047
Additional Debt(1):	Yes	Appraised Value / Per SF:	$195,600,000 / $262
Additional Debt Balance(1):	$62,340,000	Appraisal Date(5):	Various
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$139
Taxes:	$387,576	$129,192	N/A	Maturity Date Loan / SF:	$139
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.1%
TI/LC Reserve:	$1,500,000	Springing	N/A	UW NCF DSCR:	2.03x
Other:	$380,760	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan		$103,900,000	50.8%	Purchase Price	$197,829,395	96.7%
Sponsor Equity		100,606,605	49.2	Closing Costs	4,408,873	2.2
				Upfront Reserves	2,268,336	1.1
Total Sources		$204,506,605	100.0%	Total Uses	$204,506,605	100.0%

(1)	The ExchangeRight Net Leased Portfolio #55 Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $103.9 million (the “ExchangeRight Net Leased Portfolio #55 Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the ExchangeRight Net Leased Portfolio #55 Whole Loan.

(2)	Defeasance of the ExchangeRight Net Leased Portfolio #55 Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 8, 2025. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2022-C16 securitization trust in June 2022. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(4)	The ExchangeRight Net Leased Portfolio #55 Properties (as defined below) were acquired between January 2022 and March 2022. As such, no historical operating history is available.

(5)	Appraisal Dates for the ExchangeRight Net Leased Portfolio #55 Properties range from February 18, 2022 to March 9, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

The Loan. The ExchangeRight Net Leased Portfolio #55 mortgage loan (the “ExchangeRight Net Leased Portfolio #55 Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interests in a 747,953 square foot single tenant retail portfolio of 34 properties located in 14 states (the “ExchangeRight Net Leased Portfolio #55 Properties”). The ExchangeRight Net Leased Portfolio #55 Whole Loan consists of three pari passu notes and accrues interest at a rate of 4.58000% per annum. The ExchangeRight Net Leased Portfolio #55 Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-2, with an original principal balance of $41,560,000, will be included in the BBCMS 2022-C16 securitization trust. The ExchangeRight Net Leased Portfolio #55 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$40,000,000	$40,000,000	Benchmark 2022-B35	Yes
A-1-B	$22,340,000	$22,340,000	CGCMT 2022-GC48(1)	No
A-2	$41,560,000	$41,560,000	BBCMS 2022-C16	No
Whole Loan	$103,900,000	$103,900,000
(1)	CGCMT 2022-GC48 is anticipated to settle on June 21, 2022.

The Properties. The ExchangeRight Net Leased Portfolio #55 Properties are comprised of 34 single tenant retail properties totaling 747,953 square feet located across 14 states. Built between 1950 and 2022, the ExchangeRight Net Leased Portfolio #55 Properties range in size from 2,475 square feet to 142,357 square feet. As of April 8, 2022, the ExchangeRight Net Leased Portfolio #55 Properties were 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

The following table presents certain information relating to the individual ExchangeRight Net Leased Portfolio #55 Properties:

Portfolio Summary(1)
Property Name	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Property Occupancy(2)	Whole Loan Cut-off Date Balance	% Whole Loan Cut- off Date Balance	Appraised Value(1)	UW NCF
Walmart Neighborhood Market - Prairieville (Airline), LA	Prairieville, LA	2017 / NAP	41,917	100.0%	$9,925,000	9.6%	$16,700,000	$795,148
Pick N Save - Sun Prairie (Main), WI	Sun Prairie, WI	2009 / NAP	61,048	100.0	9,635,000	9.3%	17,000,000	871,765
Schnucks - Love’s Park (Harlem), IL	Loves Park, IL	1998 / NAP	142,357	100.0	9,180,000	8.8%	16,100,000	851,687
Walmart Neighborhood Market - Thibodaux (Main), LA	Thibodaux, LA	2015 / NAP	42,311	100.0	8,905,000	8.6%	14,900,000	712,683
Walmart Neighborhood Market - Houma (Park), LA	Houma, LA	2016 / NAP	44,237	100.0	8,666,000	8.3%	14,700,000	698,136
Publix - Decatur (Point), AL	Decatur, AL	2018 / NAP	45,600	100.0	6,065,000	5.8%	10,800,000	521,623
PNC Bank - Clarendon Hills (Holmes), IL	Clarendon Hills, IL	1986 / NAP	15,896	100.0	5,224,000	5.0%	9,180,000	519,071
Walmart Neighborhood Market - New Iberia (Parkview), LA	New Iberia, LA	2016 / NAP	41,952	100.0	4,930,000	4.7%	14,200,000	675,970
Walmart Neighborhood Market - Opelousas (Union), LA	Opelousas, LA	2016 / NAP	43,240	100.0	4,495,000	4.3%	12,000,000	571,610
Walmart Neighborhood Market - Meraux (Archbishop), LA	Meraux, LA	2016 / NAP	42,311	100.0	4,390,000	4.2%	12,400,000	592,144
CVS Pharmacy - Auburn (Opelika), AL	Auburn, AL	2009 / NAP	13,253	100.0	3,760,000	3.6%	6,730,000	346,885
Huntington Bank- Clarksburg (Pike), WV	Clarksburg, WV	1966 / NAP	43,500	100.0	2,569,000	2.5%	4,550,000	229,906
CVS Pharmacy - Grand Rapids (Fuller), MI	Grand Rapids, MI	2000 / NAP	10,965	100.0	2,090,000	2.0%	3,710,000	215,747
O’Reilly Auto Parts - Madison (Commerce), WI	Madison, WI	1994 / NAP	16,240	100.0	1,823,000	1.8%	3,200,000	158,765
U.S. Bank - Northlake (North), IL	Northlake, IL	1961 / NAP	5,300	100.0	1,730,000	1.7%	3,090,000	170,701
CVS - Tullahoma (Jackson), TN	Tullahoma, TN	1997 / NAP	9,600	100.0	1,652,000	1.6%	3,000,000	138,523
7-Eleven- La Grange (Ogden), IL	La Grange, IL	1997 / NAP	3,000	100.0	1,544,000	1.5%	2,700,000	137,128
U.S. Bank - Elk Grove Village (Devon), IL	Elk Grove Village, IL	1977 / NAP	4,250	100.0	1,463,000	1.4%	2,610,000	145,448
Sherwin Williams - Marysville (Fifth), OH	Marysville, OH	2022 / NAP	3,500	100.0	1,390,000	1.3%	2,400,000	118,225
O’Reilly - Owensboro (Bold Forbes), KY	Owensboro, KY	2021 / NAP	7,150	100.0	1,379,000	1.3%	2,480,000	111,572
PNC Bank - Aurora (Galena), IL	Aurora, IL	1976 / NAP	5,000	100.0	1,344,000	1.3%	2,360,000	123,528
NAPA Auto Parts - Downers Grove (Ogden), IL	Downers Grove, IL	1954 / 2007	10,500	100.0	1,257,000	1.2%	2,260,000	116,622
Family Dollar - Cuyahoga Falls (Bailey), OH	Cuyahoga Falls, OH	2014 / NAP	8,353	100.0	1,183,000	1.1%	2,025,000	107,669
Dollar General - Lewiston (Sabattus), ME	Lewiston, ME	2014 / NAP	9,026	100.0	1,092,000	1.1%	1,900,000	98,725
U.S. Bank - Niles (Dempster), IL	Niles, IL	1978 / NAP	5,477	100.0	1,037,000	1.0%	1,840,000	102,273
Dollar Tree - Des Plaines (Rand), IL	Des Plaines, IL	1967 / 2019	8,300	100.0	1,011,000	1.0%	1,740,000	92,325
Dollar General - Odessa (University), TX	Odessa, TX	2013 / NAP	9,026	100.0	913,000	0.9%	1,570,000	83,361
Dollar General - Weber City, (Hwy 23), VA	Weber City, VA	1958 / 2013	9,495	100.0	911,000	0.9%	1,600,000	87,609
Dollar General- Springtown (Highway), TX	Springtown, TX	2014 / NAP	9,026	100.0	819,000	0.8%	1,500,000	78,243
Sherwin Williams - Champaign (Marketview), IL	Champaign, IL	1989 / 2012	4,884	100.0	802,000	0.8%	1,480,000	72,184
Dollar General - Holly (Saginaw), MI	Holly, MI	1950 / 2014	10,736	100.0	724,000	0.7%	1,275,000	78,492
Dollar General - Dyer (Sheffield), IN	Dyer, IN	2006 / NAP	9,014	100.0	711,000	0.7%	1,220,000	65,011
Dollar General - Lubbock (University), TX	Lubbock, TX	2004 / NAP	9,014	100.0	704,000	0.7%	1,320,000	67,116
Citizens Bank - Wilmington (Marsh), DE	Wilmington, DE	1950 / 2007	2,475	100.0	577,000	0.6%	1,060,000	59,151
Total / Wtd. Avg.			747,953	100.0%	$103,900,000	100.0%	$195,600,000	$9,815,047
(1)	Source: Appraisal.

(2)	As of the underwritten rent roll dated April 8, 2022.

COVID-19 Update. As of the date of this term sheet, the ExchangeRight Net Leased Portfolio #55 Properties were open and operating. Rent collections for the ExchangeRight Net Leased Portfolio #55 Properties were 100.0% through the COVID-19 pandemic. As of the date of this term sheet, the ExchangeRight Net Leased Portfolio #55 Whole Loan is not subject to any modification or forbearance requests. The first payment date of the ExchangeRight Net Leased Portfolio #55 Whole Loan is June 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

Major Tenants.

Walmart Neighborhood Market (255,968 square feet; 34.2% of the NRA; 41.1% of underwritten rent; Aa2/AA/AA by Moody’s/S&P/Fitch): Walmart Neighborhood Market (“Walmart”) (NYSE: WMT) operates discount stores, supercenters and neighborhood markets worldwide. In 2022, Walmart had $572.8 billion in yearly revenue, offering consumer staples in approximately 10,500 stores under 46 banners in 24 countries.

Schnucks (142,357 square feet; 19.0% of the NRA; 8.8% of underwritten rent): Founded in 1939, Schnucks is a supermarket chain with 112 stores across Missouri, Illinois, Indiana, Wisconsin and Iowa.

Dollar General (65,337 square feet; 8.7% of the NRA; 5.7% of underwritten rent; Moody’s/S&P: Baa2/BBB): Dollar General (NYSE: DG) is a chain of more than 18,000 discount stores in 47 states, primarily in the South, East, Midwest, and Southwest, offering basic household items, such as cleaning supplies, health, and beauty aids, apparel, and food. The stores tend to target low-, middle-, and fixed-income shoppers.

Pick ‘n Save (61,048 square feet; 8.2% of the NRA; 8.9% of underwritten rent; Moody’s/S&P: Baa1/BBB): Pick ‘n Save (NYSE: KR;) is a premier supermarket chain in Wisconsin with over 100 stores. In 2015, Pick ‘n Save became a wholly-owned subsidiary of Kroger, which operates over 2,700 retail food stores throughout the United States.

Environmental. According to Phase I environmental assessments dated between December 29, 2021 and March 24, 2022, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio #55 Properties, with the exception of the CVS Pharmacy – Grand Rapids (Fuller), MI property and the 7-Eleven – La Grange (Ogden), IL property. The CVS Pharmacy – Grand Rapids (Fuller), MI property has historical operations as an automotive service provider and dry cleaner, and the 7-Eleven – La Grange (Ogden), IL property has the presence of two underground storage tanks. According to a Phase II report for the 7-Eleven – La Grange (Ogden), IL property dated April 8, 2022, no further action is needed. According to a Phase II report for the CVS Pharmacy – Grand Rapids (Fuller), MI property dated April 8, 2022, the report recommends that the borrower prepare a Baseline Environmental Assessment and Due Care Plan at the CVS Pharmacy – Grand Rapids (Fuller), MI property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)(2)
2019	2020	2021	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical and Current occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio #55 Properties. Historical occupancies are as of December 31 of each respective year.

(2)	The O’Reilly – Owensboro (Bold Forbes), KY property was constructed in 2021, and the Sherwin Williams – Marysville (Fifth), OH property was constructed in 2022. These tenants are excluded from occupancy figures for the year of, and years prior to, their respective build dates.

(3)	Current occupancy is as of April 8, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date(4)
Walmart Neighborhood Market	Aa2/AA/AA	6	255,968	34.2%	$17.69	$4,528,438	41.1%	Various(5)
Schnucks	NR/NR/NR	1	142,357	19.0	$6.80	968,028	8.8	12/31/2028
Dollar General	Baa2/BBB/NR	7	65,337	8.7	$9.65	630,195	5.7	Various(6)
Pick ‘n Save	Baa1/BBB/NR	1	61,048	8.2	$16.00	976,768	8.9	12/31/2029
Publix	NR/NR/NR	1	45,600	6.1	$12.85	585,960	5.3	2/28/2038
Huntington Bancshares	Baa1/BBB+/A-	1	43,500	5.8	$6.03	262,155	2.4	12/31/2030
CVS Pharmacy	Baa2/BBB/NR	3	33,818	4.5	$23.16	783,066	7.1	Various(7)
O’Reilly Auto Parts	Baa1/BBB/NR	2	23,390	3.1	$12.98	303,641	2.8	Various(8)
PNC Bank, N.A.	A3/A-/A	2	20,896	2.8	$34.26	715,990	6.5	Various(9)
U.S. Bank National Association	A2/A+/A+	3	15,027	2.0	$31.04	466,446	4.2	1/31/2028
Top Tenants.		27	706,941	94.5%	$14.46	$10,220,688	92.9%
Remaining Tenants		7	41,012	5.5%	$19.18	$786,646	7.1%
Occupied Collateral Total / Wtd. Avg.		34	747,953	100.0%	$14.72	$11,007,334	100.0%
Vacant Space		NAP	0	0.0%
Collateral Total		34	747,953	100.0%

(1)	Based on the underwritten rent roll dated April 8, 2022.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent is inclusive of $205,168 of straight-line rent steps for certain investment grade tenants.

(4)	Each tenant has at least two, five-year renewal options.

(5)	Walmart leases 255,968 square feet of space across six properties: (i) Walmart Neighborhood Market - Houma (Park), LA, 44,237 square feet of space with an initial lease expiration of August 31, 2031, (ii) Walmart Neighborhood Market - Opelousas (Union), LA, 43,240 square feet of space with an initial lease expiration date of January 13, 2031, (iii) Walmart Neighborhood Market - Thibodaux (Main), LA, 42,311 square feet of space with an initial lease expiration date of January 27, 2031, (iv) Walmart Neighborhood Market - Meraux (Archbishop), LA, 42,311 square feet of space with an initial lease expiration date of January 27, 2031, (v) Walmart Neighborhood Market - New Iberia (Parkview), LA, 41,952 square feet of space with initial lease expiration date of October 21, 2031, and (vi) Walmart Neighborhood Market - Prairieville (Airline), LA, 41,917 square feet of space with an initial lease expiration date of April 12, 2032.

(6)	Dollar General leases 65,337 square feet of space across seven properties: (i) Dollar General - Holly (Saginaw), MI, 10,736 square feet of space with an initial lease expiration of October 31, 2028, (ii) Dollar General - Weber City, (Hwy 23), VA, 9,495 square feet of space with an initial lease expiration of October 31, 2028, (iii) Dollar General- Springtown (Highway), TX, 9,026 square feet of space with an initial lease expiration of May 31, 2029, (iv) Dollar General - Odessa (University), TX, 9,026 square feet of space with an initial lease expiration of May 31, 2028, (v) Dollar General - Lewiston (Sabattus), ME, 9,026 square feet of space with an initial lease expiration of February 28, 2030, (vi) Dollar General - Dyer (Sheffield), IN, 9,014 square feet of space with an initial lease expiration of February 29, 2028, and (vii) Dollar General - Lubbock (University), TX, 9,014 square feet of space with an initial lease expiration of August 31, 2029.

(7)	CVS Pharmacy leases 33,818 square feet of space across three properties: (i) CVS Pharmacy - Auburn (Opelika), AL, 13,253 square feet of space with an initial lease expiration date of January 30, 2030, (ii) CVS Pharmacy - Grand Rapids (Fuller), MI, 10,965 square feet of space with an initial lease expiration date of June 30, 2027, and (iii) CVS - Tullahoma (Jackson), TN, 9,600 square feet of space with an initial lease expiration date of May 31, 2032.

(8)	O’Reilly Auto Parts leases 23,390 square feet across two properties: (i) O’Reilly Auto Parts - Madison (Commerce), WI, 16,240 square feet of space with an initial lease expiration date of October 31, 2031, and (ii) O’Reilly - Owensboro (Bold Forbes), KY, 7,150 square feet of space with an initial expiration date of August 31, 2036.

(9)	PNC Bank, N.A. leases 20,896 square feet across two properties: (i) PNC Bank - Clarendon Hills (Holmes), IL, 15,896 of space with an initial lease expiration date of April 30, 2032, and (ii) PNC Bank - Aurora (Galena), IL, 5,000 square feet of space with an initial expiration date of May 31, 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	2	13,440	1.8	307,043	2.8	13,440	1.8%	$307,043	2.8%
2028	9	198,655	26.6	1,942,074	17.6	212,095	28.4%	$2,249,117	20.4%
2029	6	106,241	14.2	1,496,523	13.6	318,336	42.6%	$3,745,639	34.0%
2030	3	65,779	8.8	759,954	6.9	384,115	51.4%	$4,505,593	40.9%
2031	8	240,175	32.1	4,037,196	36.7	624,290	83.5%	$8,542,789	77.6%
2032	3	67,413	9.0	1,622,014	14.7	691,703	92.5%	$10,164,804	92.3%
2033 & Beyond	3	56,250	7.5	842,531	7.7	747,953	100.0%	$11,007,334	100.0%
Total	34	747,953	100.0%	$11,007,334	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2022.

(2)	UW Base Rent Expiring is inclusive of $205,168 of straight-line rent steps for certain investment grade tenants.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,802,166	$14.44	98.1%
Rent Steps	205,168	0.27	1.9
Gross Potential Rent	$11,007,334	$14.72	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$11,007,334	$14.72	100.0%
(Vacancy/Credit Loss)	(825,550)	(1.10)	(7.5)
Other Income	0	0.00	0.0
Effective Gross Income	$10,181,784	$13.61	92.5%

Total Expenses	$254,545	$0.34	2.5%

Net Operating Income	$9,927,240	$13.27	97.5%

Total TI/LC, Capex/RR	112,193	0.15	1.1

Net Cash Flow	$9,815,047	$13.12	96.4%

(1)	The ExchangeRight Net Leased Portfolio #55 Properties were acquired between January 2022 and March 2022. As such no historical operating data was provided.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

The Market. The ExchangeRight Net Leased Portfolio #55 Properties are geographically diverse with properties located in 14 different states and 21 different markets.

ExchangeRight Net Leased Portfolio #55 Properties Market Summary(1)
Property Name	Market	Submarket	Submarket Market Vacancy	UW Rental Rate PSF	Market Rent Rate PSF
Walmart Neighborhood Market - Prairieville (Airline), LA	Baton Rouge	Ascension Parish	1.8%	$21.20	$18.13
Pick N Save - Sun Prairie (Main), WI	Madison	Outlying Dane East	2.5%	$16.00	$17.06
Schnucks - Love’s Park (Harlem), IL	Chicago	I-39 Corridor/Winnebago County	6.7%	$6.80	$11.17
Walmart Neighborhood Market - Thibodaux (Main), LA	Houma-Thibodaux	City of Thibodaux	0.2%	$15.68	$13.17
Walmart Neighborhood Market - Houma (Park), LA	Houma-Thibodaux	City of Houma	2.0%	$17.67	$15.95
Publix - Decatur (Point), AL(2)	Morgan County	Morgan County	2.2%	$12.85	$26.46
PNC Bank - Clarendon Hills (Holmes), IL	Chicago	Eastern East/West Corridor	6.2%	$36.37	$16.05
Walmart Neighborhood Market - New Iberia (Parkview), LA	Lafayette	Iberia Parish	4.8%	$18.03	$7.00
Walmart Neighborhood Market - Opelousas (Union), LA	Lafayette	St. Landry Parish	0.7%	$14.82	$5.52
Walmart Neighborhood Market - Meraux (Archbishop), LA(2)	New Orleans	St. Bernard Parish	0.0%	$18.84	NAV
CVS Pharmacy - Auburn (Opelika), AL	Columbus	Lee County	1.9%	$29.19	$17.62
Huntington Bank- Clarksburg (Pike), WV	Clarksburg	City of Clarksburg	14.3%	$6.03	$8.18
CVS Pharmacy - Grand Rapids (Fuller), MI	West Michigan	Central Grand Rapids	2.4%	$21.98	$15.12
O’Reilly Auto Parts - Madison (Commerce), WI	Madison	Southwest Madison	5.4%	$11.01	$10.15
U.S. Bank - Northlake (North), IL	Chicago	Melrose Park Area	7.2%	$35.88	$16.10
CVS - Tullahoma (Jackson), TN	Tullahoma-Manchester	Tennessee Central Area	5.0%	$16.17	$14.58
7-Eleven- La Grange (Ogden), IL	Chicago	Eastern East/West Corridor	6.2%	$50.85	$16.05
U.S. Bank - Elk Grove Village (Devon), IL	Chicago	Schaumburg Area	8.2%	$38.11	$17.28
Sherwin Williams - Marysville (Fifth), OH	Columbus	Union County	1.3%	$37.62	$20.06
O’Reilly - Owensboro (Bold Forbes), KY	Owensboro	Daviess County	4.3%	$17.47	$15.01
PNC Bank - Aurora (Galena), IL	Chicago	Western East/West Corridor	8.2%	$27.56	$14.96
NAPA Auto Parts - Downers Grove (Ogden), IL	Chicago	Eastern East/West Corridor	6.2%	$12.48	$16.05
Family Dollar - Cuyahoga Falls (Bailey), OH(2)	Akron	Akron	3.8%	$14.46	$9.36
Dollar General - Lewiston (Sabattus), ME	Maine	Lewiston-Auburn	2.6%	$12.29	$9.51
U.S. Bank - Niles (Dempster), IL	Chicago	Near North	6.1%	$20.87	$14.99
Dollar Tree - Des Plaines (Rand), IL	Chicago	O’Hare	5.9%	$12.50	$19.68
Dollar General - Odessa (University), TX(2)	Odessa	Odessa	3.5%	$10.41	$16.41
Dollar General - Weber City, (Hwy 23), VA	Kingsport-Bristol	Scott County	0.0%	$10.40	NAV
Dollar General- Springtown (Highway), TX	Dallas/Ft. Worth	Parker County	2.8%	$9.78	$16.27
Sherwin Williams - Champaign (Marketview), IL	Champaign	Champaign County	3.8%	$16.55	$19.28
Dollar General - Holly (Saginaw), MI	Detroit	Lapeer & St. Clair	2.6%	$8.27	$12.11
Dollar General - Dyer (Sheffield), IN	Chicago	Lake County	5.3%	$8.16	$13.08
Dollar General - Lubbock (University), TX	Lubbock	South Outer Lubbock	3.1%	$8.42	$18.08
Citizens Bank - Wilmington (Marsh), DE(2)	New Castle County	New Castle County	6.8%	$26.67	$20.11
(1)	Source: Appraisals.

(2)	Due to limited information on the submarket, the submarket vacancies for Publix – Decatur (Point), AL, Family Dollar – Cuyahoga Falls (Bailey), OH, Dollar General – Odessa (University), TX and Citizens Bank – Wilmington (Marsh), DE reflect the overall market vacancy. Market Rent Rate PSF is unavailable for the Walmart Neighborhood Market – Meraux (Archbishop), LA property.

The Borrower. The borrower is ExchangeRight Net-Leased Portfolio 55 DST, a Delaware statutory trust with one trustee that is an independent director. The borrower has master leased the ExchangeRight Net Leased Portfolio #55 Properties to a master lessee affiliated with the guarantors. The master lessee is structured as a special purpose entity with one independent director. The master lessee’s interests in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender.  The lender has the ability to cause the borrower to terminate the master lease. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #55 Whole Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is ExchangeRight Real Estate, LLC (“ExchangeRight”), and the nonrecourse carve-out guarantors are ExchangeRight, David Fisher, Joshua Ungerecht and Warren Thomas. David Fisher, Joshua Ungerecht and Warren

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

Thomas are the managing members of ExchangeRight. ExchangeRight has more than $4.8 billion in assets under management that includes over 1,050 properties located across 44 states, totaling over 19 million square feet as of March 31, 2022. ExchangeRight’s focus is in providing long-term, stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure that settled in 2013 with respect to a property that is unrelated to the ExchangeRight Net Leased Portfolio #55 Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The ExchangeRight Net Leased Portfolio #55 Properties are managed by NLP Management, LLC, which is wholly-owned by ExchangeRight.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,500,000 for tenant improvements and leasing commissions, $180,760 for deferred maintenance, $200,000 for unfunded obligations for free rent and approximately $387,576 for real estate taxes.

Tax & Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially, approximately $129,192 and excluding the ExchangeRight Net Leased Portfolio #55 Properties for which the tenant pays taxes directly). The borrower is not required to escrow for monthly insurance payments of 1/12th of insurance premiums that the lender estimates will be payable during the next 12 months as long as the borrower maintains a blanket policy acceptable to the lender. Notwithstanding the foregoing (and regardless of whether the borrower maintains a blanket policy), the borrower is not required to escrow for monthly insurance payments of 1/12th of insurance premiums for those ExchangeRight Net Leased Portfolio #55 Properties for which the tenant is responsible for maintaining insurance.

Replacement Reserve – During a Cash Management Period (as defined below), the borrower is required to escrow 1/12th of the product obtained by multiplying $0.15 by the aggregate square footage of the ExchangeRight Net Leased Portfolio #55 Properties (initially approximately $2,856 per month and excluding the ExchangeRight Net Leased Portfolio #55 Properties for which the tenant is solely responsible for capital expenditures).

TI/LC Reserve – During a Cash Management Period, the borrower is required to escrow 1/12th of the product obtained by multiplying $0.75 by the aggregate square footage of the ExchangeRight Net Leased Portfolio #55 Properties (initially approximately $46,747 per month).

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio #55 Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lockbox account and deliver letters to the tenants at the ExchangeRight Net Leased Portfolio #55 Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or related property manager are required to be deposited into the lockbox account within two business days upon receipt. During the occurrence and continuance of a Cash Management Period, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Net Leased Portfolio #55 Whole Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Net Leased Portfolio #55 Whole Loan.

A “Cash Management Period” will commence upon any of the following: (i) the stated maturity date; (ii) an event of default under the ExchangeRight Net Leased Portfolio #55 Whole Loan documents; (iii) as of any calculation date, the debt service coverage is less than 1.50x or (iv) the May 2029 payment date to the extent a Qualified Transfer has not occurred. A Cash Management Period will end, with respect to clause (ii), the end of such event of default, with respect to clause (ii) above, the debt service coverage ratio being greater than or equal to 1.55x for two consecutive calendar quarters, or with respect to clause (iv) above, a Qualified Transfer (as defined below) has occurred.

A “Qualified Transfer” will occur upon a qualified transfer to an Approved Transferee (as defined below) in accordance with conditions set forth in the ExchangeRight Net Leased Portfolio #55 Whole Loan documents.

An “Approved Transferee” is (i) an eligible institution which is, or which is wholly owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to the foregoing, or (ii) any transferee that (a) is not the target of any sanctions and meets the requirements of a qualified transferee under the ExchangeRight Net Leased Portfolio #55 Whole Loan documents and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (b) is regularly engaged in the business of owning or operating commercial properties which are similar to the ExchangeRight Net Leased Portfolio #55 Properties, (c) owns interest in or operates at least five properties with a minimum of 750,000 square feet and (d) at all times, has either (1) a minimum net worth of $200,000,000 and has total assets of at least $1,000,000,000 as reasonably determined by the lender or (2) an investment grade rating of BBB- or above by S&P or Baa3 or above by Moody’s, as determined by the lender, (e) is required at all times to own 100% of the legal and beneficial ownership interests in the borrower, (f) is not permitted to be a Delaware statutory trust and (g) will be required to cause

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 6 – ExchangeRight Net Leased Portfolio #55

the borrower to convert to a Delaware limited liability company unless such conversion is not required by the ExchangeRight Net Leased Portfolio #55 Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. On any payment date following the release date, the borrowers may release any of the ExchangeRight Net Leased Portfolio #55 Properties with 30 days’ notice, or 20 days’ notice related to a sale, if the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower covers all costs and provides customary documentation as described in the ExchangeRight Net Leased Portfolio #55 Whole Loan documents; (iii) after such release and defeasance, the debt service coverage ratio for the remaining properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 2.06x; (iv) after such release or defeasance the debt yield for all remaining properties is no less than the greater of (1) the debt yield immediately preceding such release and (2) 9.45%; and (v) the borrower defeases an amount equal to the greater of (1) 90% of the net sales proceeds for the respective property and (2) 115% of the allocated loan amount for the respective property.

Ground Lease. None.

Right of First Refusal. Tenants at 17 of the ExchangeRight Net Leased Portfolio #55 Properties have rights of first refusal. See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 7 – Bell Works

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 7 – Bell Works

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 7 – Bell Works

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.7%	Net Rentable Area (SF):	1,371,470
Loan Purpose:	Refinance	Location:	Holmdel, NJ
Borrower:	Somerset Holmdel Development	Year Built / Renovated:	1962, 1964, 1982 / 2017
	I Urban Renewal, L.P.	Occupancy:	90.5%
Borrower Sponsors:	Ralph Zucker and Jozef Straus	Occupancy Date:	2/1/2022
Interest Rate:	5.11000%	4th Most Recent NOI (As of)(4):	$6,648,528 (12/31/2019)
Note Date:	4/8/2022	3rd Most Recent NOI (As of)(4):	$11,557,609 (12/31/2020)
Maturity Date:	5/6/2032	2nd Most Recent NOI (As of)(4):	$15,787,125 (12/31/2021)
Interest-only Period:	120 months	Most Recent NOI (As of)(4):	$15,179,689 (TTM 2/28/2022)
Original Term:	120 months	UW Economic Occupancy:	88.7%
Original Amortization Term:	None	UW Revenues:	$37,490,628
Amortization Type:	Interest Only	UW Expenses:	$17,715,360
Call Protection(2):	L(25),D(92),O(3)	UW NOI:	$19,775,267
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$18,261,235
Additional Debt(1):	Yes	Appraised Value / Per SF:	$335,200,000 / $244
Additional Debt Balance(1):	$170,000,000	Appraisal Date:	1/31/2022
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$617,834	$308,917	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	$24,583	N/A	Maturity Date LTV:	62.6%
TI/LC Reserve:	$8,500,000	Springing	$8,500,000	UW NCF DSCR:	1.68x
Other:	$6,778,984	Springing	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$210,000,000	100.0%	Loan Payoff	$170,604,822	81.2%
			Return of Equity	20,132,200	9.6
			Upfront Reserves	15,896,818	7.6
			Closing Costs	3,366,160	1.6
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%
(1)	The Bell Works Mortgage Loan (as defined below) is part of a whole loan evidenced by 12 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $210.0 million (the “Bell Works Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Bell Works Whole Loan.
(2)	Defeasance of the Bell Works Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 8, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2022-C16 securitization trust in June 2022. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The increase in historical NOI is due to the borrower sponsors’ stabilization of the Bell Works Property (as defined below), averaging approximately 206,099 square feet of leasing per annum from 2017 to 2022.

The Loan. The Bell Works mortgage loan (the “Bell Works Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 1,371,470 square foot office property located in Holmdel, New Jersey (the “Bell Works Property”). The Bell Works Whole Loan consists of 12 pari passu notes and accrues interest at a rate of 5.11000% per annum. The Bell Works Whole Loan has a 10-year term, is interest only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-9, Note A-10 and Note A-11, with an aggregate original principal balance of $40,000,000, will be included in the BBCMS 2022-C16 securitization trust. The Bell Works Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 7 – Bell Works

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2022-B35	Yes
A-2-1, A-4	$40,000,000	$40,000,000	CGCMT 2022-GC48(1)	No
A-2-2, A-3(2)	$30,000,000	$30,000,000	CREFI	No
A-5, A-6, A-7, A-8(2)	$50,000,000	$50,000,000	BMO	No
A-9, A-10, A-11	$40,000,000	$40,000,000	BBCMS 2022-C16	No
Whole Loan	$210,000,000	$210,000,000
(1)	CGCMT 2022-GC48 is anticipated to settle on June 21, 2022.

(2)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Bell Works Property is a five-story, Class A suburban office building located in Holmdel, New Jersey totaling 1,371,470 square feet. The Bell Works Property was built in phases in 1962, 1964, and 1982 and was recently renovated in 2017. The Bell Works Property was previously known as the Bell Labs scientific research center and is deemed historic by the National Register of Historic Places. The Bell Works Property was redeveloped by the borrower sponsors for approximately $94.8 million in capital expenditures and approximately $111.1 million in tenant improvements and leasing commissions from 2013 to 2017. The Bell Works Property is comprised of office space and ground floor retail and features a multi-story glass atrium in the center, a 360-seat auditorium, banquet room, roof deck, daycare and fitness center. Onsite parking is provided at the Bell Works Property by 4,263 surface parking spaces, resulting in a parking ratio of approximately 3.1 spaces per 1,000 square feet. At the borrower sponsors’ acquisition in 2013, the Bell Works Property was 100% vacant. Since the building’s redevelopment, the borrower sponsors have averaged 206,099 square feet of new leasing per annum through stabilization. As of February 1, 2022, the Bell Works Property was 90.5% occupied to 108 tenants with the largest tenant accounting for 24.2% of NRA and no other tenant accounting for greater than 6.7% of NRA.

COVID-19 Update. As of the date of this term sheet, the Bell Works Property was open and operational, with some tenants operating at partial capacity. As of the date of this term sheet, no tenants are receiving any rent deferrals or abatements due to the COVID-19 pandemic, and the Bell Works Whole Loan is not subject to any modifications or forbearance requests. The first payment date of the Bell Works Whole Loan is June 6, 2022.

Major Tenants.

iCIMS, Inc. (331,378 square feet; 24.2% of NRA; 25.1% of underwritten base rent). iCIMS, Inc. (“iCIMS”) is a software company that specializes in talent acquisition and is headquartered at the Bell Works Property. iCIMS has approximately 4,000 clients, including 40 Fortune 100 companies, and has 2.4 million global platform users. iCIMS’ talent cloud platform offers employers a single comprehensive talent recruitment platform that connects employers’ human resource and recruitment solutions. iCIMS has been in occupancy at the Bell Works Property since December 2017 with an original lease for 186,602 square feet and has expanded its space at the Bell Works Property by an additional 72,388 square feet in both August 2019 and February 2021. iCIMS’s current lease expires in November 2032 and has one, two-year extension option followed by two, five-year extension options. iCIMS is currently dark in approximately 75,000 square feet of its premises. The Bell Works Whole Loan documents provide that iCIMS will not be deemed to be dark with respect to such portion of its premises to the extent that (i) iCIMS has not alleged in writing any default by the borrower with respect to such portion of the premises (including, without limitation, any failure to perform any landlord work and/or to pay any tenant allowance), (ii) iCIMS has paid and continues to pay full unabated rent with respect to the entire demised premises, (iii) iCIMS has not requested in writing any reduction in rent with respect to such portion of the premises, and (iv) iCIMS continues to occupy, and be open for business in, the balance of its demised premises.

Guardian Life Insurance Company of America (91,319 square feet; 6.7% of NRA; 8.9% of underwritten base rent). Guardian Life Insurance Company of America (“Guardian”) was founded in 1860 in New York City and is one of the largest mutual life insurance companies in the United States with $9.3 billion in capital and $1.7 billion in operating income. Guardian serves approximately 29 million people through life insurance products, dental, accident, and disability insurance, as well as individual retirement account programs and 401k products. Guardian currently employs approximately 9,000 individuals and has a network of over 2,500 financial representatives.  Guardian’s lease at Bell Works commenced in January 2018 and has a lease expiration in December 2032 followed by three, five-year extension options.

Jersey Central Power & Light Company (69,870 square feet; 5.1% of NRA; 5.8% of underwritten base rent; Moody’s/S&P/Fitch: A3/BBB/BBB). Jersey Central Power & Light Company is an electrical utility company servicing approximately 1.1 million customers in central and northern New Jersey and is a subsidiary of FirstEnergy Corporation. Jersey Central Power and Light Company has been a tenant at the Bell Works Property since May 2017 and has a current lease term though December 2027, followed by two, five-year extension options.

Environmental. According to a Phase I environmental assessment dated February 14, 2022, a recognized environmental condition was identified related to a spill incident at the Bell Works Property which is currently undergoing remedial investigation. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 7 – Bell Works

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
74.8%	79.1%	89.3%	90.5%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of February 1, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date(4)
iCIMS(5)	NR/NR/NR	331,378	24.2%	$24.96	$8,271,612	25.1%	11/30/2032
Guardian	NR/AA+/NR	91,319	6.7	$32.00	2,922,027	8.9	12/31/2032
Jersey Central Power & Light Company	A3/BBB/BBB	69,870	5.1	$27.51	1,921,789	5.8	12/31/2027
WorkWave LLC	NR/NR/NR	71,667	5.2	$26.50	1,899,176	5.8	5/27/2029
International Flavors & Fragrances, L.P.	Baa3/BBB/BBB	60,104	4.4	$30.68	1,844,047	5.6	9/30/2033
Cisco Systems	A1/AA-/NR	49,998	3.6	$26.24	1,312,182	4.0	12/31/2023
Santander Bank, N.A.(6)	A2/A+/NR	38,954	2.8	$31.00	1,207,574	3.7	4/30/2028
Central Reach	NR/NR/NR	26,615	1.9	$36.00	958,140	2.9	10/31/2032
Vonage	NR/NR/NR	25,517	1.9	$33.50	854,820	2.6	4/30/2027
Spirent Communications(7)	NR/NR/NR	34,389	2.5	$23.89	821,563	2.5	2/28/2030
Top Ten Tenants		799,811	58.3%	$27.52	$22,012,929	66.7%
Other Tenants		440,996	32.2%	$24.92	$10,990,333	33.3%

Occupied Collateral Total / Wtd. Avg.		1,240,807	90.5%	$26.60	$33,003,261	100.0%
Vacant Space		130,663	9.5%
Collateral Total		1,371,470	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $964,855 of contractual rent steps through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate effective August 31, 2024.

(4)	Guardian has three, five-year extension options. Jersey Central Power & Light Company, WorkWave LLC, International Flavors & Fragrances, L.P., Cisco Systems, Santander Bank, N.A. and Central Reach all have two, five-year extension options. Vonage has two, two-year extension options.

(5)	iCIMS has one, two-year extension option followed by two, five-year extension options.

(6)	Santander Bank, N.A. has the option to terminate its lease effective August 31, 2024 with 12 months’ notice and the payment of a termination fee.

(7)	Spirent Communications has a one-time right to terminate its lease in its entirety or in part as of February 28, 2027 with nine months’ notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 7 – Bell Works

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	130,663	9.5%	NAP	NAP	130,663	9.5%	NAP	NAP
2022 & MTM	20	43,796	3.2	$1,218,576	3.7%	174,459	12.7%	$1,218,576	3.7%
2023	15	78,933	5.8	2,394,956	7.3	253,392	18.5%	$3,613,531	10.9%
2024	12	23,561	1.7	865,476	2.6	276,953	20.2%	$4,479,008	13.6%
2025	8	44,562	3.2	1,316,138	4.0	321,515	23.4%	$5,795,145	17.6%
2026	10	41,427	3.0	1,309,163	4.0	362,942	26.5%	$7,104,309	21.5%
2027	6	99,957	7.3	2,923,188	8.9	462,899	33.8%	$10,027,497	30.4%
2028	6	87,830	6.4	2,353,695	7.1	550,729	40.2%	$12,381,192	37.5%
2029	14	146,993	10.7	4,008,535	12.1	697,722	50.9%	$16,389,726	49.7%
2030	10	118,084	8.6	2,571,170	7.8	815,806	59.5%	$18,960,896	57.5%
2031	0	0	0.0	0	0.0	815,806	59.5%	$18,960,896	57.5%
2032	5	470,976	34.3	12,198,319	37.0	1,286,782	93.8%	$31,159,215	94.4%
2033 & Beyond	3	84,688	6.2	1,844,047	5.6	1,371,470	100.0%	$33,003,261	100.0%
Total	109	1,371,470	100.0%	$33,003,261	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2022.

(2)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $964,855 of contractual rent steps through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate effective August 31, 2024.

Operating History and Underwritten Net Cash Flow
	2018(2)	2019(2)	2020(2)	TTM(1)(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$23,043,362	$26,208,072	$29,412,960	$29,943,564	$32,038,407	$23.36	76.3%
Rent Steps(5)	0	0	0	0	964,855	0.70	2.3
Vacant Income	0	0	0	0	4,503,866	3.28	10.7
Gross Potential Rent	$23,043,362	$26,208,072	$29,412,960	$29,943,564	$37,507,127	$27.35	89.3%
Total Reimbursements	874,111	688,729	1,584,115	1,084,401	2,133,820	1.56	5.1
Event Revenue (net)(6)	8,314	37,558	158,948	226,082	1,023,000	0.75	2.4
Total Other Income(7)	568,329	341,475	959,018	996,252	1,330,546	0.97	3.2
Net Rental Income	$24,494,116	$27,275,834	$32,115,041	$32,250,300	$41,994,494	$30.62	100.0%
(Vacancy/Credit Loss)	(4,177,860)	(2,236,002)	(433,620)	(492,980)	(4,503,866)	(3.28)	(10.7)
Effective Gross Income	$20,316,256	$25,039,832	$31,681,421	$31,757,320	$37,490,628	$27.34	89.3%
Total Expenses	13,667,728	13,482,223	15,894,296	16,577,630	17,715,360	12.92	47.3
Net Operating Income	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$19,775,267	$14.42	52.7%
Total TI/LC, Capex/RR	0	0	0	0	1,514,032	1.10	4.0
Net Cash Flow	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$18,261,235	$13.32	48.7%
(1)	TTM represents the trailing 12 months ending February 28, 2022.

(2)	The increase historical net operating income is due to the borrower sponsors’ stabilization of the Bell Works Property, averaging approximately 206,099 square feet of leasing per annum from 2017 to 2022.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent roll as of February 1, 2022.

(5)	Rent Steps totaling $964,855 are taken through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate effective August 31, 2024.

(6)	Event Revenue (net) includes net event revenue, access control fees and other miscellaneous income.

(7)	Total Other Income includes overtime HVAC reimbursements and net income from the co-working space.

The Market. The Bell Works Property is located in Holmdel, New Jersey within Monmouth County and is considered part of Central New Jersey. As of 2020, the Central New Jersey area had a population of approximately 2.8 million people. Central New Jersey offers a mix of industry employment with the professional and business services and education and health services sectors accounting for 20% and 16.5% of total employment, respectively. Primary access to the Bell Works Property is via the Garden State Parkway and State Routes 35 and 34, all of which run through Holmdel, New Jersey.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 7 – Bell Works

The Bell Works Property is located in the Central New Jersey Office submarket. As of the third quarter of 2021, the submarket had an inventory of 84,070,150 square feet, a direct vacancy rate of 15.9% and a direct average Class A office base rent of $32.21 per square foot. Furthermore, as of the third quarter of 2021, Monmouth County had 12,028,106 square feet of office space, a direct vacancy rate of 8.7% and a direct average Class A office rent of $32.95 per square foot.

According to the appraisal, the 2021 population and average household income with a one-, three- and five-mile radius of the Bell Works Property was 1,658; 26,186; and 127,105 and $254,706; $238,948; and $169,488, respectively.

The following table presents certain information relating to comparable office leases at the Bell Works Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (months)	Structure
Bell Works Holmdel, NJ	331,378(2)	1962, 1964, 1982 / 2017	iCIMS	$24.96(2)	December 2017(2)	179(2)	Modified
West Windsor Commons West Windsor, NJ	117,828	1999 / NAV	Bristol Myers Squibb	$35.00	November 2020	90	Modified
Princeton Forrestal Center Plainsboro, NJ	61,696	1992 / NAV	Croda International	$31.50	April 2020	138	Modified
250 Industrial Way West Eatontown, NJ	138,163	1999 / NAV	Tyco Submarine Systems	$29.26	October 2019	120	Modified
The Offices at Metropark Edison, NJ	155,000	1999 / NAV	IBM	$41.00	June 2019	64	Modified
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the Bell Works Property is based on underwritten rent from the underwritten rent roll dated February 1, 2022.

The following table presents certain information relating to comparable office sales for the Bell Works Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
Bell Works Holmdel, NJ	1,371,470(2)	1962, 1964, 1982 / 2017	90.5%(2)
101 John F Kennedy Parkway Short Hills, NJ	828,422	1980 / 2003	81.0%	Apr-2021	$255,000,000	$308	$266
Metro Corporate Campus Iselin, NJ	945,906	1987 / NAP	91.0%	Mar-2021	$254,000,000	$269	$231
100 Metro Boulevard Nutley, NJ	255,108	1996 / NAP	100.0%	Feb-2020	$88,370,000	$346	$252
University Square West Windsor, NJ	328,181	2008 / NAP	86.0%	Jun-2019	$95,800,000	$292	$230
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 1, 2022.

The Borrower. The borrower is Somerset Holmdel Development I Urban Renewal, L.P., a New Jersey limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bell Works Whole Loan.

The borrower leases the Bell Works Property to Bell Works Master Tenant, LLC, a New Jersey limited liability company (the “Master Lessee”) pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended (the “Master Lease”), under which the Master Lessee operates the Bell Works Property and pays rent to the borrower. The borrower elected to pass-through to the Master Lessee certain historic rehabilitation tax credits (“HTCs”) to which the borrower is entitled as a result of expenditures incurred in connection with the certified rehabilitation of the Bell Works Property, and the HTCs are not collateral for the Bell Works Whole Loan. An affiliate of the borrower (the “Managing Member of the Master Lessee”) retains a one percent controlling interest in the Master Lessee. The entity which owns 100% of the Managing Member of the Master Lessee has pledged its ownership interest in the Managing Member of the Master Lessee to the lender as collateral for the Bell Works Whole Loan. Pursuant to a subordination, non-disturbance and attornment agreement (the “HTC SNDA”) among the lender, the borrower, the Master Lessee and the 99% equity interest owner of Master Lessee (the “HTC Investor”), the Master Lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the Master Lease until the next business day following the fifth anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Bell Works Property is first placed in service, but in no event later than April 1, 2026 (the “HTC Recapture Period Expiration Date”). In addition, pursuant to the HTC SNDA the lender must provide HTC Investor with prior written notice of its intention to commence any enforcement action (such as foreclosure) under the Bell Works Whole Loan documents, the lender must provide HTC Investor with all notices of default under the Bell Works Whole Loan documents, and HTC Investor has a cure period of not less than 10 days with respect to all such defaults. Pursuant to the operating agreement of the Master Lessee, HTC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 7 – Bell Works

Investor is entitled to certain distributions subject to available cash flow, including an annual “priority return” equal to two percent of its paid-in capital contributions to the Master Lessee. Pursuant to a certain put option agreement between the Managing Member of the Master Lessee and the HTC Investor, the HTC Investor has a put option to cause the Managing Member of the Master Lessee to purchase all of the HTC Investor’s interests in the Master Lessee during the three-month period following the occurrence of the HTC Recapture Period Expiration Date (the “Put Option”). In addition, HTC Investor has certain rights to replace borrower’s general partner and/or the Managing Member of the Master Lessee, subject to the terms and conditions set forth in the HTC SNDA.

The lender has also agreed that, prior to the HTC Recapture Period Expiration Date, on each due date following the first occurrence of a Trigger Period (as defined below), regardless of the existence of an event of default it will disburse to the Master Lessee any revenues from the Bell Works Property that exceed the sum of (i) base Master Lease rent (a portion of which may be subject to deferral due to the unavailable of net operating income, as more particularly described in the Master Lease), (ii) 1/12th of the estimated annual additional rent under the Master Lease (which is calculated based, in part, on net cash flow generated by the Bell Works Property and is payable annually to the extent of available net cash flow), (iii) the monthly replacement reserve deposit amount, (iv) the monthly TI / LC reserve deposit amount (if any), (v) during a Trigger Period, the monthly operating expense amount pursuant to the approved annual budget, and (vi) 1/12th of the projected annual distribution to the Managing Member of Master Lessee (such revenues in excess of the sums set forth in clauses (i)-(vi), the “Excess Revenues”).

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ralph Zucker and Jozef Straus. Ralph Zucker is the president of Somerset Development, a Holmdel, New Jersey based real estate company specializing in new urbanism and traditional neighborhood design. Jozef Straus is a key principal of Adarsan Holdings Limited, a family investment office based in Ottawa, Ontario, Canada. Adarsan Holdings Limited partners with developers and provides management support, strategic guidance and access to a network of investment and industry contacts.

Property Management. The Bell Works Property is managed by Somerset Holmdel, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Bell Works Whole Loan, the borrower deposited approximately (i) $617,834 into a reserve account for real estate taxes or payment-in-lieu-of-tax payments, (ii) $8,500,000 into a reserve account for tenant improvements and leasing commissions and (iii) $6,778,984 into a reserve account for outstanding obligations with respect to certain unfunded free rent and tenant improvement/leasing commissions.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $308,917). The Bell Works Property is currently under its fifth year of a 30-year payment-in-lieu of taxes program. The PILOT payments are based on a formula that factors in the percentage of the gross annual rent generated at the Bell Works Property. For years one to five, the percentage is 10.25% and there are 0.25% annual rate increases through year 25. For years 26 to 30, taxes will be 80% of conventional taxes.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Bell Works Whole Loan documents.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $24,583.

Rollover Reserve – The borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $114,289; provided, however, the borrower will not be required to make such monthly deposit into the tenant improvement and leasing reserve so long as the amount in the tenant improvements and leasing commissions account equals or exceeds $8,500,000.

Put Price Reserve – The borrower is required to deposit into a put price reserve, on a monthly basis, from the payment date occurring in July 2024 through and including the monthly payment date in June 2026, an amount equal to approximately $82,130; provided that such obligation may be satisfied upon delivery to the lender of a letter of credit in an amount not less than the amount sufficient to pay to HTC Investor all amounts due and payable in connection with the exercise of the Put Option, which letter of credit serves as additional collateral for the Bell Works Whole Loan for so long as such letter of credit remains outstanding.

Lockbox / Cash Management. The Bell Works Whole Loan is structured with a hard lockbox and springing cash management. The borrower or Master Lessee are required to deliver a tenant direction letter to the existing tenants at the Bell Works Property, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower, manager and Master Lessee are required to cause all rents to be deposited directly into a lender approved lockbox account immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to the extent no Trigger Period (as defined below) exists, either (A) prior to the termination of the Master Lease in accordance with the terms and conditions of the Bell Works Whole Loan documents, to or at the direction of Master Lessee, or (B) on and after the termination of the Master Lease, to or at the direction of the borrower. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 7 – Bell Works

day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Bell Works Whole Loan documents. Prior to the HTC Recapture Period Expiration Date, (i) all Excess Revenues are required to be disbursed to the Master Lessee (regardless of whether a Trigger Event or event of default has occurred), and (ii) all other funds will be applied in accordance with the Bell Works Whole Loan documents, with any excess after such application to be held by the lender in an excess cash flow reserve account as additional collateral for the Bell Works Whole Loan. After the HTC Recapture Period Expiration Date, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Bell Works Whole Loan documents will be held by the lender in an excess cash flow reserve account as additional collateral for the Bell Works Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the Bell Works Whole Loan; (ii) the debt yield on or prior to the payment date occurring in April 2023 falling below 6.75%; (iii) the debt yield after the payment date occurring in April 2023 falling below 7.00%, (iv) the occurrence of a Specified Tenant Trigger Period (as defined below); and (v) on May 6, 2031 to the extent (x) iCIMS has not extended or renewed its Specified Tenant Lease (as defined below) for a term of at least five years and (y) iCIMS Specified Tenant Lease accounts for 10% or more of the total rental income for the property (provided that, if any portion of the premises which are the subject of the iCIMS Specified Tenant Lease are subleased to third-party tenants, and such third-party tenant has entered into a direct agreement with borrower or Master Lessee, as applicable, in form and substance acceptable to the lender whereby such third-party tenant’s sublease will continue as a direct lease between such third-party tenant and the borrower or Master Lessee, as applicable, following the expiration or termination of the iCIMS Specified Tenant Lease for a term ending not earlier than the date that is three years following the stated maturity date (i.e., May 6, 2035), then such third-party rent due pursuant to said sublease will reduce the total rent due under the iCIMS Specified Tenant Lease for purposes of the calculations included in this clause (y)). A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) and (iii) above, the date that the debt yield is equal to or greater than 7.00% for two consecutive calendar quarters, (c) with respect to clause (iv) above, a Specified Tenant Trigger Period ceasing to exist as set forth below and (d) with respect to clause (v) above, the satisfaction of the Collateral Cure Condition (as defined below).

A “Specified Tenant Trigger Period” means a period (A) with regard to the Specified Tenant (as defined below) commencing upon the first to occur of (i) event of default beyond applicable notice and cure periods, (ii) failing to be in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) unless (A) the discontinuation is to comply with governmental restrictions which restrict the use or occupancy as a result of, or otherwise in connection with, the COVID-19 pandemic, or is due to any acceptable remote-working conditions or (B) solely with respect to iCIMS, the “dark” portion of the premises consists solely of the approximately 75,000 square feet of the premises demised pursuant to iCIMS’ Specified Tenant Lease that have not been improved or fit-out and have not historically been occupied, and (w) iCIMS has not alleged in writing any default by borrower with respect to such portion of the premises, (x) iCIMS has paid and continues to pay full unabated rent, (y) iCIMS has not requested in writing any reduction in rent with respect to such portion of the premises, and (z) iCIMS continues to occupy, and be open for business in, the balance of its demised premises (each a “Permitted Dark Event”), (iii) Specified Tenant gives notice of lease termination, (iv) any termination or cancellation of any Specified Tenant Lease, (v) any bankruptcy or similar insolvency, (vi) failing to extend or renew the applicable Specified Tenant Lease in accordance with the applicable terms and conditions thereof and with the Bell Works Whole Loan for the applicable and (vii) Specified Tenant ceasing to satisfy the Credit Rating Condition; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) borrower or Master Lessee, as applicable, leasing the entire Specified Tenant Space (as defined below)(or applicable portion thereof) in accordance with the applicable terms and conditions hereof, the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease.

The “Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) subject to Permitted Dark Events, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vi) of the “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms for the applicable Specified Tenant renewal term of five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease and (vii) in the event the Specified Tenant Trigger Period is due to a Credit Rating Trigger, the applicable Specified Tenant with respect to which such Credit Rating Trigger occurred satisfies the Credit Rating Cure Condition (as defined below).

A “Specified Tenant” means, as applicable, (i) iCIMS, (ii) any tenant whose lease at the Bell Works Property, individually or when aggregated with all other leases at the Bell Works Property with the same tenant or any affiliates of such tenant, accounts for 15% or more of either (A) the total rental income for the Bell Works Property, or (B) the total square footage of the Bell Works Property, (iii) any other lessee(s) of the Specified Tenant Space (or any portion thereof) and (iv) any guarantor(s) of, or persons providing credit support in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 7 – Bell Works

relation to, the applicable related Specified Tenant Lease(s). Notwithstanding the foregoing, or anything to the contrary herein, the Master Lessee will not be deemed to be a Specified Tenant.

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), each lease at the Bell Works Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder). Notwithstanding the foregoing, or anything to the contrary herein, the Master Lease will not be deemed to be a Specified Tenant Lease.

A “Specified Tenant Space” means that portion of the Bell Works Property demised as of the date hereof to the initial Specified Tenant pursuant to the initial Specified Tenant Lease. References herein to “applicable portions” of the Specified Tenant Space (or words of similar import) will be deemed to refer to the portion of the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease(s) entered into after the date hereof in accordance with the applicable terms and conditions of the Bell Works Whole Loan documents.

A “Credit Rating Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from each of Moody’s and Fitch, to the extent the foregoing rate such entity.

A “Credit Rating Cure Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB+ from S&P and, if applicable, an equivalent rating from Moody’s and Fitch.

A “Collateral Cure Condition” means that borrower has deposited cash into an account with lender, or has delivered to lender a letter of credit, which, in each case, (i) serves as additional collateral for the Bell Works Whole Loan, and (ii) is in an amount determined by lender in its sole but good-faith discretion to be equal to the amount of excess cash flow that would have been deposited into the excess cash flow account pursuant to the terms of the Bell Works Whole Loan documents during the period from May 6, 2031 through and including May 6, 2032.

Subordinate and Mezzanine Debt. None.

Partial Release. The Bell Works Whole Loan documents permit, at any time other than the 60 days prior to and following a securitization of the Bell Works Whole Loan, the borrower to record condominium documents whereby it will impose a condominium regime on its fee interest in the Bell Works Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Bell Works Property that are not included in the Upper Unit, after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.

Ground Lease. None.

Township of Holmdel Library Lease & Note: In connection with the borrower’s redevelopment of the Bell Works Property, the borrower has leased a portion of the Bell Works Property to the Township of Holmdel, New Jersey (the “Township”) for use as a library. Pursuant to the related lease documentation, the borrower is required to make an annual payment of $50,000 to the Township for “tenant fit-out” through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by the borrower for the benefit of the Township. This promissory note does not bear interest and is freely prepayable at any time. In connection with the borrower’s redevelopment of the Bell Works Property, the borrower was required to escrow certain funds with the Township in order to pay for the Township’s costs in connection with the redevelopment. As of the date of origination of the Bell Works Whole Loan, approximately $96,181 remained in the escrow, which has been collaterally assigned to the lender as additional security for the Bell Works Whole Loan.

Solar Panel Leases and Letters of Credit: The borrower is the lessee under three equipment lease agreements with Bank of the West in connection with certain solar panels at the Bell Works Property (the “Solar Panel Leases”). Pursuant to the terms thereof, the borrower has options to purchase the “equipment” (as defined in each Solar Panel Lease) that must each be exercised by no later than December 13, 2022 (the “Solar Panel Lease Purchase Option Deadline”). In connection with the Solar Panel Leases, Bank of the West is the beneficiary under three letters of credit issued by Canadian Imperial Bank of Commerce (each a “Solar Panel LOC”), for which an affiliate of the borrower is the applicant thereunder. There is one Solar Panel LOC associated with each Solar Panel Lease. The borrower has represented in the Bell Works Whole Loan documents that, among other things, on the Solar Panel Lease Purchase Option Deadline, the available amounts under each Solar Panel LOC will exceed the related purchase price under the associated Solar Panel Lease. The Bell Works Whole Loan documents obligate the borrower to timely exercise each Solar Panel Lease purchase option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – ILPT Logistics Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – ILPT Logistics Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – ILPT Logistics Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/		Title(4):	Various
DBRS):	BBB-sf/A(high)(sf)	Property Type – Subtype(4):	Industrial – Various
Original Principal Balance(1):	$39,999,999	Net Rentable Area (SF):	9,438,321
Cut-off Date Principal Balance(1):	$39,999,999	Location(4):	Various
% of IPB:	3.7%	Year Built / Renovated(4):	Various / Various
Loan Purpose(2):	Recapitalization	Occupancy:	100.0%
Borrowers(3):	Various	Occupancy Date(5):	Various
Borrower Sponsor:	Industrial Logistics Properties Trust	4th Most Recent NOI (As of):	NAV
Interest Rate:	3.86465618%	3rd Most Recent NOI (As of)(6):	$35,944,346 (12/31/2019)
Note Date:	2/25/2022	2nd Most Recent NOI (As of)(6):	$37,788,413 (12/31/2020)
Maturity Date:	3/6/2032	Most Recent NOI (As of):	$41,245,939 (12/31/2021)
Interest-only Period:	120 months	UW Economic Occupancy:	100.0%
Original Term:	120 months	UW Revenues:	$55,178,154
Original Amortization Term:	None	UW Expenses:	$10,108,560
Amortization Type:	Interest Only	UW NOI:	$45,069,593
Call Protection:	YM0.5(113),O(7)	UW NCF:	$41,766,181
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(7):	$1,175,000,000 / $124
Additional Debt(1):	Yes	Appraisal Date:	1/3/2022
Additional Debt Balance(1):	$301,140,001 / $103,860,000 / $255,000,000
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$36	$47
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$36	$47
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(6):	29.0%	37.9%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV(6):	29.0%	37.9%
Unfunded Obligations	$1,758,645	$0	N/A	UW NCF DSCR:	3.12x	2.40x
Reserve:				UW NOI Debt Yield:	13.2%	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes	$341,140,000	48.7%	Return of Equity(9)	$693,035,177	99.0%
B Notes	103,860,000	14.8	Closing Costs	5,206,178	0.7
Mezzanine Loans	255,000,000	36.4	Reserves	1,758,645	0.3
Total Sources	$700,000,000	100.0%	Total Uses	$700,000,000	100.0%

(1)	The ILPT Logistics Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 13 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $341.14 million (collectively, the “ILPT Logistics Portfolio A Notes”) and five pari passu promissory notes that are subordinate to the ILPT Logistics Portfolio A Notes with an aggregate outstanding principal balance as of the Cut-off Date of $103.86 million (collectively, the “ILPT Logistics Portfolio B Notes”, and together with the ILPT Logistics Portfolio A Notes, the “ILPT Logistics Portfolio Whole Loan”). Additionally, mezzanine loans were originated with an aggregate outstanding principal balance as of the Cut-off Date of $255,000,000 (the “ILPT Logistics Portfolio Mezzanine Loans”) consisting of (a) five senior mezzanine promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $175,000,000 (the “ILPT Logistics Portfolio Senior Mezzanine Loan”) and (b) five junior mezzanine promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000 (the “ILPT Logistics Portfolio Junior Mezzanine Loan”, and together with the ILPT Logistics Portfolio Senior Mezzanine Loan, the “ILPT Logistics Portfolio Mezzanine Loans”). The aggregate of the ILPT Logistics Portfolio Whole Loan together with the ILPT Logistics Portfolio Mezzanine Loans constitute the total debt (the “ILPT Logistics Portfolio Total Debt”).

(2)	The ILPT Logistics Portfolio Mortgage Loan recapitalized the borrower sponsor as the ILPT Logistics Portfolio Properties (as defined below) were previously unencumbered.

(3)	The borrowers of the ILPT Logistics Portfolio Whole Loan are ILPT Bemidji LLC, ILPT Burlington LLC, ILPT Chesterfield LLC, ILPT KYIN LLC, ILPT Mahwah LLC, ILPT Murfreesboro LLC, ILPT Obetz LLC, ILPT Spartanburg LLC, ILPT TN LLC, ILPT Trails Road LLC, Mercury Street Industrial LLC, Rickenbacker Industrial LLC and ILPT North East LLC.

(4)	See “The Properties” section below.

(5)	Based on the underwritten rent rolls dated February 1, 2022 and February 25, 2022.

(6)	Excludes historical financials from the 17001 West Mercury Street property, which was built in 2018 and the 7303 Rickenbacker Parkway West property, which was built in 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – ILPT Logistics Portfolio

(7)	Based on the “As-Portfolio” appraised value of $1,175,000,000 as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the ILPT Logistics Portfolio Properties as a whole if sold in their entirety to a single buyer. The aggregate total of the “as-is” appraised values of the individual ILPT Logistics Portfolio Properties (exclusive of the portfolio premium) is $1,128,300,000. The Cut-off Date LTV and Maturity Date LTV based upon the aggregate “as-is” appraised value are 30.2% and 30.2%, respectively for the ILPT Logistics Portfolio A Notes, 39.4% and 39.4%, respectively, for the ILPT Logistics Portfolio Whole Loan and 62.0% and 62.0%, respectively, for the ILPT Logistics Portfolio Total Debt.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	The ILPT Logistics Portfolio Properties were previously held by the borrower sponsor unencumbered and the Return of Equity was used to facilitate the acquisition of Monmouth Real Estate Investment Corporation by Industrial Logistics Property Trust, an affiliate of the borrowers.

The Loan. The ILPT Logistics Portfolio mortgage loan (the “ILPT Logistics Portfolio Mortgage Loan”) is part of the ILPT Logistics Portfolio Whole Loan with an original principal balance of $445,000,000. The ILPT Logistics Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank, N.A. The ILPT Logistics Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee simple interests in 15 industrial properties, leasehold (PILOT) interest in one industrial property and fee/leasehold (PILOT) interests in one industrial property (each, an “ILPT Logistics Portfolio Property” and, collectively, the “ILPT Logistics Portfolio Properties” or the “ILPT Logistics Portfolio”). The ILPT Logistics Portfolio Whole Loan is comprised of the ILPT Logistics Portfolio A Notes, consisting of 13 pari passu senior promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $341,140,000, and the ILPT Logistics Portfolio B Notes, consisting of five pari passu subordinate promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $103,860,000. The ILPT Logistics Portfolio Mortgage Loan is comprised of the non-controlling Notes A-2-B-2 and A-2-B-3, which have an aggregate original principal balance and aggregate outstanding principal balance as of the Cut-off Date of $39,999,999. The ILPT Logistics Portfolio Whole Loan is serviced under the trust and servicing agreement for the ILPT 2022-LPFX securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The ILPT Logistics Portfolio Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The lenders also originated the ILPT Logistics Portfolio Mezzanine Loans with an original aggregate principal amount of $255,000,000.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	$176,140,000	$176,140,000	ILPT 2022-LPFX	Yes
Notes A-2-A-1, A-2-A-2	$73,656,388	$73,656,388	BMARK 2022-B35	No
Note A-2-B-1	$15,000,000	$15,000,000	WFCM 2022-C62	No
Notes A-2-B-2, A-2-B-3	$39,999,999	$39,999,999	BBCMS 2022-C16	No
Note A-2-C	$12,114,538	$12,114,538	BANK 2022-BNK41	No
Note A-2-D, A-2-E	$24,229,075	$24,229,075	MSC 2022-L8	No
Notes B-1, B-2, B-3, B-4, B-5	$103,860,000	$103,860,000	ILPT 2022-LPFX	No
Whole Loan	$445,000,000	$445,000,000

The Properties. The ILPT Logistics Portfolio is comprised of 17 properties totaling approximately 9.4 million square feet and consists of primarily single-tenant industrial properties generally located in core distribution regions and heavily populated markets, as evidenced by the ILPT Logistics Portfolio’s weighted average population density within a 15-mile radius of approximately 674,996 (sourced from a third-party data provider and weighted based on UW NOI). The ILPT Logistics Portfolio consists of the following property sub-types: Warehouse/Distribution (92.2% of UW NOI) and Manufacturing/Distribution (7.8% of UW NOI). Based on square footage, the ILPT Logistics Portfolio has a weighted average year built of 2008, average size of 555,195 square feet and weighted average clear heights of approximately 31.9 feet.

The ILPT Logistics Portfolio is located across 12 states and 13 different markets, with the largest state concentrations in Tennessee (two properties; approximately 13.5% of UW NOI), New Jersey (two properties; approximately 12.2% of UW NOI) and Maryland (one property; approximately 11.9% of UW NOI). The largest market concentrations are in the Philadelphia (two properties; approximately 19.6% of UW NOI), Richmond (one property; approximately 11.4% of UW NOI), Nashville (one property; approximately 10.7% of UW NOI), Spartanburg (one property; approximately 10.2% of UW NOI), and Columbus (two properties; approximately 9.3% of UW NOI) markets, among others.

No single ILPT Logistics Portfolio Property contributes more than 11.9% of UW NOI and, with the exception of Amazon.com Services, Inc. (“Amazon”) (32.3% of SF and 30.9% of UW gross rent), no individual tenant represents more than 11.8% of UW gross rent. As of February 1, 2022 and February 25, 2022 the ILPT Logistics Portfolio was 100.0% occupied by 19 individual tenants, with a weighted average remaining lease term based on UW Base Rent of approximately 6.9 years and only 10.8% of UW gross rent expiring prior to 2027. Approximately 63.7% of UW gross rent (or 58.8% of NRA) comes from nine investment grade-rated tenants (or their respective parent companies), including, but not limited to, Amazon (32.3% of NRA; 30.9% of UW gross rent; rated A1/AA/AA- by Moody’s/S&P/Fitch; Lease Expiration Date (by UW Base Rent) (“LXP”) of September 2027), UPS Supply Chain Solutions, Inc. (“UPS”) (6.5% of NRA; 9.2% of UW gross rent; rated A2/A-/NR by Moody’s/S&P/Fitch; LXP of May 2030), Avnet, Inc. (6.2% of NRA; 5.8% of UW gross rent; rated Baa3/BBB-/BBB- by Moody’s/S&P/Fitch; LXP of September 2026), YNAP Corporation (parent company Compagnie Financiere

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – ILPT Logistics Portfolio

Richemont SA) (1.8% of NRA; 5.2% of UW gross rent; rated NR/A+/NR by Moody’s/S&P/Fitch; LXP of August 2035) and Amcor Rigid Plastics USA, Inc. (4.5% of NRA; 3.1% of UW gross rent; rated Baa2/BBB/NR by Moody’s/S&P/Fitch; LXP of June 2029).

The following table presents detailed information with respect to each of the ILPT Logistics Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Subtype	Title	Year Built/ Renovated	NRA (SF)(1)	Clear Height	As-Is Appraised Value	Occ. (%)(1)	% of Allocated Loan Amount	% of UW NOI
4000 Principio Parkway	North East, MD	Warehouse / Distribution	Fee	2006-2012/NAP	1,194,744	32.0	$140,000,000	100.0%	12.3%	11.9%
2020 Joe B. Jackson Parkway	Murfreesboro, TN	Warehouse / Distribution	Leasehold (PILOT)(2)	2012/NAP	1,016,281	32.0	$132,100,000	100.0%	11.1%	10.7%
1901 Meadowville Technology Parkway	Chester, VA	Warehouse / Distribution	Fee	2012/NAP	1,016,281	32.0	$115,400,000	100.0%	10.7%	11.4%
52 Pettengill Road	Londonderry, NH	Warehouse / Distribution	Fee	2015/NAP	614,240	32.0	$123,000,000	100.0%	10.4%	8.1%
510 John Dodd Road	Spartanburg, SC	Warehouse / Distribution	Fee	2012/NAP	1,015,740	32.0	$112,500,000	100.0%	10.3%	10.2%
309 Dulty’s Lane	Burlington, NJ	Warehouse / Distribution	Fee	2001/NAP	633,836	32.0	$107,900,000	100.0%	9.2%	7.7%
5300 Centerpoint Parkway	Groveport, OH	Warehouse / Distribution	Fee (PILOT)(2)	2014/NAP	581,342	30.0	$57,600,000	100.0%	5.3%	6.2%
17001 West Mercury Street	Gardner, KS	Warehouse / Distribution	Fee (PILOT)(2) / Leasehold	2018/NAP	645,462	36.0	$50,400,000	100.0%	4.7%	6.1%
725 Darlington Avenue	Mahwah, NJ	Warehouse / Distribution	Fee	1999/2010	167,424	34.0	$51,400,000	100.0%	4.3%	4.5%
10100 89th Avenue N	Maple Grove, MN	Warehouse / Distribution	Fee	2015/NAP	319,062	32.0	$39,500,000	100.0%	3.7%	3.9%
7303 Rickenbacker Parkway West	Columbus, OH	Warehouse / Distribution	Fee	2020/NAP	357,504	36.0	$33,400,000	100.0%	3.1%	3.1%
4836 Hickory Hill Road	Memphis, TN	Warehouse / Distribution	Fee	1984-1987/NAP	646,160	27.0	$35,500,000	100.0%	3.0%	2.8%
7000 West Post Road	Las Vegas, NV	Warehouse / Distribution	Fee	2011/NAP	95,953	35.0	$30,400,000	100.0%	2.8%	2.7%
3201 Bearing Drive	Franklin, IN	Manufacturing / Distribution	Fee	1974/2006	422,912	31.0	$29,800,000	100.0%	2.8%	3.6%
900 Commerce Parkway West Drive	Greenwood, IN	Manufacturing / Distribution	Fee	2008/2020	294,388	28.0	$27,500,000	100.0%	2.4%	2.3%
6825 West County Road 400 North	Greenfield, IN	Warehouse / Distribution	Fee	2008/2020	245,041	28.0	$24,300,000	100.0%	2.3%	2.9%
951 Trails Road	Eldridge, IA	Manufacturing / Distribution	Fee	1997/2001	171,951	39.0	$17,600,000	100.0%	1.6%	2.0%
Total / Wtd. Avg.					9,438,321	31.9(3)	$1,175,000,000(4)	100.0%	100.0%	100.0%
(1)	Information based on the underwritten rent roll dated February 1, 2022 and February 25, 2022.

(2)	See “PILOT Agreement” below.

(3)	Wtd. Avg. Clear Height is weighted based on square feet.

(4)	Represents the “As-Portfolio” appraised value of $1,175,000,000 as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the ILPT Logistics Portfolio Properties as a whole if sold in their entirety to a single buyer. The aggregate total of the “as-is” appraised values of the individual ILPT Logistics Portfolio Properties is $1,128,300,000.

COVID-19 Update. As of the date of this term sheet, the ILPT Logistics Portfolio Properties were open and operational. YNAP Corporation (representing approximately 5.2% of UW gross rent for the entire portfolio), the sole tenant at the 725 Darlington Avenue property, requested rent relief for four months from April 2020 through July 2020. The rent for those months was deferred and paid back by that tenant in 12 equal payments for the period beginning in August 2020 through July 2021 (in addition to monthly base rent per the lease). All deferred rent has been paid and the tenant remains current on rental obligations. As of April 26, 2022, the ILPT Logistics Portfolio Whole Loan is not subject to any modifications or forbearance requests. The ILPT Logistics Portfolio Whole Loan is current on debt service through May 6, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Major Tenants.

Amazon (AA-/A1/AA; Fitch/Moody’s/S&P; 3,048,302 square feet; 32.3% of NRA; 30.9% of underwritten gross rent). Amazon occupies 3,048,302 square feet across three ILPT Logistics Portfolio Properties. Amazon is an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon is one of the Big Five U.S. information technology companies along with Google, Apple, Microsoft, and Facebook. The Amazon leases at the 1901 Meadowville Technology Parkway, 2020 Joe B. Jackson Parkway and 510 John Dodd Road properties are guaranteed by Amazon.com, Inc. and each include four, five-year renewal options at fair market rent with no unilateral termination or contraction options.

Restoration Hardware, Inc. (“RH”) (Ba2/BB; Moody’s/S&P; 1,194,744 square feet; 12.7% of NRA; 11.8% of underwritten gross rent). RH occupies 1,194,744 square feet at the 4000 Principio Parkway property. RH is an upscale American home-furnishings company headquartered in Corte Madera, California. RH offers products such as furniture, lighting, textiles, bathware, décor, outdoor, and garden, as well as baby and child products. RH distributes its products through retail stores, catalogs, and websites. RH operates 82 retail locations including 38 outlet stores throughout the United States, Canada and the United Kingdom. RH has three, five-year renewal options and no unilateral termination or contraction options remaining under its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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UPS (A2/A-; Moody’s/S&P; 614,240 square feet; 6.5% of NRA; 9.2% of underwritten gross rent). UPS occupies 614,240 square feet at the 52 Pettengill Road property. UPS is the world’s largest package deliverer, transporting nearly 25 million packages and documents per business day throughout the United States and in over 220 countries and territories. UPS deploys a fleet of approximately 127,000 cars, vans, tractors, and motorcycles, and roughly 600 aircraft for pickups and deliveries. Headquartered in Atlanta, Georgia, United States, UPS has over 1,000 package operating facilities and serves approximately 1.7 million shipping customers and approximately 11.8 million delivery customers daily. The UPS lease is guaranteed by United Parcel Service of America, Inc. and includes two, five-year renewal options at the greater of (i) last payable base rent or (ii) fair market rent, with no unilateral termination or contraction options.

Environmental. The Phase I environmental report of the 510 John Dodd Road property (10.2% of UW NOI) dated January 3, 2022, determined that, according to the regulatory database report, the adjoining parcel to the south (575 John Dodd Road) has known volatile organic compounds (chlorinated solvents) in the soil and groundwater. The environmental report stated that the adjoining parcel is potentially a recognized environmental condition originating from an off-property facility and the environmental consultant recommended that a regulatory file review at the South Carolina Department of Environmental Control should be completed to determine the extent of contamination and to evaluate the potential for the adjacent property to impact the 510 John Dodd Road property.

According to the Phase I environmental report of the 309 Dulty’s Lane property (7.7% of the UW NOI) dated December 28, 2021, the confirmed groundwater impact on the adjacent property to the north, followed by site remediations and the establishment of a Classification Exception Area and associated Response Action Outcome-Entire Site (Limited Restricted Use) approval that extend to the northern portion of the property represent a controlled recognized environmental condition at the 309 Dulty’s Lane property. Given the identified responsible party, no further investigations/remediations are warranted at this time.

According to the Phase I environmental report of the 10100 89th Avenue N property (3.9% of UW NOI) dated December 30, 2021, there is no evidence of any recognized or controlled recognized environmental condition at the 10100 89th Avenue N property. A historical recognized environmental condition relating to former petroleum contamination incidents in connection with former fuel underground storage tanks and associated LUST cases that were closed in 1994 and 2013. Given the identification of the responsible party and regulatory closures, the environmental consultant concluded that no further investigation is warranted. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
100.0%	99.3%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year with the exception of 2021, which is as of November 30.

(2)	Current occupancy is as of February 1, 2022 and February 25, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Top Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	UW Gross Rent PSF(3)	UW Gross Rent(3)	% of Total UW Gross Rent(3)	Lease Expiration Date
Amazon(4)	AA-/A1/AA	3,048,302	32.3%	$5.59	$17,039,340	30.9%	9/30/2027
RH(5)	NR/Ba2/BB	1,194,744	12.7	$5.44	6,501,553	11.8	2/29/2028
UPS(6)	NR/A2/A-	614,240	6.5	$8.30	5,099,301	9.2	5/31/2030
BJ’s Wholesale Club, Inc.(7)	NR/NR/BB	633,836	6.7	$5.77	3,660,336	6.6	7/31/2033
Avnet, Inc.(8)	BBB-/Baa3/BBB-	581,342	6.2	$5.53	3,214,617	5.8	9/30/2026
ELC Distribution Center LLC(9)	NR/NR/NR	645,462	6.8	$4.72	3,046,813	5.5	8/31/2032
YNAP Corporation(10)	NR/NR/A+	167,424	1.8	$17.11	2,864,263	5.2	8/31/2035
BlueTriton Brands, Inc.	NR/NR/NR	294,388	3.1	$5.91	1,739,623	3.2	7/31/2031
Amcor Rigid Plastics USA, Inc.	NR/Baa2/BBB	422,912	4.5	$4.06	1,717,992	3.1	6/30/2029
SYNNEX Corporation	BBB-/Baa3/BBB-	357,504	3.8	$4.45	1,590,343	2.9	4/30/2028
Total Major Tenants		7,960,154	84.3%	$5.84	$46,474,182	84.2%

Other Tenants		1,478,167	15.7%	$5.89	$8,703,972	15.8%
Occupied Collateral Total / Wtd. Avg.		9,438,321	100.0%	$5.85	$55,178,154	100.0%
Vacant Space		0	0.0%
Collateral Total		9,438,321	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2022 and February 25, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Gross Rent PSF, UW Gross Rent and % of Total UW Gross Rent include (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(4)	The Amazon leases at the 1901 Meadowville Technology Parkway property, 2020 Joe B. Jackson Parkway property and 510 John Dodd Road property are guaranteed by Amazon.com, Inc. and each include four, five-year renewal options at fair market rent with no unilateral termination or contraction options.

(5)	RH has (i) three, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(6)	The UPS lease is guaranteed by United Parcel Service of America, Inc. and includes two, five-year renewal options at the greater of (i) last payable base rent or (ii) fair market rent, with no unilateral termination or contraction options.

(7)	BJ’s Wholesale Club, Inc. has (i) four, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(8)	Avnet, Inc. has (i) two consecutive renewal options (one three-year renewal and one five-year renewal) and (ii) no unilateral termination or contraction options remaining under its lease.

(9)	ELC Distribution Center LLC has (i) three, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(10)	YNAP Corporation has the option to terminate its lease effective April 30, 2030 with notice to landlord by October 31, 2028 and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 8 – ILPT Logistics Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Gross Rent Expiring(3)	% of UW Gross Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Gross Rent Expiring	Cumulative % of UW Gross Rent Expiring
Vacant	NAP	0	0.0%	$0	NAP	0	0.0%	$0	0.0%
2022 & MTM	0	0	0.0	0	0.0%	0	0.0%	$0	0.0%
2023	2	123,548	1.3	984,369	1.8	123,548	1.3%	$984,369	1.8%
2024	0	0	0.0	0	0.0	123,548	1.3%	$984,369	1.8%
2025	1	95,953	1.0	1,399,009	2.5	219,501	2.3%	$2,383,378	4.3%
2026	2	640,875	6.8	3,580,823	6.5	860,376	9.1%	$5,964,201	10.8%
2027(4)	5	3,802,929	40.3	19,355,297	35.1	4,663,305	49.4%	$25,319,497	45.9%
2028	2	1,552,248	16.4	8,091,897	14.7	6,215,553	65.9%	$33,411,394	60.6%
2029	2	578,225	6.1	3,118,833	5.7	6,793,778	72.0%	$36,530,226	66.2%
2030	1	614,240	6.5	5,099,301	9.2	7,408,018	78.5%	$41,629,527	75.4%
2031	2	411,630	4.4	2,848,762	5.2	7,819,648	82.8%	$44,478,289	80.6%
2032	1	645,462	6.8	3,046,813	5.5	8,465,110	89.7%	$47,525,102	86.1%
2033 & Beyond	3	973,211	10.3	7,653,052	13.9	9,438,321	100.0%	$55,178,154	100.0%
Total	21	9,438,321	100.0%	$55,178,154	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2022 and February 25, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	UW Gross Rent Expiring and % of UW Gross Rent Expiring are inclusive of (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(4)	Approximately 30.9% of the UW Gross Rent Expiring can be attributed to three Amazon leases, which expire in 2027. Amazon has been at each of the three spaces since October 2012 and maintains four, five-year renewal options at each of its spaces.

Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$36,799,811	$39,088,922	$42,733,390	$44,510,611	$4.72	80.7%
Rent Steps(4)	0	0	0	784,006	0.08	1.4
Straight-Line Rent(5)	0	0	0	1,425,124	0.15	2.6
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$36,799,811	$39,088,922	$42,733,390	$46,719,741	$4.95	84.7%
Total Reimbursements	6,366,966	7,084,453	8,487,015	8,458,413	0.90	15.3
Total Other Income	0	0	0	0	0.00	0.0
Net Rental Income	$43,166,777	$46,173,375	$51,220,405	$55,178,154	$5.85	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0.00	0.0
Effective Gross Income	$43,166,777	$46,173,375	$51,220,405	$55,178,154	$5.85	100.0%
Total Expenses(6)	7,222,431	8,384,962	9,974,466	10,108,560	1.07	18.3
Net Operating Income	$35,944,346	$37,788,413	$41,245,939	$45,069,593	$4.78	81.7%
Total TI/LC, Capex/RR	0	0	0	3,303,412	0.35	6.0
Net Cash Flow	$35,944,346	$37,788,413	$41,245,939	$41,766,181	$4.43	75.7%
(1)	Excludes historical financials from the 17001 West Mercury Street property, which was built in 2018 and the 7303 Rickenbacker Parkway West property, which was built in 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent is based on the underwritten rent roll as of February 1, 2022 and February 25, 2022.

(4)	Rent Steps totaling $784,006 are taken through March 1, 2023.

(5)	Straight Line Rent is underwritten based on the straight-line average rent steps for investment grade tenants over the shorter of (i) the respective tenant’s lease term and (ii) the maturity date of the ILPT Logistics Portfolio Whole Loan.

(6)	Three of the ILPT Logistics Portfolio Properties, the 2020 Joe B. Jackson Parkway property, the 17001 West Mercury Street property, and the 5300 Centerpoint Parkway property, are subject to payment in lieu of taxes (“PILOT”) arrangements. With respect to such properties, real estate taxes were underwritten based on the PILOT agreements. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 8 – ILPT Logistics Portfolio

The Market. According to the appraisal, the United States industrial market absorbed 133.8 million square feet of industrial space in the third quarter of 2021 and had a total inventory of approximately 15.7 billion square feet. As of the third quarter of 2021, the United States industrial market had a national vacancy rate of 4.6% and average triple-net asking rents of $8.62 PSF (which represents a 12.4% increase compared to the third quarter of 2020). The ILPT Logistics Portfolio, which is primarily comprised of large Warehouse/Distribution Properties (with an average property size of 555,195 square feet) has a weighted average UW Base Rent per occupied square foot of $4.80 (weighted by individual tenant square feet), which is below the appraiser’s weighted average concluded industrial market rents of $5.18 PSF (based on concluded market rents for each individual ILPT Logistics Portfolio Property weighted based on square footage).

The ILPT Logistics Portfolio is located across 12 states and 13 different markets. The largest market concentrations are in the Philadelphia (2 properties; approximately 19.6% of UW NOI), Richmond (1 property; approximately 11.4% of UW NOI), and Nashville (1 property; approximately 10.7% of UW NOI) markets.

According to a third-party market report, the Philadelphia market reported a vacancy rate of 4.4% as of February 2022 with 12-month rent growth of 12.7% and asking rents of $8.86 PSF. The Philadelphia market has seen average rent growth of 8.0% annually over the past three years and continues to benefit from its strategic location between New York City and Washington, D.C. Over the past 12 months, Southern New Jersey has garnered approximately 60.0% of the Philadelphia market’s leasing by square footage.

According to a third-party market report, the Richmond market reported a 3.0% vacancy rate and asking rents of $7.33 PSF as of February 2022. The Richmond industrial market has seen commitments from several nationally-recognized tenants, such as Amazon (2.6 million square foot lease signed in April 2021), Lowe’s (1.2 million square foot lease signed in October 2021) and Wegmans (plans to construct a 1.1 million square foot facility).

According to a third-party market report, the Nashville market reported a 4.1% vacancy rate, 12-month rent growth of 12.6% and asking rents of $9.31 PSF as of February 2022. The Nashville market benefits from its centralized location, allowing industrial users in the market to reach over half of the United States population in roughly one day’s drive.

The Borrowers. The borrowers are 13 special-purpose, bankruptcy-remote Delaware limited liability companies (the “Borrowers”), which are affiliates of Industrial Logistics Property Trust. The Borrowers delivered a non-consolidation opinion in connection with the origination the ILPT Logistics Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Industrial Logistics Properties Trust (“ILPT”), a publicly traded REIT formed to own and lease industrial and logistics properties throughout the United States. As of March 31, 2022, ILPT owned 412 industrial and logistics properties with approximately 60 million rentable square feet, which are approximately 98.9% leased to 304 different tenants with a weighted average lease term of approximately 8.6 years.

ILPT focuses on acquiring properties that are of strategic importance to their tenant’s businesses, such as build to suit properties, strategic distribution hubs or other properties in which tenants have invested significant amounts of capital. ILPT targets occupied properties, where tenants are financially responsible for all, or substantially all, increases in property level operating.

Property Management. The ILPT Logistics Portfolio is currently managed by The RMR Group LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the ILPT Logistics Portfolio Whole Loan, the Borrowers funded $1,758,645 with the lender for unfunded obligations for tenant improvements, leasing commissions and other leasing obligations with respect to the ILPT Logistics Portfolio Properties.

Tax Escrows – On each monthly payment date during a Trigger Period (as defined below), subject to certain exceptions set forth in the ILPT Logistics Portfolio Whole Loan documents, the Borrowers are required to deposit into a real estate tax reserve 1/12th of the taxes that the lender estimates will be payable by the Borrowers over the next-ensuing 12-month period (excluding from such amount any taxes that are required to be paid directly by a tenant pursuant to its leases, provided that such tenant is not in default under its lease and no less than 12 months remain on the term of any such lease).

Insurance Escrows – On each monthly payment date during a Trigger Period, the Borrowers are required to deposit into an insurance reserve 1/12th of an amount which would be sufficient to pay the insurance premium due by the Borrowers for the renewal of the coverage afforded by the insurance policies; provided, however, such insurance reserve has been conditionally waived so long as the Borrowers maintain a blanket policy meeting the requirements of the ILPT Logistics Portfolio Whole Loan documents.

Replacement Reserve – On each monthly payment date during a Trigger Period, the Borrowers are required to deposit into a replacement reserve an amount equal to approximately $226,780.

TI/LC Reserve – On each monthly payment date during a Trigger Period, the Borrowers are required to deposit into a TI/LC reserve an amount equal to approximately $117,979. Additionally, during a Trigger Period, the Borrowers are required to deposit into such TI/LC reserve any lease termination fees required to be deposited with the lender pursuant to the ILPT Logistics Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 8 – ILPT Logistics Portfolio

Lockbox / Cash Management. The ILPT Logistics Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Within five business days of origination of the ILPT Logistics Portfolio Whole Loan, the Borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the Borrowers or the manager are required to be deposited in such lockbox account immediately following receipt. All funds deposited into the lockbox are required to be released to Borrowers unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept not less than two times per week to a cash management account under the control of the lender to be applied and disbursed in accordance with the ILPT Logistics Portfolio Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the ILPT Logistics Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the ILPT Logistics Portfolio Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the lockbox account. So long as no event of default has occurred and is continuing, the Borrowers may receive disbursements from the excess cash flow account to pay for costs and expenses in connection with the ownership, management and/or operation of the ILPT Logistics Portfolio Properties to the extent such amounts are not otherwise paid through releases from any other reserve account. Upon an event of default under the ILPT Logistics Portfolio Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine. All amounts remaining in the cash management account after deposits will be deposited into the excess cash flow account.

A “Trigger Period” means, a period commencing upon the earliest of: (i) occurrence and continuance of an event of default; (ii) the date that the lender has received written notice from (x) the ILPT Logistics Portfolio Senior Mezzanine Loan lender that an event of default exists under the ILPT Logistics Portfolio Senior Mezzanine Loan, or (y) the ILPT Logistics Portfolio Junior Mezzanine Loan lender than an event of default exists under the ILPT Logistics Portfolio Junior Mezzanine Loan; or (iii) the aggregate debt yield falling below 5.25% for two consecutive calendar quarters (a “ILPT Logistics Portfolio Debt Yield Trigger Event”); and expiring upon the first date on which: (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default; (y) with regard to a Trigger Period commenced in connection with clause (ii) above, the lender has received written notice from ILPT Logistics Portfolio Senior Mezzanine Loan lender or ILPT Logistics Portfolio Junior Mezzanine Loan lender, as applicable, that the event of default under the applicable ILPT Logistics Portfolio Mezzanine Loan is no longer continuing; and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, (1) the aggregate debt yield is equal to or greater than 5.25% for two consecutive calendar quarters, (2) the Borrowers and the Mezzanine Borrowers (defined below) prepay the ILPT Logistics Portfolio Whole Loan and the ILPT Logistics Portfolio Mezzanine Loans, respectively, on a pro rata basis (including payment of any applicable yield maintenance premium (provided that in the event of a prepayment pursuant to this clause (2), the ILPT Logistics Portfolio Debt Yield Trigger Event will cease upon such prepayment without any obligation to wait two (2) consecutive calendar quarters), or (3) the Borrowers and the Mezzanine Borrowers deliver to the lender cash or a letter of credit in an amount, if applied to the outstanding principal balance of the ILPT Logistics Portfolio Whole Loan and (and to the extent no event of default then exists, the outstanding principal balance of the ILPT Logistics Portfolio Mezzanine Loans), would achieve a debt yield equal to 5.25% (as applicable, “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the mortgage lender in escrow as additional collateral for the ILPT Logistics Portfolio Whole Loan and the ILPT Logistics Portfolio Mezzanine Loans and is required to be promptly returned to the Borrowers and the Mezzanine Borrowers following the termination of the Trigger Period (determined without consideration of the Debt Yield Cure Collateral) and provided that no other Trigger Period is then in effect to the extent not previously disbursed or applied by the lender in accordance with the ILPT Logistics Portfolio Whole Loan documents). Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period otherwise then exists for any other reason.

Subordinate and Mezzanine Debt. The ILPT Logistics Portfolio Properties secure the ILPT Logistics Portfolio A Notes, which have an aggregate Cut-off Date principal balance of $341,140,000, and the ILPT Logistics Portfolio B Notes, which have an aggregate Cut-off Date principal balance of $103,860,000. The ILPT Logistics Portfolio does not secure the ILPT Logistics Portfolio Mezzanine Loans, which are coterminous with the ILPT Logistics Portfolio Whole Loan and have an aggregate Cut-off Date principal balance of $255,000,000. The ILPT Logistics Portfolio A Notes not included in the BBCMS 2022-C16 securitization trust and the ILPT Logistics Portfolio B Notes accrue interest at the same rate as the ILPT Logistics Portfolio Mortgage Loan. The ILPT Logistics Portfolio Senior Mezzanine Loan was made to ILPT Mezz Fixed Borrower 2 LLC, a Delaware limited liability company (the “Mezzanine A Borrower”), and has an aggregate Cut-off Date principal balance of $175,000,000 and accrues interest at 5.14560% per annum, whereas the ILPT Logistics Portfolio Junior Mezzanine Loan was made to ILPT Mezz Fixed Borrower LLC, a Delaware limited liability company (the “Mezzanine B Borrower” and together with the Mezzanine A Borrower, collectively, the “Mezzanine Borrowers”), and has an aggregate cut-off date principal balance of $80,000,000 and accrues interest at a rate of 5.89560% per annum. The ILPT Logistics Portfolio Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the ILPT Logistics Portfolio A Notes not included in the BBCMS 2022-C16 securitization trust. The ILPT Logistics Portfolio Mortgage Loan and the ILPT Logistics Portfolio A Notes not included in the BBCMS 2022-C16 securitization trust are generally senior to the ILPT Logistics Portfolio B Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 8 – ILPT Logistics Portfolio

Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV(1)
A Notes	$341,140,000	3.86465618%	3.12x	13.2%	29.0%
B Notes	$103,860,000	3.86465618%	2.40x	10.1%	37.9%
Senior Mezzanine Loan	$175,000,000	5.1456%	1.33x	6.4%	59.6%
Junior Mezzanine Loan	$80,000,000	5.8956%
Total Debt	$700,000,000
(1)	Based on the “As-Portfolio” appraised value of $1,175,000,000 as of January 3, 2022.

Partial Release. The Borrowers may release one or more of the ILPT Logistics Portfolio Properties to a third-party purchaser subject to satisfaction of conditions set forth in the ILPT Logistics Portfolio Whole Loan documents, including, without limitation, (i) no event of default exists under the ILPT Logistics Portfolio Whole Loan, (ii) the satisfaction of certain REMIC requirements, (iii) prepayment of the ILPT Logistics Portfolio Whole Loan in an amount equal to 115% of the allocated loan amount of such ILPT Logistics Portfolio Property or ILPT Logistics Portfolio Properties, (iv) the debt yield after giving effect to such release is at least equal to the greater of 6.24% and the debt yield immediately prior to the release, (v) payment of any applicable yield maintenance premium, and (vi) other standard market provisions such as the payment of lender’s out-of-pocket expenses and simultaneous prepayment of each of the ILPT Logistics Portfolio Mezzanine Loans.

In addition, the Borrowers may obtain the release of any individual ILPT Logistics Portfolio Property to cure a default or event of default related to such ILPT Logistics Portfolio Property, but only if (i)(a) prior to obtaining such release, the Borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the Borrowers or guarantor or the use of any operating income or rents from any other ILPT Logistics Portfolio Property to effectuate such cure) or (b) such event of default related to an environmental condition at any ILPT Logistics Portfolio Property and (ii) such default or event of default was not caused by the Borrowers or any of their affiliates in bad faith to circumvent the foregoing release requirements. Such a release will be subject to the same requirements for partial release as set forth above, except that the conditions relating to lack of an event of default and the required debt yield for such release will not apply.

PILOT Agreement. In connection with the Agreement for Payments in Lieu of Ad Valorem Taxes, dated December 21, 2011 (the “TN PILOT Agreement”), the Industrial Development Board of Rutherford County, Tennessee (the “Board”) took title to the land, improvements and personal property comprising the 2020 Joe B. Jackson Parkway property. The Board leases (i) the personal property portion of the 2020 Joe B. Jackson Parkway property to the sole tenant of the 2020 Joe B. Jackson Parkway property (the “TN PILOT Tenant”) pursuant to a Company Lease, dated December 21, 2011, and (ii) the real property portion of the 2020 Joe B. Jackson Parkway property to the applicable Borrower pursuant to the applicable developer lease, dated December 21, 2011. The applicable Borrower then subleases the real property to the TN PILOT Tenant pursuant to that certain industrial sublease dated December 21, 2011. The TN PILOT Agreement and related company lease and developer lease expire on December 31, 2032. The real and personal property taxes are fully abated and no payments in lieu of taxes are required during this time, but the applicable Borrower and TN PILOT Tenant are required to pay the Board an economic development fee that equals 15% of the ad valorem taxes that would be due for such year if the Property were not fee owned by the Board. The applicable Borrower has the option to repurchase the fee interest for $1 at any time. Additionally, the Board delivered a consent agreement, dated as of origination of the ILPT Logistics Portfolio Whole Loan, encumbering the Board’s fee interest in favor of the lender.

With respect to the 17001 West Mercury Street property, the ILPT Logistics Portfolio Whole Loan is secured by a mortgage on the related Borrower’s fee and leasehold interest in the 17001 West Mercury Street property pursuant to a payment in lieu of taxes arrangement. Because the ILPT Logistics Portfolio Whole Loan is secured by the related Borrower’s overlapping fee and leasehold interest in such property, the related Borrower’s interest is described herein as a fee interest.

With respect to the 5300 Centerpoint Parkway property (the “OH PILOT Property”), ILPT Obetz LLC (the “OH PILOT Borrower”) receives a 100% property tax exemption pursuant to that certain Toy Road Community Reinvestment Area Agreement, dated as of December 15, 2003 (the “OH PILOT Lease”), by and between the Village of Obetz, Ohio (the “OH PILOT Lessor”), and Center Point Capital, LLC, for a period of 15 years following completion by the property owner of construction of a 3,800,000 square foot distribution facility (the “Project”) and delivery of a certificate of substantial completion to OH PILOT Lessor. The property owner is required to pay OH PILOT Lessor an annual fee for the project equal to the greater of (a) 1% of the dollar value of the tax exemption received under the OH PILOT Lease for that year or (b) $500.00, provided, however, if the value of the incentives exceeds $250,000, the fee cannot exceed $2,500. Pursuant to that certain Tax Increment Financing Agreement (“OH PILOT TIF Agreement”), dated as of December 15, 2003, between Center Point Capital, LLC and OH PILOT Lessor, the property owner must make service payments in an amount equal to the amount of real property taxes that would have been charged otherwise (less any other payments received by the OH PILOT Lessor) for a period of 30 years after the expiration of the OH PILOT Lease. As of the date of this term sheet, the Borrowers have not provided evidence of assignment of the OH PILOT Lease and related documents from Center Point Capital, LLC to OH PILOT Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 9 – Phoenix Industrial Portfolio VIII

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 9 – Phoenix Industrial Portfolio VIII

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 9 – Phoenix Industrial Portfolio VIII

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	3.2%	Net Rentable Area (SF):	2,329,016
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Phoenix Investors	Occupancy:	95.8%
Interest Rate:	5.70000%	Occupancy Date(4):	Various
Note Date:	5/10/2022	4th Most Recent NOI (As of)(5):	$1,453,173 (12/31/2019)
Maturity Date:	6/6/2032	3rd Most Recent NOI (As of)(5):	$1,436,649 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,778,303 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(6):	$4,901,997 (TTM 2/28/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$9,112,448
Call Protection(3):	L(24),D(90),O(6)	UW Expenses:	$2,413,939
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$6,698,509
Additional Debt(1):	Yes	UW NCF:	$6,225,490
Additional Debt Balance(1):	$22,000,000	Appraised Value / Per SF:	$88,200,000 / $38
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$24
Taxes:	$136,487	$35,040	N/A	Maturity Date Loan / SF:	$23
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.6%
Replacement Reserves:	$0	$19,408	$698,705	Maturity Date LTV:	60.2%
TI/LC Reserve:	$1,500,000	Springing	$1,500,000	UW NCF DSCR:	1.57x
Unfunded Obligations Reserve:	$8,870	$0	N/A	UW NOI Debt Yield:	11.8%
Deferred Maintenance:	$59,444	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$57,000,000	100.0%	Loan Payoff	$38,034,329	66.7%
			Partnership Buyout	12,023,483	21.1
			Return of Equity	4,496,782	7.9
			Upfront Reserves	1,704,801	3.0
			Closing Costs	740,606	1.3
Total Sources	$57,000,000	100.0%	Total Uses	$57,000,000	100.0%
(1)	The Phoenix Industrial Portfolio VIII Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $57.0 million (the “Phoenix Industrial Portfolio VIII Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Phoenix Industrial Portfolio VIII Whole Loan.

(2)	See “The Borrowers” below for more information.

(3)	Defeasance of the Phoenix Industrial Portfolio VIII Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2022-C16 securitization trust in June 2022. The actual lockout period may be longer.

(4)	Occupancy is as of April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

(5)	4th Most Recent NOI and 3rd Most Recent NOI are unavailable for the West Mifflin, PA property, Church Hill, TN property and Kingsport, TN property as the borrower sponsor acquired those properties in 2020.

(6)	The increase from the Most Recent NOI to UW NOI is primarily attributable to leasing totaling an additional approximately $1.4 million in base rent, $105,924 in rent steps through June 2023 and an additional $602,299 in recoveries. The Church Hill, TN property and the Kingsport, TN property were renovated in 2021.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 9 – Phoenix Industrial Portfolio VIII

The Loan. The Phoenix Industrial Portfolio VIII mortgage loan (the “Phoenix Industrial Portfolio VIII Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 2,329,016 square foot portfolio of five industrial properties located in Pennsylvania, Tennessee, Illinois and Missouri (each, a “Phoenix Industrial Portfolio VIII Property”, and collectively, the “Phoenix Industrial Portfolio VIII Properties”). The Phoenix Industrial Portfolio VIII Whole Loan consists of four pari passu notes and accrues interest at a rate of 5.70000% per annum. The Phoenix Industrial Portfolio VIII Whole Loan has a 10-year term and is interest only for the first 60 months of the loan followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The controlling Note A-1 and non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $35,000,000, will be included in the BBCMS 2022-C16 securitization trust. The remaining note is currently held by UBS AG and is expected to be contributed to one or more future securitization trust(s). The Phoenix Industrial Portfolio VIII Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C16 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BBCMS 2022-C16	Yes
A-2(1)	$22,000,000	$22,000,000	UBS AG	No
A-3	$10,000,000	$10,000,000	BBCMS 2022-C16	No
A-4	$5,000,000	$5,000,000	BBCMS 2022-C16	No
Whole Loan	$57,000,000	$57,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Phoenix Industrial Portfolio VIII Whole Loan is secured by five industrial properties totaling 2,329,016 square feet located in Tennessee (two properties, 40.8% of NRA), Pennsylvania (one property, 26.8% of NRA), Illinois (one property, 20.5% of NRA) and Missouri (one property, 11.9% of NRA). The Phoenix Industrial Portfolio VIII Properties were 95.8% occupied by 33 tenants as of April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties. The borrower sponsor acquired the Phoenix Industrial Portfolio VIII Properties between 2018 and 2020 for an aggregate purchase price of approximately $28.0 million. Since acquisition, the borrower sponsor has invested approximately $4.8 million in capital improvements and other/soft costs at the Phoenix Industrial Portfolio VIII Properties.

West Mifflin, PA (26.8% of NRA; 35.1% of Allocated Whole Loan Amount (“ALA”)): The West Mifflin, PA property is a 625,000 square foot industrial warehouse building located in West Mifflin, Pennsylvania. The improvements were constructed in 1949, renovated in 1994 and include approximately 5.0% of office space. The West Mifflin, PA property is situated on an approximately 66.4-acre site with 364 surface parking spaces (0.6 per 1,000 square feet). The West Mifflin, PA property has a total of 42 dock-high doors, 11 drive-in doors and clear heights of 18 feet to 24 feet. As of April 12, 2022, the West Mifflin, PA property was 91.5% occupied by 23 tenants. The two largest tenants are Anex Warehouse (21.8% of property NRA, 21.8% of property underwritten base rent) and Eby Brown Leasing LLC (14.8% of property NRA, 14.8% of property underwritten base rent). Since acquisition of the West Mifflin, PA property in March 2020, the borrower sponsor has invested approximately $1.1 million in capital improvements and other/soft costs.

Church Hill, TN (35.2% of NRA; 26.3% of ALA): The Church Hill, TN property is comprised of three industrial warehouse buildings totaling 818,685 square feet located in Church Hill, Tennessee. The improvements were constructed in 1966, renovated in 2021 and include approximately 5.0% of office space. The Church Hill, TN property is situated on an approximately 84.8-acre site with 325 surface parking spaces (0.4 per 1,000 square feet). The Church Hill, TN property has a total of 38 dock-high doors, 16 drive-in doors and clear heights of 15 feet to 27.5 feet. As of April 12, 2022, the Church Hill, TN property was 100.0% occupied by seven tenants. The two largest tenants are Northern Safety Co. Inc. (28.6% of property NRA, 26.0% of property underwritten base rent) and Phoenix Logistics (20.2% of property NRA, 25.4% of property underwritten base rent). Since acquisition of the Church Hill, TN property in September 2020, the borrower sponsor has invested approximately $2.6 million in capital improvements and other/soft costs.

Mossville, IL (20.5% of NRA; 18.0% of ALA): The Mossville, IL property is comprised of two industrial warehouse buildings totaling 478,400 square feet located in Mossville, Illinois. The improvements were constructed in 1995 and include approximately 1.0% of office space. The Mossville, IL property is situated on an approximately 45.5-acre site with 207 surface parking spaces (0.4 per 1,000 square feet). The Mossville, IL property has a total of 85 dock-high doors, five drive-in doors and clear heights of 18 feet to 30 feet. As of May 10, 2022, the Mossville, IL property was 100.0% occupied by Superior Consolidated. Superior Consolidated has been at the Mossville, IL property since December 2018 on a seven-year lease with a current underwritten base rent of $2.06 PSF.

Eldon, MO (11.9% of NRA; 15.1% of ALA): The Eldon, MO property is a 276,180 square foot industrial manufacturing building located in Eldon, Missouri. The improvements were constructed in 1975, renovated in 2019 and include approximately 7.4% of office space. The Eldon, MO property is situated on an approximately 59.4-acre site with 501 surface parking spaces (1.8 per 1,000 square feet). The Eldon, MO property has a total of 15 dock-high doors, one drive-in door and clear heights of 17 feet to 24 feet. As of April 12, 2022, the Eldon, MO property was 83.5% occupied by Adient US LLC. Adient US LLC has been at the Eldon, MO property since May 2017 on a seven-year lease with a current underwritten base rent of $2.88 PSF. Since acquisition of the Eldon, MO property in December 2018, the borrower sponsor has invested approximately $425,000 in capital improvements and other/soft costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 9 – Phoenix Industrial Portfolio VIII

Kingsport, TN (5.6% of NRA; 5.5% of ALA): The Kingsport, TN property is a 130,751 square foot industrial warehouse building located in Kingsport, Tennessee. The improvements were constructed in 1960, renovated in 2021 and include approximately 5.0% of office space. The Kingsport, TN property is situated on an approximately 5.7-acre site with 12 surface parking spaces (0.1 per 1,000 square feet). The Kingsport, TN property has a total of seven dock-high doors, one drive-in door and clear heights of 20 feet. As of May 10, 2022, the Kingsport, TN property was 100.0% occupied by Phoenix Logistics, an affiliate of Phoenix Industrial Portfolio VIII Borrowers. Phoenix Logistics has been at the Kingsport, TN property since September 2020 with a lease expiration date of June 30, 2029 and a current underwritten base rent of $3.80 PSF. Since acquisition of the Kingsport, TN property in September 2020, the borrower sponsor has invested approximately $697,000 in capital improvements and other/soft costs.

Portfolio Summary(1)
Property	Subtype	Net Rentable Area (SF)(2)	Year Built/ Renovated	% NOI	ALA	% of ALA	“As-Is” Appraised Value	Clear Heights (ft.)	Dock Doors	Drive-In Doors
West Mifflin, PA	Warehouse / Distribution	625,000	1949/1994	32.9%	$20,000,000	35.1%	$24,560,000	18 - 24	42	11
Church Hill, TN	Warehouse / Distribution	818,685	1966/2021	34.9	15,000,000	26.3	31,000,000	15 - 27’6	38	16
Mossville, IL	Warehouse / Distribution	478,400	1995/NAP	14.7	10,275,000	18.0	13,700,000	18 - 30	85	5
Eldon, MO	Manufacturing	276,180	1975/2019	10.4	8,580,000	15.1	11,440,000	17 - 24	15	1
Kingsport, TN	Warehouse / Distribution	130,751	1960/2021	7.2	3,145,000	5.5	7,500,000	20	7	1
Total/Wtd. Avg.		2,329,016		100.0%	$57,000,000	100.0%	$88,200,000		187	34
(1)	Source: Appraisals.

(2)	Based on the underwritten rent rolls dated April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

COVID-19 Update. As of the date of this term sheet, all the Phoenix Industrial Portfolio VIII Properties were open and operating. The first payment date of the Phoenix Industrial Portfolio VIII Whole Loan is July 6, 2022. The Phoenix Industrial Portfolio VIII Borrowers have reported that no tenant deferments were requested or granted, nor were there any lease modification requests as of May 10, 2022.

Environmental. According to Phase I environmental assessments dated September 13, 2021 and February 24, 2022, there was no evidence of any recognized environmental conditions at the Phoenix Industrial Portfolio VIII Properties.

Historical and Current Occupancy
2019(1)(2)	2020(2)	2021(2)	Current(3)
94.4%	76.7%	84.8%	95.8%
(1)	The Church Hill, TN property, West Mifflin, PA property and Kingsport, TN property were acquired by the borrower sponsor in 2020. As such, 2019 occupancy is unavailable for the Church Hill, TN property, West Mifflin, PA property and Kingsport, TN property.

(2)	Historical occupancy is as of December 31 of each respective year.

(3)	Current occupancy is as of April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 9 – Phoenix Industrial Portfolio VIII

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Superior Consolidated	Mossville, IL	NR/NR/NR	478,400	20.5%	$2.06	$985,504	13.7%	12/31/2025
Phoenix Logistics	Various(3)	NR/NR/NR	296,207	12.7	$3.83	1,135,514	15.8	Various(3)
Northern Safety Co. Inc.	Church Hill, TN	NR/NR/NR	234,009	10.0	$2.80	655,225	9.1	10/31/2026
Adient US LLC	Eldon, MO	NR/NR/NR	230,669	9.9	$2.88	664,546	9.2	4/30/2024
Universal Forest Products	Church Hill, TN	NR/NR/NR	149,575	6.4	$3.32	496,196	6.9	Various(4)
Anex Warehouse	West Mifflin, PA	NR/NR/NR	136,492	5.9	$4.03	549,584	7.6	Various(5)
Cardinal FG Company	Church Hill, TN	NR/NR/NR	125,759	5.4	$2.62	330,000	4.6	12/31/2022
Bindtech	Church Hill, TN	NR/NR/NR	100,000	4.3	$2.84	283,500	3.9	12/31/2022
Eby Brown Leasing LLC	West Mifflin, PA	NR/NR/NR	92,777	4.0	$4.03	373,891	5.2	7/31/2024
Mundet Tennessee, Inc.	Church Hill, TN	NR/NR/NR	43,886	1.9	$2.55	111,909	1.6	7/31/2026
Total Major Tenants			1,887,774	81.1%	$2.96	$5,585,870	77.7%

Other Tenants			342,743	14.7%	$4.66	$1,598,669	22.3%

Occupied Collateral Total / Wtd. Avg.			2,230,517	95.8%	$3.22	$7,184,538	100.0%
Vacant Space			98,499	4.2%

Collateral Total			2,329,016	100.0%

(1)	Based on the underwritten rent rolls dated April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $105,924 of contractual rent steps through June 2023.

(3)	Phoenix Logistics leases 165,456 square feet at the Church Hill, TN property expiring on March 31, 2025 and 130,751 square feet at the Kingsport, TN property expiring on June 30, 2029. Phoenix Logistics is an affiliate of Phoenix Industrial Portfolio VIII Borrowers.

(4)	Universal Forest Products leases 149,575 square feet expiring March 31, 2027 and has UW Base Rent of $6,000 expiring December 31, 2023.

(5)	Anex Warehouse leases 126,726 square feet expiring December 31, 2023 and 9,766 square feet on a month-to-month basis.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	98,499	4.2%	NAP	NAP	98,499	4.2%	NAP	NAP
2022 & MTM	6	264,324	11.3	$807,927	11.2%	362,823	15.6%	$807,927	11.2%
2023	8	207,206	8.9	1,020,106	14.2	570,029	24.5%	$1,828,033	25.4%
2024	2	323,446	13.9	1,038,437	14.5	893,475	38.4%	$2,866,470	39.9%
2025	6	702,531	30.2	1,856,431	25.8	1,596,006	68.5%	$4,722,901	65.7%
2026	5	328,781	14.1	974,403	13.6	1,924,787	82.6%	$5,697,304	79.3%
2027	3	203,911	8.8	696,429	9.7	2,128,698	91.4%	$6,393,733	89.0%
2028	2	40,558	1.7	175,595	2.4	2,169,256	93.1%	$6,569,328	91.4%
2029	1	130,751	5.6	496,854	6.9	2,300,007	98.8%	$7,066,181	98.4%
2030	0	0	0.0	0	0.0	2,300,007	98.8%	$7,066,181	98.4%
2031	1	29,009	1.2	118,357	1.6	2,329,016	100.0%	$7,184,538	100.0%
2032	0	0	0.0	0	0.0	2,329,016	100.0%	$7,184,538	100.0%
2033 & Beyond	0	0	0.0	0	0.0	2,329,016	100.0%	$7,184,538	100.0%
Total	34	2,329,016	100.0%	$7,184,538	100.0%
(1)	Based on the underwritten rent rolls dated April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $105,924 of contractual rent steps through June 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 9 – Phoenix Industrial Portfolio VIII

Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$1,483,407	$1,534,959	$5,582,257	$5,649,741	$7,078,614	$3.04	74.2%
Rent Steps(5)	0	0	0	0	105,924	0.05	1.1
Vacant Income	0	0	0	0	361,732	0.16	3.8
Gross Potential Rent	$1,483,407	$1,534,959	$5,582,257	$5,649,741	$7,546,270	$3.24	79.1%
Total Reimbursements	201,338	199,864	1,230,314	1,271,598	1,941,525	0.83	20.3
Total Other Income	261,477	176,894	51,017	54,012	54,012	0.02	0.6
Net Rental Income	$1,946,222	$1,911,717	$6,863,588	$6,975,351	$9,541,808	$4.10	100.0%
(Vacancy/Credit Loss)	850	0	0	0	(429,360)	(0.18)	(4.7)
Effective Gross Income	$1,947,072	$1,911,717	$6,863,588	$6,975,351	$9,112,448	$3.91	95.5%
Total Expenses	493,899	475,068	2,085,284	2,073,354	2,413,939	1.04	26.5
Net Operating Income(6)	$1,453,173	$1,436,649	$4,778,303	$4,901,997	$6,698,509	$2.88	73.5%
Total TI/LC, Capex/RR	0	0	0	0	473,019	0.20	5.2
Net Cash Flow	$1,453,173	$1,436,649	$4,778,303	$4,901,997	$6,225,490	$2.67	68.3%
(1)	2019 and 2020 historical information is unavailable for the Church Hill, TN property, West Mifflin, PA property and Kingsport, TN property as the borrower sponsor acquired the properties in 2020.

(2)	TTM represents trailing 12 months as of February 28, 2022.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent rolls as of April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

(5)	Rent Steps totaling $105,924 are taken through June 2023.

(6)	The increase from the TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to leasing totaling an additional approximately $1.4 million in base rent, $105,924 in rent steps through June 2023 and an additional $602,299 in recoveries. The Church Hill, TN property and the Kingsport, TN property were renovated in 2021.

The Market. The Phoenix Industrial Portfolio VIII Properties are located in Pennsylvania (35.1% of ALA), Tennessee (31.8% of ALA), Illinois (18.0% of ALA) and Missouri (15.1% of ALA).

West Mifflin, Pennsylvania (35.1% of ALA): The West Mifflin, PA property is in West Mifflin Borough in Allegheny County, Pennsylvania located approximately 8.3 miles southeast of downtown Pittsburgh. Primary access to the area is provided by Route 51, approximately 2.3 miles south of the West Mifflin property. According to a third-party market research report, the West Mifflin, PA property is located in the South Pittsburgh industrial submarket, which had approximately 19.8 million square feet of inventory, a vacancy rate of 4.1% and asking rent of $9.48 PSF as of March 2022. The vacancy rate of 4.1%, has declined by 1.6% in the past four quarters and asking rents in the submarket have increased 9.5% over the past 12 months, outpacing the 4.8% annualized average over the past three years.

Church Hill, Tennessee (26.3% of ALA): The Church Hill, TN property is located approximately 3.9 miles west of downtown Church Hill, approximately 26.7 miles west of the Tri-Cities Airport, and approximately 80.7 miles northeast of Knoxville. Primary access to the area is provided by Interstate 26 and US Highway 11W. According to a third-party market research report, the Church Hill, TN property is located in the Hawkins County industrial submarket, which had approximately 4.9 million square feet of inventory, a vacancy rate of 5.4% and asking rent of $4.69 PSF as of March 2022. Asking rents in the submarket have increased 12.5% over the past 12 months, which has increased the three-year average annual rent growth to 6.6%.

Mossville, Illinois (18.0% of ALA): The Mossville, IL property is located in Peoria County, approximately 3.3 miles north of downtown Mossville, approximately 13.1 miles north of Peoria and approximately 149 miles southwest of Chicago. Primary access to the area is provided by Highways 29, 40 and 6, as well as via Interstate 74, which runs through Peoria to the south. According to a third-party market research report, the Mossville, IL property is located in the Outlying Peoria County industrial submarket, which had approximately 10.6 million square feet of inventory, a vacancy rate of 0.4% and asking rent of $3.49 PSF as of March 2022. Asking rents in the submarket have increased 6.5% over the past 12 months, outpacing the 3.8% annualized average over the past three years.

Eldon, Missouri (15.1% of ALA): The Eldon, MO property is located in Miller County, approximately 1.7 miles east of downtown Eldon, approximately 27.9 miles northeast of The Lake of the Ozarks, approximately 145 miles southeast of Kansas City and approximately 155 miles southwest of St. Louis. Primary access to the area is provided by US Highway 54, connecting the neighborhood to Interstate 70 to the north and The Lake of the Ozarks to the south. According to the appraisal, the Eldon, MO property is located in the Miller County industrial market, which had approximately 758,610 square feet of inventory, a vacancy rate of 8.1% and asking rent of $4.20 PSF as of April 2022.

Kingsport, Tennessee (5.5% of ALA): The Kingsport, TN property is located in Sullivan County, approximately 3.1 miles south of downtown Kingsport, approximately 5.5 miles south of the Virginia-Tennessee border, approximately 11.5 miles northwest of the Tri-Cities Airport and approximately 16.6 miles east of the Church Hill, TN property. Primary access to the area is provided by Interstate 26 and Interstate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 9 – Phoenix Industrial Portfolio VIII

81. According to a third-party market research report, the Kingsport, TN property is located in the Sullivan County industrial submarket, which had approximately 10.7 million square feet of inventory, a vacancy rate of 0.3% and asking rent of $6.26 PSF as of March 2022. Asking rents in the submarket have increased 11.8% over the past 12 months, which has increased the three-year average annual rent growth to 6.4%.

The following table presents certain market information with respect to the Phoenix Industrial Portfolio VIII Properties:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
West Mifflin, PA	1949/1994	625,000	South Pittsburgh	8.5%	4.1%	9.4%	19,840,840	$4.41	$9.48
Church Hill, TN	1966/2021	818,685	Hawkins County	0.0%	5.4%	5.0%	4,897,730	$3.07	$4.69
Mossville, IL	1995/NAP	478,400	Outlying Peoria County	0.0%	0.4%	0.5%	10,611,248	$2.06	$3.49
Eldon, MO	1975/2019	276,180	Miller County	16.5%	8.1%	0.0%	758,610	$2.88	$4.20
Kingsport, TN	1960/2021	130,751	Sullivan County	0.0%	0.3%	0.0%	10,721,889	$3.80	$6.26
Total/Wtd. Avg.		2,329,016		4.2%	4.1%	4.4%	46,830,317	$3.22	$5.76
(1)	Source: Third-Party Market Research Reports.

(2)	Based on the underwritten rent rolls dated April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties.

(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $105,924 of contractual rent steps through June 2023.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio VIII Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NCF	% of UW NCF	Estimated 2022 Population (5-mile Radius)(2)	Estimated 2022 Average Household Income (5-mile Radius)(2)
West Mifflin, PA	625,000	$20,000,000	35.1%	$2,056,139	33.0%	207,700	$83,524
Church Hill, TN	818,685	15,000,000	26.3	2,182,487	35.1	11,784	$64,249
Mossville, IL	478,400	10,275,000	18.0	914,915	14.7	23,433	$141,067
Eldon, MO	276,180	8,580,000	15.1	618,668	9.9	8,578	$63,173
Kingsport, TN	130,751	3,145,000	5.5	453,282	7.3	70,174	$75,665
Total/Wtd. Avg.	2,329,016	$57,000,000	100.0%	$6,225,490	100.0%	69,649	$85,714
(1)	Based on the underwritten rent rolls dated April 12, 2022 for the West Mifflin, PA property, Church Hill, TN property and the Eldon, MO property and May 10, 2022 for the remaining properties Source: Third-Party Market Research Reports.

(2)	Information obtained from third-party market research reports.

The Borrowers. The borrowers are Phoenix Mossville Industrial Investors LLC, Phoenix Eldon Industrial Investors LLC, Phoenix West Mifflin Industrial Investors LLC, Phoenix Church Hill Industrial Investors LLC and Phoenix Kingsport Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio VIII Borrowers”), each a Delaware limited liability company and single purpose entity with one independent director. Each Phoenix Industrial Portfolio VIII Borrower owns one individual Phoenix Industrial Portfolio VIII Property. Legal counsel to the Phoenix Industrial Portfolio VIII Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio VIII Whole Loan.

The Borrower Sponsor. The borrower sponsor is Phoenix Investors, which is the affiliated management company for the guarantors’ investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 52 million square feet of industrial, retail, office and single tenant net-leased properties across 29 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The non-recourse carveout guarantors of the Phoenix Industrial Portfolio VIII Whole Loan are Irrevocable Children’s Trust dated 7/22/91 and Irrevocable Children’s Trust No. 2 dated 7/22/91. The non-recourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Phoenix Industrial Portfolio VIII

Property Management. The Phoenix Industrial Portfolio VIII Properties are managed by Phoenix Investors, a limited liability company and the borrower sponsor.

Escrows and Reserves. At origination, the Phoenix Industrial Portfolio VIII Borrowers deposited (i) approximately $136,487 for real estate taxes, (ii) $1,500,000 for tenant improvements and leasing commissions (“TI/LC”), (iii) $8,870 for unfunded obligations with respect to the South Hills Elite lease ($5,000) and the Carnegie Mellon University lease ($3,870) and (iv) $59,444 for deferred maintenance.

Tax Escrows – On a monthly basis, the Phoenix Industrial Portfolio VIII Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $35,040 a month).

Insurance Escrows – On a monthly basis, the Phoenix Industrial Portfolio VIII Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages (currently equivalent to approximately $19,049 a month); provided, such monthly deposits will be waived so long as the Phoenix Industrial Portfolio VIII Borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the Phoenix Industrial Portfolio VIII Borrowers are required to deposit approximately $19,408 for replacement reserves subject to a cap of approximately $698,705.

Rollover Reserve – On a monthly basis, the Phoenix Industrial Portfolio VIII Borrowers are required to deposit approximately $29,113 for rollover reserves if at any time the balance of the reserve falls below $500,000, until such time as the reserve is restored to a cap of $1,500,000.

Lockbox / Cash Management. The Phoenix Industrial Portfolio VIII Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Revenues from the Phoenix Industrial Portfolio VIII Properties are required to be deposited directly into the lockbox account or, if received by the Phoenix Industrial Portfolio VIII Borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio VIII Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio VIII Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio VIII Borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the Phoenix Industrial Portfolio VIII Borrowers, the guarantors, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by the Phoenix Industrial Portfolio VIII Borrowers, the guarantors, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio VIII Properties), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio VIII Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio VIII Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Phoenix Industrial Portfolio VIII Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the Phoenix Industrial Portfolio VIII Borrowers, the guarantors, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.15x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio VIII Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio VIII Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Phoenix Industrial Portfolio VIII

not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or no longer being in full force and effect; provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of (x) the total net rentable square footage at the applicable property or (y) the total in-place base rent at the applicable property or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property for a period in excess of 12 consecutive months (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises) and expiring upon (a) with respect to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio VIII Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio VIII Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio VIII Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (d) with respect to clause (iv) above, a cure of the applicable event of default, (e) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (f) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant or (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at the applicable property or a portion thereof constituting more than 20% of the total net rentable square footage at the applicable property.

A “Material Tenant” means any tenant at the Phoenix Industrial Portfolio VIII Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Industrial Portfolio VIII Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Phoenix Industrial Portfolio VIII Properties.

Subordinate and Mezzanine Debt. The Phoenix Industrial Portfolio VIII Borrowers are permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to (i) the loan-to-value on the aggregate of the Phoenix Industrial Portfolio VIII Whole Loan and the mezzanine loan is not greater than 64.6%, (ii) the trailing 12-month debt service coverage ratio on the aggregate of the Phoenix Industrial Portfolio VIII Whole Loan and the mezzanine loan is at least 1.55x, (iii) the debt yield on the aggregate of the Phoenix Industrial Portfolio VIII Whole Loan and the mezzanine loan is at least 10.8%, (iv) the lender has approved the mezzanine loan, (v) the lender executes a mezzanine intercreditor agreement and (vi) the lender has received a rating agency confirmation.

Partial Release. After the expiration of the lockout period, the Phoenix Industrial Portfolio VIII Borrowers may release the West Mifflin, PA property, the Mossville, IL property and the Eldon, MO property to a third-party purchaser subject to satisfaction of conditions set forth in the Phoenix Industrial Portfolio VIII Whole Loan documents, including, without limitation: (i) no event of default exists under the Phoenix Industrial Portfolio VIII Whole Loan; (ii) the Phoenix Industrial Portfolio VIII Borrowers deliver defeasance collateral in an amount equal to the greater of (a) 115% of the allocated loan amount for such property and (b) 90% of the net proceeds of the sale of such property; (iii) after giving effect to such release, (a) the debt service coverage ratio based on the trailing 12 months is at least equal to the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.55x, (b) the debt yield for the remaining properties following the release is at least equal to the greater of (A) the debt yield immediately preceding such release and (B) 10.8%, and (c) the loan-to-value ratio for the remaining properties following the release does not exceed the lesser of (A) the loan-to-value ratio for all of the properties prior to the release or (B) 64.6%; (iv) the Phoenix Industrial Portfolio VIII Borrowers pay all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (v) satisfaction of customary REMIC requirements. The Phoenix Industrial Portfolio VIII Borrowers are also permitted to release certain vacant portions of the West Mifflin, PA property, the Church Hill, TN property and the Eldon, MO property without defeasance or prepayment, provided that certain conditions, including among others, conditions relating to separate tax lots, compliance with zoning, parking and other legal requirements, and compliance with REMIC regulations, are satisfied.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – BVG Portfolio III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – BVG Portfolio III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – BVG Portfolio III

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,000,000	Property Type – Subtype:	Manufactured Housing
% of IPB:	3.1%	Net Rentable Area (Pads)(3):	667
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Elias Weiner	Occupancy:	89.7%
Interest Rate:	5.93000%	Occupancy Date:	4/12/2022
Note Date:	4/14/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	5/6/2032	3rd Most Recent NOI (As of)(4):	$2,142,895 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$3,108,927 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,158,222 (TTM 2/28/2022)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$6,391,499
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$3,248,131
Lockbox / Cash Management:	Springing	UW NOI:	$3,143,368
Additional Debt:	No	UW NCF:	$3,100,145
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$65,100,000 / $97,601
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$50,975
Taxes:	$72,077	$29,068	N/A	Maturity Date Loan / Pad:	$50,975
Insurance:	$74,820	$7,942	N/A	Cut-off Date LTV:	52.2%
Replacement Reserve:	$0	$3,602	N/A	Maturity Date LTV:	52.2%
Deferred Maintenance:	$228,188	$0	N/A	UW NCF DSCR:	1.52x
Economic Performance Reserve:	$1,000,000	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	100.0%	Payoff Existing Debt	$19,893,016	58.5%
			Return of Equity	11,785,838	34.7
			Reserves	1,375,085	4.0
			Closing Costs	946,060	2.8
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	The borrowers under the BVG Portfolio III Mortgage Loan (as defined below) are Fairmont MHP, LLC, Gansett MHC, LLC, Hacienda RV Resort, LLC, Flying A MHP LLC, Gardena MHP LLC, Golden Arrow MHP LLC, Elsinore Hills RV Park LLC and Trinidad RV Investors, LP.

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(3)	The BVG Portfolio III Properties (as defined below) are comprised of 667 total pad sites including 321 manufactured housing pads, 284 RV sites, 15 apartment units and 47 cabin/tent sites.

(4)	The borrower sponsor acquired the BVG Portfolio III Properties in a series of transactions between June 2018 and September 2019 on an all-cash basis for a total of $29,280,000, with seven of the eight properties being acquired between February 2019 and September 2019. The borrower sponsor invested in upgraded marketing, landscaping, correcting deferred maintenance and increased rents. As a result, the borrower sponsor increased net operating income from $2,142,895 in 2020 to $3,158,222 as of the trailing 12-month period ending February 28, 2022. Historical information for 2019 is not available due to the timing of the acquisitions of the BVG Portfolio III Properties.

The Loan. The BVG Portfolio III mortgage loan has an outstanding principal balance as of the Cut-off Date of $34.0 million (the “BVG Portfolio III Mortgage Loan”) and is secured by a first lien mortgage on the borrowers’ fee interests in eight manufactured housing properties located in California, New Mexico, South Carolina and Rhode Island (the “BVG Portfolio III Properties”). The BVG Portfolio III Mortgage Loan has a 10-year interest-only term.

The Properties. The BVG Portfolio III Properties contain 667 pads and are located in Trinidad, Gardena, Lake Elsinore, Red Bluff and Ontario, California; Las Cruces, New Mexico; North Charleston, South Carolina; and Rumford, Rhode Island.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – BVG Portfolio III

The following table presents certain information relating to the BVG Portfolio III Properties:

Portfolio Summary
Property Name	Property Subtype	Year Built	Pads	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Trinidad RV & Emerald Forest RV & Campground	Manufactured Housing	1948	167	$8,600,000	25.3%	$19,000,000	29.2%	899,560	28.6%
Hacienda RV Resort	Manufactured Housing	2001	113	6,350,000	18.7	10,900,000	16.7	588,251	18.7
Gardena MHC & Apts	Manufactured Housing	1930	83	5,300,000	15.6	9,000,000	13.8	447,464	14.2
Fairmont MHC	Manufactured Housing	1970	96	4,000,000	11.8	7,400,000	11.4	349,146	11.1
Gansett MHC	Manufactured Housing	1962	70	3,200,000	9.4	5,900,000	9.1	276,331	8.8
Elsinore Hills RV Park	Manufactured Housing	1966	50	2,900,000	8.5	6,100,000	9.4	258,031	8.2
Flying A MHC	Manufactured Housing	1970	66	2,150,000	6.3	4,200,000	6.5	190,144	6.0
Golden Arrow MHC	Manufactured Housing	1957	22	1,500,000	4.4	2,600,000	4.0	134,442	4.3
Total			667	$34,000,000	100.0%	$65,100,000	100.0%	$3,143,368	100.0%
(1)	The BVG Portfolio III Mortgage Loan documents do not permit the release of any of the BVG Portfolio III Properties.

Trinidad RV & Emerald Forest RV & Campground. The Trinidad RV & Emerald Forest RV & Campground property (“Trinidad & Emerald Forest”) is comprised of two non-contiguous RV parks containing 167 pads built in 1948 on 17.01 acres and located in Trinidad, California. The Trinidad & Emerald Forest property was 70.0% occupied as of April 12, 2022. The borrower sponsor purchased the Trinidad & Emerald Forest property in February 2019 for $8.75 million and has spent $209,960 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $9.1 million in the Trinidad & Emerald Forest property.

Hacienda RV Resort. The Hacienda RV Resort property is a 113-pad RV park property built in 2001 on 12.06 acres and located in Las Cruces, New Mexico. The Hacienda RV Resort property operates primarily as a transient RV resort. The Hacienda RV Resort property was 96.2% occupied as of April 12, 2022. The borrower sponsor purchased the Hacienda RV Resort property in June 2018 for $3.9 million and has spent $17,000 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.0 million in the Hacienda RV Resort property.

Gardena MHC & Apts. The Gardena MHC & Apts property is an 83-pad/unit manufacturing housing property built in 1930 on 2.77 acres and located in Gardena, California. The Gardena MHC & Apts property has 70 manufactured housing pads and 13 apartment units. The Gardena MHC & Apts property was 96.4% occupied as of April 12, 2022. The borrower sponsor purchased the Gardena MHC & Apts property in August 2019 for $4.75 million and has spent $174,843 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $5.0 million in the Gardena MHC & Apts property.

Fairmont MHC. The Fairmont MHC property is a 96-pad manufactured housing property built in 1970 on 9.65 acres and located in North Charleston, South Carolina. The Fairmont MHC property is entirely manufactured housing pads. The Fairmont MHC property was 100.0% occupied as of April 12, 2022. The borrower sponsor purchased the Fairmont MHC property in February 2019 for $3.8 million and has spent $50,050 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $3.9 million in the Fairmont MHC property.

Gansett MHC. The Gansett MHC property is a 70-pad manufactured housing property built in 1962 on 5.32 acres and located in Rumford, Rhode Island. The Gansett MHC property is entirely manufactured housing pads. The Gansett MHC property was 94.3% occupied as of April 12, 2022. The borrower sponsor purchased the Gansett MHC property in September 2019 for $3.0 million, acquired $925,600-worth of park-owned homes and has spent $6,600 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.0 million in the Gansett MHC property.

Elsinore Hills RV Park. The Elsinore Hills RV Park property is a 50-pad RV park built in 1966 on 5.00 acres and located in Lake Elsinore, California. The Elsinore Hills RV Park property is comprised of 50 RV pads and 53 storage units. The Elsinore Hills RV Park property was 96.0% occupied as of April 12, 2022. The borrower sponsor purchased the Elsinore Hills RV Park property in April 2019 for $2.3 million and has spent $9,300 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $2.4 million in the Elsinore Hills RV Park property.

Flying A MHC. The Flying A MHC property is a 66-pad manufactured housing and RV park property built in 1970 on 7.11 acres and located in Red Bluff, California. The Flying A MHC property is comprised of 48 manufactured housing pads and 18 RV pad sites. The Flying A MHC property was 93.9% occupied as of April 12, 2022. The borrower sponsor purchased the Flying A MHC property in April 2019 for $1.6 million and has spent $146,596 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $1.8 million in the Flying A MHC property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Golden Arrow MHC. The Golden Arrow MHC property is a 22-pad manufactured housing property built in 1957 on 1.37 acres and located in Ontario, California. The Golden Arrow MHC property is comprised of 20 manufactured housing pads and two apartments. The Golden Arrow MHC property was 95.5% occupied as of April 12, 2022. The borrower sponsor purchased the Golden Arrow MHC property in February 2019 for $1.2 million and has spent $34,370 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $1.3 million in the Golden Arrow MHC property.

Historical and Current Occupancy
2019(1)(2)	2020(1)(2)	2021(1)	Current(3)
85.2%	84.8%	86.2%	89.7%

(1)	Historical occupancy is as of December 31 of each respective year.

(2)	The presented occupancy 2019 and 2020 does not include Hacienda RV Resort as it was not available.

(3)	Current Occupancy is as of April 12, 2022.

Operating History and Underwritten Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Pad	%(2)
Gross Potential Rent	$4,119,419	$5,492,891	$5,566,212	$6,225,258	$9,333	100.0%
(Vacancy/Credit Loss)	0	0	0	(617,394)	(926)	(9.9)
Net Rental Income	$4,119,419	$5,492,891	$5,566,212	$5,607,864	$8,408	90.1%
Other Income	660,068	765,922	783,635	783,635	1,175	12.6
Effective Gross Income	$4,779,487	$6,258,813	$6,349,847	$6,391,499	$9,582	102.7%

Total Expenses	$2,636,592	$3,149,886	$3,191,625	$3,248,131	$4,870	50.8%

Net Operating Income(3)	$2,142,895	$3,108,927	$3,158,222	$3,143,368	$4,713	49.2%

Total TI/LC, Capex/RR	0	0	0	43,223	65	0.7

Net Cash Flow	$2,142,895	$3,108,927	$3,158,222	$3,100,145	$4,648	48.5%
(1)	TTM reflects the trailing 12 months ending February 28, 2022.

(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

(3)	The borrower sponsor acquired the BVG Portfolio III Properties in a series of transactions between June 2018 and September 2019 on an all-cash basis for a total of approximately $29,280,000, with seven of the eight properties being acquired between February 2019 and September 2019. The borrower sponsor invested in upgraded marketing, landscaping, correcting deferred maintenance and increased rents. As a result, the borrower sponsor increased net operating income from $2,142,895 in 2020 to $3,158,222 as of the trailing 12 month period ending February 28, 2022. Historical information for 2019 is not available due to the timing of the acquisitions of the BVG Portfolio III Properties.

COVID-19 Update. As of the date of this term sheet, approximately 100% of tenants by pad and 100% by underwritten base rent had made their March 2022 rental payments. As of the date of this term sheet, the BVG Portfolio III Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

Environmental. According to the Phase I reports dated February 25, 2022, there was no evidence of any recognized environmental conditions at the BVG Portfolio III Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 10 – BVG Portfolio III

The Markets. The following table presents certain market information relating to the BVG Portfolio III Properties:

Market Summary(1)
Property Name	Location	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income	Monthly In Place Rent Per Pad	Monthly Market Rent Per Pad
Trinidad & Emerald Forest	Trinidad, CA	898	1,763	2,574	$56,580	$61,503	$61,611
Manufactured Housing								$594	$600
Monthly RV								$550	$550
Transient RV(2)								$561	N/A
Cabin(2)								$561	N/A
Tent(2)								$561	N/A
Hacienda RV Resort	Las Cruces, NM	5,285	59,800	102,430	$36,636	$31,181	$41,094
Transient RV(3)								$32.58	$33.00
Garden MHC & Apts	Gardena, CA	28,015	280,891	845,274	$54,419	$56,296	$56,130
Manufactured Housing								$669	$750
Apartments								$813	$815
Fairmont MHC	North Charleston, SC	12,957	44,538	114,666	$44,547	$47,967	$48,355
Manufactured Housing								$393	$420
Gansett MHC	Rumford, RI	9,028	109,578	279,013	$70,181	$61,191	$56,404
Manufactured Housing								$477	$500
Elsinore Hills RV Park	Lake Elsinore, CA	4,260	38,033	99,468	$73,024	$62,758	$72,734
Monthly RV								$649	$675
Flying A MHC	Red Bluff, CA	9,651	20,817	24,779	$28,743	$38,202	$41,350
Manufactured Housing								$369	$530
Monthly RV								$410	$500
Golden Arrow MHC	Ontario, CA	16,603	213,683	486,569	$61,325	$64,714	$69,760
Manufactured Housing								$612	$750
Apartments								$1,080	$1,100
(1)	Source: Appraisals.

(2)	The appraisal for the Trinidad & Emerald Forest property only applied market rents to the manufactured housing and monthly RV sites given the transient nature of the remaining site and pad types.

(3)	Given the transient nature of the Hacienda RV Resort property’s pads, the appraisal determined market rent on the basis of an average daily rate rather than monthly.

The Borrowers. The borrowers are Fairmont MHP, LLC, Gansett MHC, LLC, Hacienda RV Resort, LLC, Flying A MHP LLC, Gardena MHP LLC, Golden Arrow MHP LLC, Elsinore Hills RV Park LLC and Trinidad RV Investors, LP, each a Delaware limited liability company, California limited liability company or California limited partnership, and each a special purpose entity with one independent director at the managing member level. A non-consolidation opinion was provided in connection with the origination of the BVG Portfolio III Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Elias Weiner. Elias Weiner owns and operates 142 manufactured housing facilities totaling approximately 17,000 pad sites in California, Oregon, Arizona, Nevada, Texas, Georgia, Indiana, Missouri, South Carolina, Wyoming, Maryland, Tennessee, Florida, North Carolina, Idaho, Kansas, New Jersey, Oklahoma, Alabama, Kentucky, Iowa, Alaska, Utah, Rhode Island, New Mexico and Michigan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 10 – BVG Portfolio III

Property Management. The BVG Portfolio III Properties are managed by BoaVida Communities, LLC, an affiliate of the borrowers, Trubild and M. Shapiro Management Company, LLC.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $72,077 for real estate taxes, $74,820 for insurance premiums, $228,188 for deferred maintenance and $1,000,000 for an economic performance reserve.

Tax Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $29,068.

Insurance Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $7,942.

Replacement Reserves – On a monthly basis, the borrowers were required to escrow $3,602 for replacement reserves (approximately $65 per pad annually).

Economic Performance Reserve – At any point from and after April 14, 2023, provided (i) no BVG Portfolio III Sweep Event Period (as defined below) has occurred and is continuing, and (ii) the BVG Portfolio III Properties have achieved a debt yield of at least 10.0% based on the trailing 12 months, as determined by the lender, the lender will direct the servicer to release the economic performance reserve funds to the borrowers.

Lockbox / Cash Management. The BVG Portfolio III Mortgage Loan is structured with a springing lockbox and springing cash management. The BVG Portfolio III Mortgage Loan requires that during the continuance of a BVG Portfolio III Sweep Event Period, the borrowers or property managers, as applicable, direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a BVG Portfolio III Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the BVG Portfolio III Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the BVG Portfolio III Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the BVG Portfolio III Mortgage Loan. To the extent that no BVG Portfolio III Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “BVG Portfolio III Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the BVG Portfolio III Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.15x based on the trailing 12 months; or (iii) on or after April 14, 2031, the failure by the borrowers to maintain a debt yield (based on the trailing 12 months net operating income), as calculated by the lender, greater than 8.5%.

A BVG Portfolio III Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters; and (c) with regard to clause (iii), for two consecutive calendar quarters since the commencement of the existing BVG Portfolio III Sweep Event Period, the debt yield is at greater than 8.5%.

Subordinate and Mezzanine Debt. None.

Partial Release. The borrowers may obtain the release of an improved portion of the Elsinore Hills RV Park property from the lien of the mortgage upon the satisfaction of standard parcel release conditions at set forth in the loan agreement. The release parcel was not considered in the underwriting and attributed no value in the appraisal.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 11 – Perry Hall Centre and Perry Hall Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,130,000	Title:	Fee
Cut-off Date Principal Balance:	$30,130,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	2.8%	Net Rentable Area (SF):	231,754
Loan Purpose:	Acquisition	Location:	Perry Hall, MD
Borrower:	Triple BAR Perry Hall, LLC	Year Built / Renovated:	1957 / 2021
Borrower Sponsors:	Robert V. Gothier, Jr. and Mark X.	Occupancy:	91.6%
	DiSanto	Occupancy Date:	2/28/2022
Interest Rate:	5.22000%	4th Most Recent NOI (As of):	NAV
Note Date:	4/27/2022	3rd Most Recent NOI (As of):	$2,502,607 (12/31/2019)
Maturity Date:	5/6/2032	2nd Most Recent NOI (As of):	$2,349,424 (12/31/2020)
Interest-only Period:	120 months	Most Recent NOI (As of):	$2,775,995 (12/31/2021)
Original Term:	120 months	UW Economic Occupancy:	87.0%
Original Amortization Term:	None	UW Revenues:	$3,989,340
Amortization Type:	Interest Only	UW Expenses:	$1,035,830
Call Protection:	L(25),D(92),O(3)	UW NOI:	$2,953,510
Lockbox / Cash Management:	Soft / Springing	UW NCF:	$2,853,506
Additional Debt:	No	Appraised Value / Per SF:	$46,000,000 / $198
Additional Debt Balance:	N/A	Appraisal Date:	2/17/2022
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$130
Taxes:	$262,177	$32,772	N/A	Maturity Date Loan / SF:	$130
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.5%
Replacement Reserves:	$250,000	Springing	$105,000	Maturity Date LTV:	65.5%
TI/LC:	$881,859	Springing	$700,000	UW NCF DSCR:	1.79x
Other(1):	$2,602,364	Springing	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,130,000	59.4%	Purchase Price	$45,700,000	90.1%
Borrower Sponsor Equity(2)	20,617,579	40.6	Upfront Reserves	3,996,400	7.9
			Closing Costs	1,051,179	2.1
Total Sources	$50,747,579	100.0%	Total Uses	$50,747,579	100.0%

(1)	Other escrows include a $240,925 immediate repairs reserve, approximately $2,050,425 in outstanding tenant improvements and leasing commissions and approximately $311,014 in free and gap rent.

(2)	Borrower Sponsor Equity is inclusive of approximately $3,730,653 of seller credits.

The Loan. The Perry Hall Centre and Perry Hall Square mortgage loan (the “Perry Hall Centre and Perry Hall Square Mortgage Loan”) has an original and Cut-off Date balance of $30,130,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 231,754 square foot anchored retail property located in Perry Hall, Maryland (the “Perry Hall Centre and Perry Hall Square Property”). The Perry Hall Centre and Perry Hall Square Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Perry Hall Centre and Perry Hall Square Property consists of a 231,754 square foot anchored retail center situated on approximately 22.7 acres in Perry Hall, Maryland, approximately 15 miles northeast of Baltimore. The Perry Hall Centre and Perry Hall Square Property was originally built starting in 1957 and has been most recently renovated in 2021. Most recently, in the second quarter of 2021, the borrower sponsors completed an approximately $1.14 million renovation including extensive façade repairs, new roofs on Rite Aid, ACE Hardware and a portion of the in-line suites and other property upgrades. There are 984 parking spaces (resulting in a ratio of approximately 4.3 spaces per 1,000 square feet) at the Perry Hall Centre and Perry Hall Square Property. As of February 28, 2022, the Perry Hall Centre and Perry Hall Square Property was 91.6% leased. Giant and AMF (Brunswick Bowling) are the two largest tenants at the Perry Hall Centre and Perry Hall Square Property, with the remaining space leased to 28 other national and local tenants, including Rite Aid, ACE Hardware and Dollar Tree. Tenants representing approximately 70.6% of the net rentable area have occupied their space at the Perry Hall Centre and Perry Hall Square Property since 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 11 – Perry Hall Centre and Perry Hall Square

Major Tenants.

Giant (56,848 square feet; 24.5% of the NRA; 21.8% of underwritten rent): Giant is a grocery chain that is the #1 leading supermarket in the Baltimore-Washington metropolitan area. Giant has 164 grocery stores and 154 full service pharmacies located in Delaware, Maryland, Virginia and Washington, D.C. Giant has been located at the Perry Hall Centre and Perry Hall Square Property since August 2012 and has 10, five-year extension options remaining. In fiscal year 2021, the Giant location at the Perry Hall Centre and Perry Hall Square Property had sales of approximately $24.7 million. The Perry Hall Centre and Perry Hall Square Mortgage Loan documents include a cash flow sweep linked to Giant in the event that (i) Giant or its replacement being in default under its lease, (ii) Giant or its replacement vacating, failing to be open for business or going dark for more than three business days, (iii) Giant or its replacement tenant giving notice to terminate its lease and any termination of such lease and (iv) bankruptcy of Giant or its replacement tenant.

AMF (Brunswick Bowling) (40,544 square feet; 17.5% of the NRA; 7.1% of underwritten rent): AMF (Brunswick Bowling) is a bowling alley with locations across the United States. AMF is part of Bowlero Corporation, which is the largest owner and operator of bowling centers in the world, serving approximately 28 million guests per year. AMF (Brunswick Bowling) has been located at the Perry Hall Centre and Perry Hall Square Property since 1961 and has one, five-year extension option remaining.

Rite Aid (14,404 square feet; 6.2% of the NRA; 6.0% of underwritten rent; Moody’s/S&P: B3/B-): Rite Aid (NYSE: RAD) is a pharmacy delivering health care services and retail products to over one million Americans daily. Rite Aid has over 2,500 locations across 17 states. Rite Aid has been located at the Perry Hall Centre and Perry Hall Square Property since 1995 and has two, five-year extension options remaining.

ACE Hardware (11,898 square feet; 5.1% of the NRA; 3.3% of underwritten rent): ACE Hardware is the world’s largest hardware retail cooperative and largest non-grocery American retail cooperative. The company has over 5,000 locations. ACE Hardware has been located at the Perry Hall Centre and Perry Hall Square Property since 2006 and has two, five-year extension options remaining. ACE Hardware has a co-tenancy clause tied to a key tenant, Giant or its national or regional supermarket replacement. If Giant or its replacement is closed for business for 90 continuous days or 180 days in the case of casualty, condemnation, renovation, alteration or repairs, the co-tenancy threshold will not be met. If the threshold is not met, ACE Hardware has the right to pay 50% of its base rent and will continue to pay reduced rent until (i) the day the key tenant reopens for business in at least 75% of the space or (ii) 12 months of paying reduced rent. As soon as ACE Hardware stops paying reduced rent, the tenant is required to either (i) recommence paying its entire rent under its lease or (ii) terminate its lease with 60 days’ written notice.

Dollar Tree (10,000 square feet; 4.3% of the NRA; 4.3% of underwritten rent; Moody’s/S&P: Baa2/BBB): Dollar Tree is a Fortune 200 company and the leading operator of discount variety stores in North America. Dollar Tree operates over 15,000 stores across 48 states and five Canadian provinces. Dollar Tree has been located at the Perry Hall Centre and Perry Hall Square Property since 2000 and has two, five-year extension options remaining.

COVID-19 Update. As of the date of this term sheet, the Perry Hall Centre and Perry Hall Square Property is open and operating. During the COVID-19 pandemic, three tenants received rent relief. Brian’s Barbershop (0.5% of net rentable area and 0.9% of underwritten base rent) repaid its rent deferment in June 2020. Angel Nail & Spa (0.5% of net rentable area and 1.0% of underwritten base rent) is current on rent and has repaid all deferred rent. AMF (Brunswick Bowling) (17.5% of net rentable area and 7.1% of underwritten base rent) is repaying its deferred rent over a 42-month schedule ending in June 2024 and is current on in-place rent. The first payment date for the Perry Hall Centre and Perry Hall Square Mortgage Loan is in June 2022.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
85.0%	86.2%	96.7%	91.6%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 28, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 11 – Perry Hall Centre and Perry Hall Square

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date(4)	T12 2021 Sales(5)	T12 2021 Occupancy Cost(5)
Giant	NR/NR/NR	56,848	24.5%	$12.00	$682,176	21.8%	8/31/2027	$24,694,251	3.3%
AMF (Brunswick Bowling)	NR/NR/NR	40,544	17.5	$5.50	222,992	7.1	6/30/2025	$1,001,448	27.4%
Rite Aid	B3/B-/NR	14,404	6.2	$13.09	188,548	6.0	12/31/2025	NAV	NAV
ACE Hardware(6)	NR/NR/NR	11,898	5.1	$8.56	101,861	3.3	9/30/2026	$3,154,893	5.6%
Dollar Tree	Baa2/BBB/NR	10,000	4.3	$13.50	135,000	4.3	8/31/2025	NAV	NAV
Major Tenants		133,694	57.7%	$9.95	$1,330,578	42.5%

Other Tenants		78,482	33.9%	$22.94	$1,800,475	57.5%

Occupied Collateral Total		212,176	91.6%	$14.76	$3,131,052	100.0%

Vacant Space		19,578	8.4%

Collateral Total		231,754	100.0%

(1)	Based on underwritten rent roll dated February 28, 2022.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent and UW Base Rent PSF include rent steps through May 2023.

(4)	Giant has 10, five-year extension options remaining. AMF (Brunswick Bowling) has one, five-year extension option remaining. Rite Aid, ACE Hardware and Dollar Tree each have two, five-year extension options remaining.

(5)	T12 2021 Sales and T12 2021 Occupancy Cost figures were provided by the borrower sponsors. Giant and AMF (Brunswick Bowling) Sales are as of fiscal year 2021 and ACE Hardware sales are as of T12 January 2021.

(6)	ACE Hardware has a co-tenancy clause tied to a key tenant, Giant or its national or regional supermarket replacement. If Giant or its replacement is closed for business for 90 continuous days or 180 days in the case of casualty, condemnation, renovation, alteration or repairs, the co-tenancy threshold will not be met. If the threshold is not met, ACE Hardware has the right to pay 50% of its base rent and will continue to pay reduced rent until (i) the day the key tenant reopens for business in at least 75% of the space or (ii) 12 months of paying reduced rent. As soon as ACE Hardware stops paying reduced rent, the tenant is required to either (i) recommence paying its entire rent under its lease or (ii) terminate its lease with 60 days’ written notice.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	19,578	8.4%	NAP	NAP	19,578	8.4%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	19,578	8.4%	$0	0.0%
2023	3	10,197	4.4	172,672	5.5	29,775	12.8%	$172,672	5.5%
2024	2	8,260	3.6	159,875	5.1	38,035	16.4%	$332,547	10.6%
2025	8	77,505	33.4	818,023	26.1	115,540	49.9%	$1,150,569	36.7%
2026	3	15,398	6.6	222,486	7.1	130,938	56.5%	$1,373,056	43.9%
2027	2	63,532	27.4	819,676	26.2	194,470	83.9%	$2,192,732	70.0%
2028	2	2,100	0.9	59,375	1.9	196,570	84.8%	$2,252,107	71.9%
2029	2	8,950	3.9	324,080	10.4	205,520	88.7%	$2,576,187	82.3%
2030	2	3,811	1.6	111,885	3.6	209,331	90.3%	$2,688,071	85.9%
2031	4	17,803	7.7	314,877	10.1	227,134	98.0%	$3,002,948	95.9%
2032	2	4,620	2.0	128,104	4.1	231,754	100.0%	$3,131,052	100.0%
2033 & Beyond	0	0	0.0	0	0.0	231,754	100.0%	$3,131,052	100.0%
Total	30	231,754	100.0%	$3,131,052	100.0%
(1)	Based on the underwritten rent roll dated February 28, 2022.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps through May 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 11 – Perry Hall Centre and Perry Hall Square

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,501,497	$2,517,873	$2,867,966	$2,931,717	$12.65	65.8%
Contractual Rent Steps(2)	0	0	0	199,334	0.86	4.5
Vacant Income	0	0	0	468,891	2.02	10.5
Percentage Rent	0	2,972	0	0	0.00	0.0
Gross Potential Rent	$2,501,497	$2,520,845	$2,867,966	$3,599,942	$15.53	80.7%
Total Reimbursements	854,295	669,184	886,286	797,282	3.44	17.9
Other Income	60,225	53,486	61,007	61,007	0.26	1.4
Net Rental Income	$3,416,017	$3,243,515	$3,815,258	$4,458,231	$19.24	100.0%
(Vacancy/Credit Loss)	0	0	0	(468,891)	(2.02)	(10.5)
Effective Gross Income	$3,416,017	$3,243,515	$3,815,258	$3,989,340	$17.21	89.5%

Total Expenses	$913,410	$894,091	$1,039,264	$1,035,830	$4.47	26.0%

Net Operating Income	$2,502,607	$2,349,424	$2,775,995	$2,953,510	$12.74	74.0%

Capital Expenditures(3)	0	0	0	9,763	0.04	0.2
TI/LC(3)	0	0	0	90,241	0.39	2.3

Net Cash Flow	$2,502,607	$2,349,424	$2,775,995	$2,853,506	$12.31	71.5%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Contractual Rent Steps include rent steps through May 2023.

(3)	Underwritten Capital Expenditures and TI/LC include a $88,186 TI/LC straight line credit and a $25,000 replacement reserve credit, representing 10% of the respective upfront reserve balances.

The Market. The Perry Hall Centre and Perry Hall Square Property is located in Perry Hall, Maryland, approximately 15 miles northeast of Baltimore in Baltimore County. Baltimore County is Maryland’s third largest jurisdiction and second largest job center. The county is home to more than 21,000 companies, two universities and research centers and the federal headquarters of the Social Security Administration and Center for Medicare and Medicaid Services. According to the appraisal, the Perry Hall Centre and Perry Hall Square Property is located within 10 minutes of Interstate 95 and Interstate 695, providing access to the greater Baltimore area. The Perry Hall Centre and Perry Hall Square Property is located on the intersection of Bel Air Road and Ebenezer Road, with approximately 40,900 vehicles passing daily. The Perry Hall Centre and Perry Hall Square Property is also located approximately two miles from White Marsh, home to employers such as Franklin Square Hospital, FedEx Ground, Johns Hopkins, Kaiser Permanente, MedStar Health, Comcast and Ikea. According to the appraisal, as of 2021, the population within a one-, three- and five-mile radius totaled 16,715, 84,284 and 198,261 people, respectively, and average household income for the same radii was $102,729, $100,498 and $95,652, respectively.

According to the appraisal, the Perry Hall Centre and Perry Hall Square Property is situated within the Baltimore metropolitan statistical area retail market and the Baltimore County East retail submarket. As of year-end 2021, the total inventory of the Baltimore metropolitan statistical area retail market was approximately 141.4 million square feet with a 5.7% vacancy rate and average triple net rental rates of $21.09 per square foot. For the same time period, the total inventory for the Baltimore County East retail submarket was approximately 18.0 million square feet with a 5.8% vacancy rate and average triple net rental rates of $16.41 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 11 – Perry Hall Centre and Perry Hall Square

The appraiser identified five comparable retail rentals to the Perry Hall Centre and Perry Hall Square Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Perry Hall Centre and Perry Hall Square Property 8905 Belair Road Perry Hall, MD	1957	91.6%(2)	231,754(2)	Various(2)	Various(2)	$28.63(3)	Various(2)	Various(2)
Perry Hall Marketplace 9633 Belair Road Baltimore, MD	2001	NAV	69,744	Sugaring NYC	1,500	$24.00	Feb-22	60
Belair Beltway Village 7911-7915 Belair Road Nottingham, MD	2007	NAV	10,880	A Beautiful U	1,800	$21.15	Jan-22	60
Fullerton Plaza 7927 Belair Road Baltimore, MD	1980	NAV	152,834	Rock N Toss Crab House	4,000	$26.00	Nov-21	120
Shoppes at Perry Hall 8833 Belair Road Nottingham, MD	2016	NAV	12,421	Massoni’s Italian	3,340	$30.00	Sep-21	60
Perry Hall Shopping Center 8837-8841 Belair Road Perry Hall, MD	1979	NAV	8,500	Hair Salon	1,017	$23.00	Jun-21	60
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 28, 2022.

(3)	Based on the underwritten rent roll dated February 28, 2022 for tenants occupying 5,000 square feet or less at the Perry Hall Centre and Perry Hall Square Property.

The following table presents certain information relating to comparable sales for the Perry Hall Centre and Perry Hall Square Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Perry Hall Centre and Perry Hall Square Property	NAP	231,754(2)	91.6%(2)	NAP	NAP	NAP
Columbia East Marketplace Jessup, MD	Aug-21	172,676	99.0%	$38,750,000	$224.41	$215.32
Ridgeview Plaza Hanover, MD	Jun-21	169,286	98.0%	$34,900,000	$206.16	$208.22
Bel Air Town Center Bel Air, MD	Nov-20	87,343	85.0%	$19,332,805	$221.34	$227.98
Arundel Plaza Glen Burnie, MD	Mar-20	281,699	99.0%	$45,300,000	$160.81	$175.60
Free State Shopping Center Bowie, MD	May-19	264,152	97.0%	$72,000,000	$272.57	$274.48
Governors Commons Glen Burnie, MD	May-19	129,242	100.0%	$16,200,000	$125.35	$166.08
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 28, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 12 – The Shoppes at Eagle Point

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title(5):	Fee
Cut-off Date Principal Balance(1):	$29,966,541	Property Type – Subtype:	Retail - Anchored
% of IPB:	2.8%	Net Rentable Area (SF):	228,041
Loan Purpose:	Refinance	Location:	Cookeville, TN
Borrower:	Shoppes at Eagle Point SPE, LLC	Year Built / Renovated:	2018 / NAP
Borrower Sponsor:	CBL & Associates Limited Partnership	Occupancy:	98.0%
Interest Rate:	5.40000%	Occupancy Date:	4/1/2022
Note Date:	4/28/2022	4th Most Recent NOI (As of):	NAV
Maturity Date:	5/6/2032	3rd Most Recent NOI (As of):	$3,835,649 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,145,547 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$4,181,006 (TTM 2/28/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$4,947,265
Call Protection(2):	L(25),D(91),O(4)	UW Expenses:	$987,247
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,960,019
Additional Debt(1):	Yes	UW NCF:	$3,743,371
Additional Debt Balance(1):	$9,988,847	Appraised Value / Per SF:	$70,000,000 / $307
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/25/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$175
Taxes(3):	$0	Springing	N/A	Maturity Date Loan / SF:	$144
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	57.1%
Replacement Reserves:	$0	$2,851	N/A	Maturity Date LTV:	47.0%
TI/LC:	$0	$15,203	N/A	UW NCF DSCR:	1.39x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$40,000,000		100.0%	Payoff Existing Debt	$38,165,538	95.4%
				Return of Equity	1,505,155	3.8
				Closing Costs	329,307	0.8
Total Sources	$40,000,000		100.0%	Total Uses	$40,000,000	100.0%

(1)	The Shoppes at Eagle Point Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate principal balance as of the Cut-off Date of approximately $39,955,388 (“The Shoppes at Eagle Point Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of The Shoppes at Eagle Point Whole Loan.

(2)	The borrower has the option to defease The Shoppes at Eagle Point Whole Loan in full at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2022-C16 securitization trust in June 2022. The actual lockout period may be longer.

(3)	So long as the PILOT program is still in effect, the monthly tax deposit will be waived until October 6, 2026, at which time for so long as the PILOT program is still in effect, the monthly tax deposit will be based on the unassigned PILOT payment of $30,000 is due and payable pursuant to the ground lease. The borrower will not be required to make the monthly tax deposit with respect to the unassigned PILOT payment provided (i) no event of default has occurred, and (ii) the borrower delivers to lender evidence that such unassigned PILOT payment has been made as required by the ground lease.

(4)	The borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred, (ii) an acceptable blanket or umbrella insurance policy is in place, (iii) the borrower provides lender evidence of renewal of such policies required under the terms of the loan documents, and (iv) borrower provides to lender paid receipts for the payment of all insurance premiums by no later than ten business following the expirations dates of the insurance policies.

(5)	The Shoppes at Eagle Point Property (as defined below) is subject to a payment in lieu of taxes (“PILOT”) program whereby the local government provides property tax savings as long as the Industrial Development Board of Cookeville (the “IDB”), a public nonprofit corporation organized and existing under the laws of the State of Tennessee, retains ownership of the land, property and equipment. In connection with the PILOT, (i) the borrower transferred the fee interest in The Shoppes at Eagle Point Property and retained the leasehold interest pursuant to a ground lease and (ii) the IDB issued a revenue bond to the borrower. Beginning on November 1, 2018, PILOT payments include: (i) $526,500 per year (Years 1 – 7: due on October 1st of each year); or (ii) $496,500 per year (Years 8 – 20: due on October 1st of each year). As long as the borrower is the holder of the revenue bond issued by the IDB, the payments of $526,500 and $496,500, which have been assigned by the IDB to the borrower are not actually required to be paid by the borrower. Commencing on January 1, 2026, for a period of thirteen years, the borrower is required to pay $30,000 to Putnam County and the City of Cookeville, Tennessee, which equates to the difference between the ground lease and the bond payments then payable to the IDB by the borrower. Upon the ground lease expiration date of October 31, 2038, the borrower will have the right to purchase the fee simple interest in The Shoppes at Eagle Point Property from the IDB for $1.00.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 12 – The Shoppes at Eagle Point

The Loan. The Shoppes at Eagle Point mortgage loan (“The Shoppes at Eagle Point Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee and leasehold (in connection with a PILOT program) interest in a 228,041 square foot, anchored retail property located in Cookeville, Tennessee (“The Shoppes at Eagle Point Property”). The Shoppes at Eagle Point Whole Loan consists of two pari passu notes and accrues interest at a rate of 5.40000% per annum. The Shoppes at Eagle Point Whole Loan has a 10-year term and amortizes on a 30-year schedule. The controlling Note A-1, with an original principal balance of $30,000,000, will be included in the BBCMS 2022-C16 securitization trust. The non-controlling Note A-2 is currently held by an affiliate of BSPRT and is expected to be contributed to one or more future securitization trust(s). The Shoppes at Eagle Point Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C16 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$29,966,541	BBCMS 2022-C16	Yes
A-2(1)	$10,000,000	$9,988,847	BSPRT	No
Whole Loan	$40,000,000	$39,955,388
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Shoppes at Eagle Point Property is an anchored retail center totaling 228,041 square feet located in Cookeville, Tennessee. Situated on 39.07 acres, The Shoppes at Eagle Point Property was constructed in 2018 and consists of four, single-story buildings and 1,562 surface parking spaces, equating to a parking ratio of approximately 6.85 spaces per 1,000 square feet. As of April 1, 2022, The Shoppes at Eagle Point Property was 98.0% leased to 29 diverse tenants whose services include food & beverage and healthcare uses. The Shoppes at Eagle Point Property’s anchor tenants are Academy Sports, Publix, and Ross Dress for Less. The largest tenant at The Shoppes at Eagle Point Property is Academy Sports, which leases 62,962 square feet (27.6% of NRA; 16.9% of UW Base Rent). Other major tenants include Publix which leases 45,600 square feet (20.0% of NRA; 17.2% of UW Base Rent) and Ross Dress for Less which leases 22,000 square feet (9.6% of NRA; 7.0% of UW Base Rent).

COVID-19 Update. As of the date of this term sheet, The Shoppes at Eagle Point Property was open and operating. As of the date of this term sheet, The Shoppes at Eagle Point Whole Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
94.9%	98.0%	98.1%	98.0%
(1)	Historical Occupancies represent the occupancy as of December 31st of each respective year.

(2)	Current Occupancy is as of April 1, 2022.

Major Tenants.

Academy Sports (S&P: BB-) (62,962 square feet; 27.6% of NRA; 16.9% of underwritten base rent): Academy Sports has been in occupancy since 2018 with a current base rent of $9.95 per square foot and has a lease expiration in April 2034. Academy Sports is a sport, outdoor, and recreation lifestyle retailer. Founded in 1938, Academy Sports offers a collection of equipment and clothing for fitness training, footwear, camping equipment, and more. In addition to selling nationally recognized names like Nike and Under Armour, Academy Sports offers a portfolio of 20 owned brands. Academy Sports operates 259 stores in 16 states throughout the south, southeast, and midwest United States. For the year ended January 29, 2022, Academy Sports reported net sales of approximately $6.77 billion, an increase of 19.05% from 2021. Headquartered in Katy, Texas, Academy Sports was a privately held company until it was acquired by the private equity firm Kohlberg Kravis Roberts & Co L.P. in August 2011. Academy Sports does not have any lease termination options.

Publix (45,600 square feet; 20.0% of NRA; 17.2% of underwritten base rent): Publix has been in occupancy since 2018 with a current base rent of $13.95 per square foot and has a lease expiration in August 2038. Over the past three years, sales have been approximately $18,680,736 (2019), $26,112,271 (2020) and $30,894,015 (2021). Publix is the largest employee-owned grocer chain and is one of the largest-volume supermarket chains in the United States. Founded in 1930, Publix operates retail food supermarkets in Florida, Georgia, Alabama, South Carolina, Tennessee, North Carolina, and Virginia. Publix sells grocery, health and beauty care products, general merchandise, pharmacy, floral products, and services. As of 2021, Publix operated 1,293 stores and had approximately 232,000 employees. For the year ended 2021, Publix reported net sales of approximately $47.9 billion, an increase of 6.98% from 2020. Publix does not have any lease termination options. Publix has a right of first refusal (“ROFR”) to purchase or lease, as the case may be, The Shoppes at Eagle Point Property (or portion thereof) upon the same terms set forth in a bona fide offer from a third party in connection with the borrower’s proposal to sell, convey or assign or grant the third party an option to purchase or undertake to lease all or a portion of The Shoppes at Eagle Point Property. Pursuant to the terms of the Publix lease, the ROFR does not apply to a foreclosure or deed in lieu of foreclosure. The ROFR will, however, apply to a subsequent sale of The Shoppes at Eagle Point Property following such foreclosure or deed in lieu of foreclosure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 12 – The Shoppes at Eagle Point

Ross Dress for Less (Moody’s: A2 / S&P: BBB+) (22,000 square feet; 9.6% of NRA; 7.0% of underwritten base rent): Ross Dress for Less has been in occupancy since 2018 with a current base rent of $11.75 per square foot and has a lease expiration in January 2029. Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States with 1,628 locations in 40 states, the District of Columbia, and Guam. Ross Dress for Less is operated by Ross Stores, Inc. For the fiscal year ended January 29, 2022, Ross Stores, Inc. reported net sales of approximately $18.9 billion, an increase of 50.95% from 2020. Currently, Ross Dress for Less has approximately 100,000 employees. Ross Dress for Less does not have any lease termination options.

PetSmart (Moody’s: B1 / S&P: B) (18,242 square feet; 8.0% of NRA; 7.8% of underwritten base rent): PetSmart has been in occupancy since 2018 with a current base rent of $15.85 per square foot and has a lease expiration in September 2028. PetSmart operates approximately 1,650 pet stores in the United States, Canada and Puerto Rico, as well as more than 200 in-store PetSmart PetsHotel dog and cat boarding facilities. The retailer provides a broad range of competitively priced pet food and products, as well as services such as dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp and pet adoption. PetSmart does not have any lease termination options.

Ulta Beauty (10,024 square feet; 4.4% of NRA, 5.4% of underwritten base rent): Ulta Beauty has been in occupancy since 2018 with a current base rent of $19.95 per square foot and has a lease expiration in October 2028. Ulta Beauty is the largest beauty retailer in the United States, offering cosmetics, fragrance, skin care products, hair care products and salon services. Ulta Beauty operates more than 1,300 retail stores across 50 states and also distributes its products through its website. Ulta Beauty does not have any lease termination options.

The following table presents certain information relating to comparable retail leases for The Shoppes at Eagle Point Property:

Comparable Retail Leases(1)
Property / Location	Lease Size (SF)	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (months)	Lease Type
The Shoppes at Eagle Point Property Cookeville, TN	62,962(2)	2018 / NAP	Academy Sports(2)	$9.95(2)	18-Dec(2)	185(2)	Triple Net
Midland Crossing Midland, GA	48,848	2023 / NAP	Publix	$16.00	Feb-23	240	Triple Net
Alps Village Athens, GA	10,800	1965 / 2019	5 Below	$12.38	May-21	120	Triple Net
Cumberland Mall Atlanta, GA	70,285	1973 / 2020	Dick’s Sporting Goods	$11.38	Sep-20	120	Modified Gross
Charlotte Center Nashville, TN	84,180	1975 / NAP	At Home	$7.25	Jul-20	60	Triple Net
Centennial Crossing Memphis, TN	30,601	2006 / NAP	PetSmart	$14.50	May-20	132	Triple Net
Hickory Ridge Hickory, NC	12,000	2000 / NAP	Shoe Carnival	$14.25	Feb-20	60	Triple Net
Holland Point Buford, GA	48,387	2020 / NAP	Publix	$12.90	Feb-20	240	Absolute Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 12 – The Shoppes at Eagle Point

The following table presents certain information relating to comparable retail sales for The Shoppes at Eagle Point Property:

Comparable Retail Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
The Shoppes at Eagle Point Property Cookeville, TN	228,041(2)	2018 / NAP	98.0%(2)	-	-	-	-
Connexion at Holcomb Bridge Roswell, GA	107,707	1985 / 2013	93.0%	Dec-21	$29,510,000	$274	$274
Shadow Creek Ranch Town Center Pearland, TX	613,468	2007 / NAP	98.0%	Dec-21	$135,000,000	$220	$220
Metropolitan Midtown Charlotte, NC	342,233	2008 / NAP	87.0%	Oct-20	$90,000,000	$263	$274
Perimeter Place Shopping Center Atlanta, GA	338,652	2005 / NAP	87.0%	Feb-20	$75,435,000	$223	$236
Mount Pleasant Towne Centre Mount Pleasant, SC	489,240	1999 / NAP	96.0%	Feb-20	$147,000,000	$300	$318
Preston Forest Shopping Center Dallas, TX	195,554	1960 / NAP	95.0%	Jan-20	$64,000,000	$327	$347
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2022.

The Market. The Shoppes at Eagle Point Property is located in Cookeville, Tennessee, approximately 80 miles east of Nashville. Nashville is known for its music industry, which contributes $5.5 billion to the local economy. In addition, Nashville is recognized as a national health care industry capital and global health care industry leader. Nashville is also home to Vanderbilt University, an independent, private research university. Vanderbilt University is comprised of 10 schools and colleges covering disciplines from the humanities to music to engineering. Major employers in Nashville are Vanderbilt University Medical Center (24,039); Nissan North America Inc. (11,000); HCA Inc. (10,600); Vanderbilt University (9,107); Saint Thomas Health Services (8,335); Randstad Work Solutions (4,550); Asurion (4,400); Amazon (4,000); Community Health Systems Inc. (3,925); and Lowe’s Cos. Inc. (3,614). Further, General Motors is expanding its footprint by building a new plant in Nashville area that will produce batteries for electric vehicles and provide approximately 1,300 jobs.

According to the appraisal, The Shoppes at Eagle Point Property is located in the Putnam County retail submarket. As of the fourth quarter of 2021, the Putnam County retail submarket had an inventory of approximately 4.9 million square feet, a vacancy rate of 1.1%, and an effective rental rate of $16.27 per square feet. The Putnam County submarket reported a positive net absorption of 123,101 square feet as of the fourth quarter of 2021.

The estimated 2021 population within a one-, three- and five-mile radius of The Shoppes at Eagle Point Property was 3,203, 29,050, and 52,010, respectively. The estimated 2021 median household income within the same radii was $41,111, $40,631, and $43,745, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 12 – The Shoppes at Eagle Point

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Academy Sports	NR/BB-/NR	62,962	27.6%	$9.95	$626,472	16.9%	4/30/2034
Publix	NR/NR/NR	45,600	20.0	$13.95	636,120	17.2	8/31/2038
Ross Dress for Less	A2/BBB+/NR	22,000	9.6	$11.75	258,500	7.0	1/31/2029
PetSmart	B1/B/NR	18,242	8.0	$15.85	289,136	7.8	9/30/2028
Ulta Beauty	NR/NR/NR	10,024	4.4	$19.95	199,979	5.4	10/31/2028
Top Five Tenants		158,828	69.6%	$12.66	$2,010,206	54.3%

Other Tenants		64,606	28.3%	$26.18	$1,691,537	45.7%

Occupied Collateral Total		223,434	98.0%	$16.57	$3,701,743	100.0%

Vacant Space		4,607	2.0%

Collateral Total		228,041	100.0%

(1)	Based on underwritten rent roll dated April 1, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include $3,808 of rent steps through January 1, 2023.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	4,607	2.0%	NAP	NAP	4,607	2.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	4,607	2.0%	$0	0.0%
2023	1	2,300	1.0	31,809	0.9	6,907	3.0%	$31,809	0.9%
2024	3	7,426	3.3	208,950	5.6	14,333	6.3%	$240,759	6.5%
2025	1	1,583	0.7	41,158	1.1	15,916	7.0%	$281,917	7.6%
2026	1	3,000	1.3	66,990	1.8	18,916	8.3%	$348,907	9.4%
2027	1	2,400	1.1	62,400	1.7	21,316	9.3%	$411,307	11.1%
2028	10	53,357	23.4	1,166,415	31.5	74,673	32.7%	$1,577,721	42.6%
2029	5	40,100	17.6	590,700	16.0	114,773	50.3%	$2,168,421	58.6%
2030	2	4,705	2.1	120,730	3.3	119,478	52.4%	$2,289,151	61.8%
2031	0	0	0.0	0	0.0	119,478	52.4%	$2,289,151	61.8%
2032	0	0	0.0	0	0.0	119,478	52.4%	$2,289,151	61.8%
2033 & Beyond	5	108,563	47.6	1,412,592	38.2	228,041	100.0%	$3,701,743	100.0%
Total	29	228,041	100.0%	$3,701,743	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2022.

(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

(3)	UW Base Rent Expiring and % of UW Base Rent Expiring include $3,808 of rent steps through January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 12 – The Shoppes at Eagle Point

Operating History and Underwritten Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent(3)	$3,289,637	$3,758,141	$3,688,792	$3,789,716	$16.62	82.0%
Straight Line Rent	0	0	125,599	0	$0.00	0.0%
Gross Potential Rent	$3,289,637	$3,758,141	$3,814,391	$3,789,716	$16.62	82.0%
Total Reimbursements	882,924	791,525	802,927	830,238	$3.64	18.0%
Net Rental Income	$4,172,561	$4,549,666	$4,617,318	$4,619,954	$20.26	100.0%
Other Income(4)	562,875	558,150	573,663	558,309	$2.45	12.1%
(Vacancy/Credit Loss)	0	0	0	(230,998)	($1.01)	(5.0%)
Effective Gross Income	$4,735,436	$5,107,816	$5,190,981	$4,947,265	$21.69	107.1%
Total Expenses	$899,787	$962,269	$1,009,975	$987,247	$4.33	20.0%
Net Operating Income	$3,835,649	$4,145,547	$4,181,006	$3,960,019	$17.37	80.0%
Cap Ex, Total TI/LC	0	0	0	216,647	$0.95	4.4%
Net Cash Flow	$3,835,649	$4,145,547	$4,181,006	$3,743,371	$16.42	75.7%
(1)	TTM reflects the trailing 12 months ending February 28, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for remainder of the fields.

(3)	Gross Potential Rent excludes a license agreement and includes $2,899 of rent steps through January 1, 2023.

(4)	Other Income includes PILOT and license agreement income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 13 – Village at Mitchell Ranch

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	2.6%	Net Rentable Area (SF):	146,715
Loan Purpose:	Acquisition	Location:	New Port Richey, FL
Borrower:	Shamaim Mitchell, LLC	Year Built / Renovated:	2019 / NAP
Borrower Sponsor:	Robert A. Davidsohn	Occupancy:	100.0%
Interest Rate:	4.85000%	Occupancy Date:	3/1/2022
Note Date:	4/14/2022	4th Most Recent NOI (As of)(2):	NAV
Anticipated Repayment Date(1):	5/6/2032	3rd Most Recent NOI (As of):	$2,926,897 (12/31/2020)
Interest-only Period(1):	120 months	2nd Most Recent NOI (As of):	$3,738,090 (12/31/2021)
Original Term(1):	120 months	Most Recent NOI (As of):	$3,735,275 (TTM 2/28/2022)
Original Amortization Term(1):	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only - ARD	UW Revenues:	$4,793,806
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,529,879
Lockbox / Cash Management:	Springing	UW NOI:	$3,263,927
Additional Debt:	No	UW NCF:	$3,131,884
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$68,500,000 / $467
Additional Debt Type:	N/A	Appraisal Date:	3/1/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$194
Taxes:	$402,313	$67,052	N/A	Maturity Date Loan / SF(1):	$194
Insurance:	$0	$12,875	N/A	Cut-off Date LTV:	41.6%
Replacement Reserves:	$0	$1,834	$66,022	Maturity Date LTV(1):	41.6%
TI/LC Reserve:	$673,421	$0	N/A	UW NCF DSCR:	2.23x
				UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	40.8%	Purchase Price	$68,000,000	97.3%
Borrower Equity	41,411,732	59.2	Upfront Reserves	1,075,734	1.5
			Closing Costs	835,998	1.2

Total Sources	$69,911,732	100.0%	Total Uses	$69,911,732	100.0%

(1)	The Village at Mitchell Ranch Mortgage Loan (as defined below) has an anticipated repayment date (the “ARD”) of May 6, 2032, and a final maturity date of May 6, 2034, and requires interest-only payments on each due date up to and including the ARD. Prior to the ARD, interest will accrue on the outstanding principal amount of the Village at Mitchell Ranch Mortgage Loan at a rate of 4.85000% per annum. From and after the ARD, interest will accrue on the outstanding principal amount of the Village at Mitchell Ranch Mortgage Loan at a rate of 6.85000% per annum. The information presented in the charts above for Interest-only Period, Original Term, Original Amortization Term, Maturity Date Loan / SF and Maturity Date LTV are based on the ARD.

(2)	The Village at Mitchell Ranch Property (as defined below) was built in 2019, therefore 4th Most Recent NOI is not available.

The Loan. The Village at Mitchell Ranch mortgage loan (the “Village at Mitchell Ranch Mortgage Loan”) has a principal balance as of the Cut-off Date of approximately $28,500,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 146,715 square foot retail property located in New Port Richey, Florida (the “Village at Mitchell Ranch Property”).

The Village at Mitchell Ranch Mortgage Loan has a 10-year term to the ARD, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Village at Mitchell Ranch Mortgage Loan requires interest-only payments on each due date up to and including the ARD. Prior to the ARD, interest will accrue on the outstanding principal amount of the Village at Mitchell Ranch Mortgage Loan at a rate of 4.85000% per annum (the “Initial Interest Rate”). From and after the ARD, interest will accrue on the outstanding principal amount of the Village at Mitchell Ranch Mortgage Loan at a rate of 6.85000% per annum (the “Adjusted Interest Rate”). Any principal outstanding from and after the ARD will accrue interest at the Adjusted Interest Rate rather than the Initial Interest Rate.

The Property. The Village at Mitchell Ranch Property is an anchored retail center with eight, single-story buildings, totaling 146,715 square feet on an approximately 18.84-acre site in New Port Richey, Florida. The Village at Mitchell Ranch Property was built in 2019 and offers 725 surface parking spaces, equating to a parking ratio of approximately 4.94 spaces per 1,000 square feet. The Village at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 13 – Village at Mitchell Ranch

Mitchell Ranch Property is 100.0% leased to 31 diverse tenants whose services include food & beverage and healthcare uses. The Village at Mitchell Ranch Property’s anchor tenants are Sprouts, Michaels and HomeGoods. The Village at Mitchell Ranch Property also includes five retail strip center outparcels that are leased to national and regional tenants including Blaze Pizza, Chipotle Mexican Grill, and Jersey Mike’s Subs. The largest tenant at the Village at Mitchell Ranch Property is Sprouts, which leases 29,896 square feet (20.4% of NRA; 15.0% of UW Base Rent). Other major tenants include Michaels, which leases 21,772 square feet (14.8% of NRA; 7.9% of UW Base Rent) and HomeGoods, which leases 20,000 square feet (13.6% of NRA; 6.4% of UW Base Rent).

COVID-19 Update. As of the date of this term sheet, the Village at Mitchell Ranch Property was open and operating. As of the date of this term sheet, the Village at Mitchell Ranch Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
88.0%	94.9%	98.0%	100.0%
(1)	Historical Occupancies represent the occupancy as of December 31 of each respective year.

(2)	Current Occupancy is as of March 1, 2022.

Major Tenants.

Sprouts (29,896 square feet; 20.4% of NRA; 15.0% of underwritten base rent): Sprouts has been in occupancy since 2019 with a current base rent of $18.90 per square foot and has a lease expiration in July 2034. Sprouts is a supermarket chain headquartered in Phoenix, Arizona. Founded in 2002, Sprouts offers a wide selection of natural and organic foods, including fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items. As of January 2022, Sprouts had a total workforce of approximately 31,000 employees and operated approximately 374 stores in 23 states nationwide. In 2021, Sprouts had net sales of approximately $6.1 billion, a decrease from 2020 due to the COVID-19 pandemic but an approximately 8% increase from 2019. Sprouts does not have any lease termination options.

Michaels (21,772 square feet; 14.8% of NRA; 7.9% of underwritten base rent): Michaels has been in occupancy since 2019 with a current base rent of $13.75 per square foot and has a lease expiration in August 2029. Michaels is a privately held chain of American and Canadian arts and craft stores. Michaels is one of North America’s largest providers of arts, crafts, framing, floral and wall décor, and merchandise for makers and do-it-yourself home decorators. Michaels does not have any lease termination options.

HomeGoods (20,000 square feet; 13.6% of NRA; 6.4% of underwritten base rent): HomeGoods has been in occupancy since 2019 with a current base rent of $12.00 per square foot and has a lease expiration in July 2029. HomeGoods is a chain of home furnishing stores headquartered in Framingham, Massachusetts. HomeGoods was founded as a small chain in 1992 and grew to include hundreds of locations throughout the United States. HomeGoods sells furniture, linens, cooking products, art, and other home accessories. HomeGoods is owned by TJX Companies, and is a sister company to T.J. Maxx, Sierra Trading Post, and Marshalls. For the year ended January 29, 2022, TJX Companies reported total net sales of approximately $48.5 billion, an approximately 51.1% increase from 2021. As of January 29, 2022, HomeGoods accounted for approximately 18.5% of total net sales for TJX Companies. HomeGoods does not have any lease termination options.

ULTA (10,014 square feet; 6.8% of NRA; 6.1% of underwritten base rent): ULTA has been in occupancy since 2019 with a current base rent of $22.95 per square foot and has a lease expiration in November 2029. ULTA is the largest beauty retailer in the United States selling cosmetics, fragrances, skin care and hair care products, in addition to offering salon services. ULTA offers over 25,000 products available at its stores and at its website, ulta.com. As of January 29, 2022, ULTA operates 1,308 stores across all 50 states and reported net sales of approximately $8.63 billion, an approximately 40.3% increase from 2021. ULTA does not have any lease termination options.

Five Below (8,240 square feet; 5.6% of NRA; 4.4% of underwritten base rent): Five Below has been in occupancy since 2019 with a current base rent of $20.00 per square foot and has a lease expiration in July 2029. Five Below is a retailer offering simple electronics, fitness and sporting equipment, affordable clothes, candy, cosmetics and more. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below currently has 1,200 stores in 40 states. Five Below does not have any lease termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 13 – Village at Mitchell Ranch

The following table presents certain information relating to comparable retail leases for the Village at Mitchell Ranch Property:

Comparable Retail Leases(1)
Property / Location	Tenant SF	Tenant	Rent PSF	Commencement Year	Lease Type
Village at Mitchell Ranch New Port Richey, FL	29,896(2)	Sprouts(2)	$18.90(2)	2019(2)	Triple Net(2)
Confidential NAV	136,858	Lowes (Recast)	$7.66	2016	Absolute Net
Bass Pro Tampa, FL	137,100	Bass Pro	$17.35	2017	Triple Net
Commons @ RPB Royal Palm Beach, FL	49,160	Hobby Lobby	$11.00	2017	Triple Net
Grove @ Winter Park Winter Park, FL	39,795	24-Hour Fitness	$10.75	2017	Triple Net
Confidential NAV	120,315	Lowes (New)	$4.07	2017	Absolute Net
Regency Court Jacksonville, FL	46,596	Surge	$6.00	2018	Triple Net
Orlando Square Orlando, FL	49,050	Floor & Décor	$16.75	2018	Triple Net
Albany Mall Albany, GA	45,554	Burlington	$15.00	2019	Triple Net
St Cloud Commons Orlando, FL	55,105	Marshall’s (New)	$8.75	2019	Triple Net
Newberry Square Gainesville, FL	84,146	Floor & Décor	$8.50	2020	Triple Net

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 1, 2022.

The following table presents certain information relating to comparable retail sales for the Village at Mitchell Ranch Property:

Comparable Retail Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
Village at Mitchell Ranch New Port Richey, FL	146,715(2)	2019 / NAP	100.0%(2)	-	-	-
Shoppes at Woolbright Boynton Beach, FL	146,640	2008 / NAP	98.0%	Jan-22	$70,200,000	$479
Fountains of Boynton Boynton Beach, FL	174,996	1995 / 2017	100.0%	Dec-21	$79,500,000	$454
Shoppes at Nona Place Orlando, FL	60,250	2018 / NAP	100.0%	Aug-21	$35,000,000	$581
University Corner Bradenton, FL	55,831	2018 / NAP	100.0%	Dec-20	$24,000,000	$430
Market At Mirada Dade City, FL	60,100	2021 / NAP	100.0%	Dec-21	$22,000,000	$366

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 13 – Village at Mitchell Ranch

The Market. The Village at Mitchell Ranch Property is located within the Tampa-St. Petersburg-Clearwater Metropolitan Statistical Area (the “Tampa MSA”) in Pasco County, Florida. The Tampa MSA offers a variety of post-secondary educational opportunities through universities like The University of South Florida and The University of Tampa. There are numerous recreational attractions in the region including Busch Gardens, MLB Spring Training, and Professional Sports teams such as the Tampa Bay Rays, the Tampa Bay Buccaneers, and the Tampa Bay Lightning. Top employers in the Tampa MSA are BayCare Health System, Publix Super Markets Inc., Hillsborough County School District, HCA West Florida Division, MacDill Air Force Base, University of South Florida System, Pinellas County School District, Polk County Public School District, AdventHealth West Florida Division, and the State of Florida.

According to the appraisal, the Village at Mitchell Ranch Property is located within the Pasco County retail submarket. As of the fourth quarter of 2021, the Pasco County submarket had a retail inventory of approximately 28.5 million square feet with a vacancy rate of 5.8%, higher than the overall Tampa MSA vacancy rate of 3.8%. The effective rental rate for the submarket was $16.35 per square foot, slightly lower than the overall Tampa MSA market rent of $18.34 per square foot. There have been 185,532 square feet of completions and 247,853 square feet of positive net absorption for the last 12 months as of the fourth quarter of 2021 in the Pasco County retail submarket.

The estimated 2021 population within a one-, three- and five-mile radius of the Village at Mitchell Ranch Property was 3,083, 53,084, and 126,679, respectively. The estimated 2021 median household income within the same radii was $53,079, $61,442, and $50,040, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Sprouts	NR/NR/NR	29,896	20.4%	$18.90	$565,034	15.0%	7/31/2034
Michaels	B1/B/NR	21,772	14.8	$13.75	299,365	7.9	8/31/2029
HomeGoods	A2/A/NR	20,000	13.6	$12.00	240,000	6.4	7/31/2029
ULTA	NR/NR/NR	10,014	6.8	$22.95	229,821	6.1	11/30/2029
Five Below	NR/NR/NR	8,240	5.6	$20.00	164,800	4.4	7/31/2029
Top Five Tenants		89,922	61.3%	$16.67	$1,499,021	39.7%

Other Tenants		56,793	38.7%	$40.05	$2,274,572	60.3%

Occupied Collateral Total		146,715	100.0%	$25.72	$3,773,593	100.0%

Vacant Space		0	0.0%

Collateral Total		146,715	100.0%

(1)	Based on underwritten rent roll dated March 1, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps through March 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 13 – Village at Mitchell Ranch

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring(3)	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	4,180	2.8	174,842	4.6	4,180	2.8%	$174,842	4.6%
2025	0	0	0.0	0	0.0	4,180	2.8%	$174,842	4.6%
2026	0	0	0.0	0	0.0	4,180	2.8%	$174,842	4.6%
2027	1	1,200	0.8	39,000	1.0	5,380	3.7%	$213,842	5.7%
2028	1	900	0.6	28,737	0.8	6,280	4.3%	$242,579	6.4%
2029	15	90,384	61.6	1,923,339	51.0	96,664	65.9%	$2,165,917	57.4%
2030	6	11,800	8.0	499,145	13.2	108,464	73.9%	$2,665,063	70.6%
2031	3	7,155	4.9	262,820	7.0	115,619	78.8%	$2,927,883	77.6%
2032	1	1,200	0.8	50,676	1.3	116,819	79.6%	$2,978,559	78.9%
2033 & Beyond	3	29,896	20.4	795,034	21.1	146,715	100.0%	$3,773,593	100.0%
Total	31	146,715	100.0%	$3,773,593	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through March 2023.

Operating History and Underwritten Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$3,058,320	$3,615,677	$3,604,560	$3,773,593	$25.72	74.8%
Straight Line Rent	132,248	137,559	0	0	0.00	0.0
Gross Potential Rent	$3,190,568	$3,753,236	$3,604,560	$3,773,593	$25.72	74.8%
Total Reimbursements	622,489	740,531	754,787	1,269,860	8.66	25.2
Net Rental Income	$3,813,057	$4,493,767	$4,359,347	$5,043,453	$34.38	100.0%
Other Income(4)	1,284	234,140	379,255	2,525	0.02	0.1
(Vacancy/Credit Loss)	0	0	0	(252,173)	(1.72)	(5.0)
Effective Gross Income	$3,814,341	$4,727,907	$4,738,602	$4,793,806	$32.67	95.1%
Total Expenses	$887,444	$989,817	$1,003,327	$1,529,879	$10.43	31.9%
Net Operating Income	$2,926,897	$3,738,090	$3,735,275	$3,263,927	$22.25	68.1%
Cap Ex, Total TI/LC	56,633	0	0	132,044	0.90	2.8
Net Cash Flow	$2,870,264	$3,738,090	$3,735,275	$3,131,884	$21.35	65.3%
(1)	TTM reflects the trailing 12 months ending February 28, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for remainder of the fields.

(3)	Base Rent includes rent steps taken through March 2023.

(4)	Other Income includes outparcel CAM.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 14 – Twin Spans Business Park and Delaware River Industrial Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$28,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,000,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	2.6%	Net Rentable Area (SF):	2,180,017
Loan Purpose:	Refinance	Location:	New Castle, DE
Borrowers:	600 SLW 2, LLC, DRIP 2 Lot 5,	Year Built / Renovated:	Various / NAP
	LLC, DRIP 2, LLC and TSBP 2,	Occupancy:	98.2%
	LLC	Occupancy Date(4):	Various
Borrower Sponsors(2):	Various	4th Most Recent NOI (As of):	$9,655,202 (12/31/2018)
Interest Rate:	3.64950%	3rd Most Recent NOI (As of):	$10,049,316 (12/31/2019)
Note Date:	1/28/2022	2nd Most Recent NOI (As of):	$10,969,093 (12/31/2020)
Maturity Date:	2/6/2032	Most Recent NOI (As of):	$10,995,342 (TTM 11/30/2021)
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$15,533,384
Original Amortization Term:	None	UW Expenses:	$3,582,225
Amortization Type:	Interest Only	UW NOI:	$11,951,159
Call Protection:	L(28),D(88),O(4)	UW NCF:	$11,395,097
Lockbox / Cash Management:	Springing	Appraised Value / Per SF:	$224,250,000 / $103
Additional Debt(1):	Yes	Appraisal Date:	1/5/2022
Additional Debt Balance(1):	$110,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$63
Taxes:	$853,045	$142,174	N/A	Maturity Date Loan / SF:	$63
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	61.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.23x
Unfunded Obligations Reserve:	$139,982	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$138,000,000	100.0%	Loan Payoff	$89,548,238	64.9%
			Return of Equity	45,626,489	33.1
			Closing Costs	1,832,245	1.3
			Reserves	993,028	0.7
Total Sources	$138,000,000	100.0%	Total Uses	$138,000,000	100.0%

(1)	The Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $138.0 million (the “Twin Spans Business Park and Delaware River Industrial Park Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan.

(2)	The borrower sponsors are E. Thomas Harvey, III, E. Thomas Harvey III Revocable Trust U/A/D April 19, 1990, As Amended, JWH 2017 Delaware Trust, JVWH 2017 Delaware Trust, ETH 2017 Delaware Trust and TJH 2017 Delaware Trust.

(3)	The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes (initially estimated at approximately $142,174). The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage; provided, however, such insurance reserve is waived so long as the borrowers maintain a blanket policy meeting the requirements of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents. During a Trigger Period (as defined below), the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $18,167. During a Trigger Period, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $27,250. A “Trigger Period” means a period (A) commencing upon the occurrence of an event of default, and (B) expiring upon the cure and the acceptance by lender (if applicable) of such event of default. Upon the occurrence of a Trigger Period, excess cash flow will be held in the cash management account.

(4)	Based on underwritten rent rolls dated January 1, 2022 and January 28, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 14 – Twin Spans Business Park and Delaware River Industrial Park

The Loan. The Twin Spans Business Park and Delaware River Industrial Park mortgage loan (the “Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a portfolio of 14 warehouse/distribution properties located in New Castle, Delaware (the “Twin Spans Business Park and Delaware River Industrial Park Properties”). The Twin Spans Business Park and Delaware River Industrial Park Whole Loan was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an aggregate outstanding principal balance as of the Cut-off Date of $138.0 million. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan consists of three pari passu notes and accrues interest at a rate of 3.64950% per annum. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $28.0 million. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C15 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BBCMS 2022-C15	Yes
A-2	$28,000,000	$28,000,000	BBCMS 2022-C16	No
A-3	$50,000,000	$50,000,000	Benchmark 2022-B33	No
Whole Loan	$138,000,000	$138,000,000

The Property. The Twin Spans Business Park and Delaware River Industrial Park Properties consist of 14 industrial buildings totaling 2,180,017 square feet located in New Castle, Delaware. Situated on the western banks of the Delaware River, the Twin Spans Business Park and Delaware River Industrial Park Properties are situated within two industrial and logistics parks, Twin Spans Business Park and Delaware River Industrial Park. The Twin Spans Business Park and Delaware River Industrial Park Properties were built between 1960 and 2018 and feature ceiling heights ranging from 20 to 37 feet, wide column spacing and numerous loading docks and drive-in doors. As of the underwritten rent rolls dated January 1, 2022 and January 28, 2022, the Twin Spans Business Park and Delaware River Industrial Park Properties were 98.2% leased to 23 different tenants from various industries including national, regional, and local food service groups, auto part materials distributors, personal protective equipment suppliers and freight logistics firms. No single tenant across the Twin Spans Business Park and Delaware River Industrial Park Properties occupies more than 15.4% of net rentable area or makes up more than 14.1% of UW Base Rent. Additionally, 10 of the 23 tenants, accounting for 46.3% of UW Base Rent, have been at the Twin Spans Business Park and Delaware River Industrial Park Properties for at least 14 years.

The following table presents detailed information with respect to each of the Twin Spans Business Park and Delaware River Industrial Park Properties:

Portfolio Summary
Property Name	City, State	Property Subtype	Allocated Whole Loan Amount	Total Sq. Ft.	Year Built	As-Is Appraised Value	U/W EGI	Occ. (%)	# of Tenants
350 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	$25,750,000	421,291	2007	$40,750,000	$2,834,599	99.8%	2
301 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	18,500,000	335,046	2002	32,950,000	2,103,763	100.0%	1
400 Ships Landing Way	New Castle, DE	Warehouse / Distribution	15,400,000	235,000	1996	23,550,000	1,824,640	100.0%	1
800 Ships Landing Way	New Castle, DE	Warehouse / Distribution	14,350,000	226,200	2002	23,000,000	1,634,997	100.0%	2
6 Dockview	New Castle, DE	Warehouse / Distribution	12,900,000	201,079	2000	19,700,000	1,502,158	100.0%	3
501 Ships Landing Way	New Castle, DE	Warehouse / Distribution	9,600,000	159,630	1998	14,600,000	1,180,685	100.0%	3
250 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	7,700,000	106,800	2004	12,550,000	903,310	100.0%	2
10 Dockview Drive	New Castle, DE	Warehouse / Distribution	6,400,000	100,630	2018	10,300,000	709,875	100.0%	3
7-23 Harborview Drive	New Castle, DE	Warehouse / Distribution	5,750,000	68,067	1999	9,300,000	680,137	100.0%	3
200 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	5,600,000	101,182	2007	10,200,000	651,534	100.0%	2
300 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	5,400,000	83,850	1960	8,850,000	610,728	100.0%	1
27-55 Harborview Drive	New Castle, DE	Warehouse / Distribution	5,150,000	68,453	1990	9,050,000	557,313	86.0%	2
100 Ships Landing	New Castle, DE	Warehouse / Distribution	3,000,000	44,800	2001	4,700,000	339,645	100.0%	1
600 Ships Landing Way	New Castle, DE	Warehouse / Distribution	2,500,000	27,989	2004	4,750,000	0	0.0%	0
Total / Wtd. Avg.			$138,000,000	2,180,017		$224,250,000	$15,533,384	98.2%	26

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 14 – Twin Spans Business Park and Delaware River Industrial Park

COVID-19 Update. As of the date of this term sheet, the Twin Spans Business Park and Delaware River Industrial Park Properties are open and operating. As of the date of this term sheet, the borrower has reported that 100% of the April 2022 rent payments were received. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan is current on loan payments. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan is not currently subject to any modification or forbearance requests.

Major Tenants.

Tire Rack, Inc (335,046 square feet; 15.4% of aggregate NRA; 14.1% of aggregate underwritten base rent). Tire Rack, Inc is a customer-direct wheels and car accessories distributor that has grown into a nationwide company that distributes more than two million tires annually. Tire Rack, Inc uses its space at the Twin Spans Business Park and Delaware River Industrial Park Properties as a distribution center for online and phone orders and has a small showroom to display its 24 tire brands. Tire Rack, Inc has occupied its space at the 301 Anchor Mill Road property since September 2002 and recently executed a five-year renewal option through June 30, 2027.

Zenith Products Corp (276,839 square feet; 12.7% of aggregate NRA; 13.6% of aggregate underwritten base rent). Zenith Products Corp was founded after World War II in Philadelphia, Pennsylvania as a small metal fabricating business making window boxes and small cabinets. Since then, the company has expanded and added capabilities with various metal presses for medicine cabinets, becoming a pioneer in the bath storage and organization industry. Zenith Products Corp has occupied 235,000 square feet at the 400 Ships Landing Way property since April 2010 and expanded into the 6 Dockview property (41,839 square feet) in August 2021. Zenith Products Corp has a one-time termination option on April 1, 2025 for its 235,000 square feet space at the 400 Ships Landing Way property upon delivery of 180 days’ notice and payment of a termination fee.

Iron Mountain (197,840 square feet; 9.1% of aggregate NRA; 10.8% of aggregate underwritten base rent). Iron Mountain was founded in 1951 and is a global leader of storage and information management services. Iron Mountain stores and protects billions of valued assets, including business information, highly sensitive data and cultural and historical artifacts. Iron Mountain has occupied 134,240 square feet at the 6 Dockview property since December 2000 and 63,600 square feet at the 250 Anchor Mill Road property since September 2004.

Historical and Current Occupancy
2018(1)(2)	2019(1)(2)	2020(1)(2)	Current(3)
97.7%	98.6%	100.0%	98.2%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Historical occupancies for the historical periods exclude the 600 Ships Landing Way property since this property was acquired by the borrower sponsors in September 2021.

(3)	Current occupancy is as of January 1, 2022 and January 28, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 14 – Twin Spans Business Park and Delaware River Industrial Park

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date(4)
Tire Rack, Inc	NR/NR/NR	335,046	15.4%	$5.20	$1,742,239	14.1%	6/30/2027
Zenith Products Corp(5)	NR/NR/NR	276,839	12.7	$6.06	1,677,215	13.6	7/31/2023
Best Warehousing & Transportation	NR/NR/NR	216,664	9.9	$5.72	1,238,984	10.0	4/30/2025
Hermann Warehouse Corp.(6)	NR/NR/NR	203,892	9.4	$4.80	979,680	7.9	4/30/2024
Iron Mountain(7)	Ba3/BB-/NR	197,840	9.1	$6.75	1,335,874	10.8	2/28/2026
The Hibbert Company(8)	NR/NR/NR	134,373	6.2	$6.15	825,845	6.7	1/31/2028
CEVA Logistics US Inc	B2/BB+/NR	125,000	5.7	$5.15	643,171	5.2	6/30/2023
Choctaw-Kaul Distribution Co	NR/NR/NR	104,268	4.8	$5.50	573,474	4.7	8/31/2027
Speakman Co(6)	NR/NR/NR	83,850	3.8	$5.48	459,498	3.7	5/31/2026
Carlyle Cocoa	NR/NR/NR	43,483	2.0	$8.24	358,300	2.9	8/31/2024
Total Major Tenants		1,721,255	79.0%	$5.71	$9,834,281	79.8%

Other Tenants		421,173	19.3%	$5.93	$2,496,740	20.2%

Occupied Collateral Total / Wtd. Avg.		2,142,428	98.3%	$5.76	$12,331,021	100.0%
Vacant Space		37,589	1.7%

Collateral Total		2,180,017	100.0%

(1)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $795,691 of contractual rent steps through June 2023 and $13,598 of straight-line rent to Timken Co.

(4)	Certain tenants have the following renewal/extension options: Tire Rack, Inc – five, one-year options; Iron Mountain, The Hibbert Company, CEVA Logistics US Inc, and Choctaw-Kaul Distribution Co – one, five-year option each; Hermann Warehouse Corp. and Speakman Co. – two, five-year options each.

(5)	Zenith Products Corp leases 235,000 square feet at the 400 Ships Landing Way property expiring on March 31, 2027 and 41,839 square feet at the 6 Dockview property expiring on July 31, 2023. Additionally, the tenant has a one-time termination option on April 1, 2025 for its 235,000 square feet space at the 400 Ships Landing Way property upon delivery of 180 days’ notice and payment of a termination fee.

(6)	Speakman Co is subleasing the entirety of its space (83,850 square feet) to Hermann Warehouse Corp., the fifth largest tenant at the Twin Spans Business Park and Delaware River Industrial Park Properties, through May 31, 2026.

(7)	Iron Mountain leases 134,240 square feet at the 6 Dockview property expiring on February 28, 2026 and 63,600 square feet at the 250 Anchor Mill Road property expiring on March 31, 2025.

(8)	The Hibbert Company currently occupies two suites: 101,200 square feet expiring on January 31, 2028 at the 800 Ships Landing Way property and 33,173 square feet on a month-to-month basis at the 10 Dockview Drive property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 14 – Twin Spans Business Park and Delaware River Industrial Park

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	37,589	1.7%	NAP	NAP	37,589	1.7%	NAP	NAP
2022 & MTM	5	165,549	7.6	$1,056,082	8.6%	203,138	9.3%	$1,056,082	8.6%
2023	2	166,839	7.7	880,189	7.1	369,977	17.0%	$1,936,271	15.7%
2024	4	287,557	13.2	1,555,325	12.6	657,534	30.2%	$3,491,596	28.3%
2025	5	399,721	18.3	2,283,577	18.5	1,057,255	48.5%	$5,775,173	46.8%
2026	3	252,913	11.6	1,546,850	12.5	1,310,168	60.1%	$7,322,023	59.4%
2027	5	733,914	33.7	4,176,824	33.9	2,044,082	93.8%	$11,498,847	93.3%
2028	2	135,200	6.2	832,174	6.7	2,179,282	100.0%	$12,331,021	100.0%
2029	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2030	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2031	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2032 & Beyond	1	735	0.0	0	0.0	2,180,017	100.0%	$12,331,021	100.0%
Total	27	2,180,017	100.0%	$12,331,021	100.0%
(1)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

(2)	UW Base Rent Expiring and % of UW Base Rent Expiring are inclusive of approximately $795,691 of contractual rent steps through June 2023 and $13,598 of straight-line rent to Timken Co.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$10,331,886	$10,601,579	$11,015,388	$11,164,104	$11,521,732	$5.29	70.5%
Rent Steps(4)	0	0	0	0	795,691	0.36	4.9
Straight-Line Rent	0	0	0	0	13,598	0.01	0.1
Vacant Income	0	0	0	0	351,794	0.16	2.2
Gross Potential Rent	$10,331,886	$10,601,579	$11,015,388	$11,164,104	$12,682,815	$5.82	77.6%
Total Reimbursements	2,270,404	2,815,987	3,215,705	3,424,248	3,670,173	1.68	22.4
Total Other Income	802	0	0	0	0	0.00	0.0
Net Rental Income	$12,603,092	$13,417,567	$14,231,093	$14,588,352	$16,352,988	$7.50	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(819,604)	(0.38)	(5.0)
Effective Gross Income	$12,603,092	$13,417,567	$14,231,093	$14,588,352	$15,533,384	$7.13	95.0%
Total Expenses	$2,947,890	$3,368,250	$3,262,000	$3,593,010	$3,582,225	$1.64	23.1%
Net Operating Income	$9,655,202	$10,049,316	$10,969,093	$10,995,342	$11,951,159	$5.48	76.9%
Total TI/LC, Capex/RR	0	0	0	0	556,062	0.26	3.6
Net Cash Flow	$9,655,202	$10,049,316	$10,969,093	$10,995,342	$11,395,097	$5.23	73.4%
(1)	TTM represents the trailing 12 months ending November 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent is based on the underwritten rent rolls as of January 1, 2022 and January 28, 2022.

(4)	Rent Steps are taken through June 2023.

The Market. The Twin Spans Business Park and Delaware River Industrial Park Properties consist of 14 properties located in the New Castle County submarket within the Philadelphia – PA market. The Twin Spans Business Park and Delaware River Industrial Park Properties are situated proximate to Interstate 295, which connects to New Jersey by way of the Delaware Memorial Bridge and Interstate 95, a few miles to the west. Additionally, the area is served by several major arteries, including DE Route 40, US Route 13 (DuPont Highway), and DE Route 141 (Basin Road). All of these roadways provide area residents with access to Wilmington, suburban employment centers, and local shopping. The New Castle County Airport is situated on Route 13 a short distance south of Basin Road and offers both private passenger and freight service. Development throughout New Castle is varied and includes residential, commercial, industrial, and institutional uses. The area includes a total of 2,970,237 employees and has a 7.5% unemployment rate. The top three industries within the area are Health Care/Social Assistance, Educational Services and Prof/Scientific/Tech Services, which represent a combined total of 38% of the population. According to the appraisals, the 2021 population within a one-, three- and five-mile radius of the Twin Spans Business Park was 7,007, 39,151, and 111,104, respectively. The 2021 average household income within the same radii was $90,312, $77,923, and $75,508, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 14 – Twin Spans Business Park and Delaware River Industrial Park

According to the appraisals, as of the third quarter of 2021, the New Castle County warehouse submarket consisted of approximately 32,972,514 square feet of warehouse space, of which 31,634,158 square feet was occupied (including sublet space). The submarket has an asking rent of $8.26 per square foot and an occupancy of 95.9%.

The following table presents certain information relating to comparable office leases for the Twin Spans Business Park and Delaware River Industrial Park Properties:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built	Tenant	Base Rent PSF(2)	Commencement Date	Structure
100 Ships Landing New Castle, DE	44,800	2001	Timken Co	$6.00	4/2001	NNN
200 Anchor Mill Road New Castle, DE	101,182	2007	Various	$6.00	Various	NNN
250 Anchor Mill Road New Castle, DE	106,800	2004	Various	$6.50	Various	NNN
301 Anchor Mill Road New Castle, DE	335,046	2002	Tire Rack, Inc	$5.50	9/2002	NNN
350 Anchor Mill Road New Castle, DE	421,291	2007	Various	$5.50/$10.00	Various	NNN
300 Anchor Mill Road New Castle, DE	83,850	1960	Speakman Co	NAV	4/2003	NAV
400 Ships Landing Way New Castle, DE	235,000	1996	Zenith Products Corp	$5.50	4/2010	NNN
501 Ships Landing Way New Castle, DE	159,630	1998	Various	$5.50/$6.00	Various	NNN
800 Ships Landing Way New Castle, DE	226,200	2002	Various	$5.50	Various	NNN
27-55 Harborview Drive New Castle, DE	68,453	1990	Various	$7.00/$8.00	Various	NNN
7-23 Harborview Drive New Castle, DE	68,067	1999	Various	$6.00/$8.50	Various	NNN
6 Dockview New Castle, DE	201,079	2000	Various	$5.50/$6.00	Various	NNN
10 Dockview Drive New Castle, DE	100,630	2018	Various	$6.00	Various	NNN
600 Ships Landing Way New Castle, DE	NAP	2004	NAP	$10.00	NAP	NNN
500 W. Basin Road New Castle, DE	116,350	1973	American Furniture Rentals	$6.34	1/2022	Modified Gross
820 Federal School Road New Castle, DE	1,080,322	2021	Amazon	$9.36	8/2021	NNN
2411 Bear Corbitt Road New Castle, DE	217,748	2021	New Acme LLC	$5.05	4/2021	NNN
300 White Clay Drive New Castle, DE	124,800	1983	Sardo & Sons	$5.00	5/2021	NNN
50 Harbor View Drive New Castle, DE	129,168	2023	PODS Enterprises, LLC	$7.75	2023	NNN
600 Pencader Drive Newark, DE	94,832	2001	DB USA	$5.75	Various	NNN
1800 Ogletown Road New Castle, DE	58,583	1990	Echo Data Services	$5.15	12/2020	NNN
301 Ruthar Drive Newark, DE	13,500	1987	Kosmos	$6.22	7/2019	NNN
12 McCullough Drive New Castle, DE	18,410	1988	Total Trans Logistics	$6.00	11/2020	NNN
620 A Street Wilmington, DE	21,915	1982	TBE International	$6.00	Various	NNN
20 Corporate Circle New Castle, DE	30,000	-	L&W Supply	$6.25	3/2021	NNN

(1)	Source: Appraisal.

(2)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

Partial Release. Provided that no event of default is continuing under the Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents, at any time two years following the closing date of the BBCMS 2022-C16 securitization, the borrowers may deliver defeasance collateral and obtain release of one or more individual Twin Spans Business Park and Delaware River Industrial Park Properties, in each case, provided that, among other conditions, (i) the borrowers defease the portion of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan in an amount equal to the sum of (a) 110% of the allocated loan amount for the individual Twin Spans Business Park and Delaware River Industrial Park Property being released, plus (b) any applicable Partial Release Rebalancing Amount (as defined below), (ii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio for the remaining Twin Spans Business Park and Delaware River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 14 – Twin Spans Business Park and Delaware River Industrial Park

Industrial Park Properties is greater than the greater of (a) 2.21x, and (b) the debt service coverage ratio for all of the then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties (including the individual Twin Spans Business Park and Delaware River Industrial Park Property to be released) for the 12 months immediately preceding such release (“DSCR Test”), (iii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio for all of the then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties is no greater than the lesser of (a) 61.5%, and (b) the loan-to-value ratio for all then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties (including the individual Twin Spans Business Park and Delaware River Industrial Park Property to be released) immediately preceding such release (“LTV Test”), (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield for the remaining Twin Spans Business Park and Delaware River Industrial Park Properties is no less than the greater of (a) 8.60% and (b) the debt yield for all of the Twin Spans Business Park and Delaware River Industrial Park Properties (including the individual Twin Spans Business Park and Delaware River Industrial Park Property to be released) for the 12 months immediately preceding such release (“DY Test”), (v) in the event that any of the required DSCR Test, LTV Test, and/or DY Test requirements are not satisfied, and provided the other requirements for such release under the related Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents are satisfied, the borrowers may satisfy such DSCR Test, LTV Test, and/or DY Test requirements by defeasing a portion of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan equal to an amount that, when deducted from the then-outstanding principal balance, would result in a debt service coverage ratio, loan-to-value ratio, and debt yield that satisfies the DSCR Test, LTV Test, and DY Test requirements (such amount, the “Partial Release Rebalancing Amount”), (vi) the borrowers deliver, if requested by the lender, servicer or one or more rating agencies, a REMIC opinion, and (vii) the borrowers deliver a rating agency confirmation. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 15 – Stockton Self Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,974,325	Property Type – Subtype:	Various - Various
% of IPB:	2.3%	Net Rentable Area (SF):	464,535
Loan Purpose:	Refinance	Location:	Various, CA
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Steven L. Diede	Occupancy(4):	97.8%
Interest Rate:	5.14400%	Occupancy Date:	Various
Note Date:	4/21/2022	4th Most Recent NOI (As of):	$3,577,848 (12/31/2019)
Maturity Date:	5/6/2032	3rd Most Recent NOI (As of):	$3,734,908 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,051,765 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$4,339,307 (TTM 3/31/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	78.5%
Amortization Type:	Amortizing Balloon	UW Revenues:	$5,975,092
Call Protection(3):	L(25),D(90),O(5)	UW Expenses:	$1,821,673
Lockbox / Cash Management:	Springing	UW NOI:	$4,153,419
Additional Debt(1):	Yes	UW NCF:	$4,075,395
Additional Debt Balance(1):	$13,985,622	Appraised Value / PSF:	$79,350,000 / $171
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$84
Taxes:	$55,257	$27,629	N/A	Maturity Date Loan / SF:	$69
Insurance:	$56,532	$5,855	N/A	Cut-off Date LTV:	49.1%
Replacement Reserve:	$0	$6,502	N/A	Maturity Date LTV:	40.6%
Deferred Maintenance:	$0	$0	N/A	UW NCF DSCR:	1.60x
Other Reserve:	$0	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$39,000,000		100.0%	Payoff Existing Debt	$20,170,671	51.7%
				Return of Equity	18,375,778	47.1
				Closing Costs	341,762	0.9
				Reserves	111,789	0.3
Total Sources	$39,000,000		100.0%	Total Uses	$39,000,000	100.0%

(1)	The Stockton Self Storage Portfolio Mortgage Loan (as defined below) is part of the Stockton Self Storage Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $39,000,000. The Financial Information in the chart above reflects the Stockton Self Storage Portfolio Whole Loan. For additional information, see “The Loan” below.

(2)	The borrowers under the Stockton Self Storage Portfolio Mortgage Loan are Airport Road Self Storage, LLC, Beckman Road, LLC, Eight Mile Road Self Storage, LLC, Hwy 88 Self-Storage, LLC, Hwy 99 Self Storage - GALT, LLC and Morada Self Storage, LLC.

(3)	Defeasance of the Stockton Self Storage Portfolio Whole Loan is permitted at any time after the earlier to occur of (a) April 21, 2025 and (b) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Stockton Self Storage Portfolio Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in June 2022. The actual lockout period may be longer.

(4)	Occupancy is as of April 15, 2022 for all of the Stockton Self Storage Portfolio Properties (as defined below) except Beckman Road Industrial, which is as of April 21, 2022.

(5)	Appraisal Dates for the Stockton Self Storage Portfolio Properties range from March 1, 2022 to March 28, 2022.

The Loan. The Stockton Self Storage Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee interests in five self storage facilities and one industrial property located in Rio Vista, Stockton, Lockeford, Lodi and Galt, California (the “Stockton Self Storage Portfolio Properties”). The Stockton Self Storage Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of approximately $39.0 million and is comprised of two pari passu notes. The controlling Note A-1 with an original principal balance of $25.0 million will be included in the BBCMS 2022-C16 securitization trust (the “Stockton Self Storage Portfolio Mortgage Loan”). The Stockton Self Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C16 securitization trust. The remaining note is expected to be contributed to a future securitization. See “Description of the Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 15 – Stockton Self Storage Portfolio

Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The Stockton Self Storage Portfolio Whole Loan has a 10-year term and amortizes on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$24,974,325	BBCMS 2022-C16	Yes
A-2	$14,000,000	$13,985,622	CGCMT 2022-GC48(1)	No
Total	$39,000,000	$38,959,947

(1)	CGCMT 2022-GC48 is anticipated to settle on June 21, 2022.

The Properties. The Stockton Self Storage Portfolio Properties contain 464,535 square feet and are located in Rio Vista, Stockton, Lockeford, Lodi and Galt, California.

The following table presents certain information relating to the Stockton Self Storage Portfolio Properties:

Portfolio Summary
Property Name	Property Subtype	Year Built	SF	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Airport Road Self Storage	Self Storage	2000, 2003, 2006, 2018	113,170	$9,157,252	36.7%	$28,890,000	36.4%	$1,468,931	35.4%
Morada Self Storage	Self Storage	2002	98,700	4,866,791	19.5	15,950,000	20.1	896,616	21.6
Highway 88 Self Storage	Self Storage	2003	68,475	3,265,873	13.1	9,550,000	12.0	527,648	12.7
Beckman Road Industrial	Manufacturing	1980	99,000	3,201,837	12.8	11,700,000	14.7	537,228	12.9
Highway 99 Self Storage	Self Storage	1982	50,240	2,689,543	10.8	8,010,000	10.1	429,788	10.3
Eight Mile Road Self Storage	Self Storage	1990	34,950	1,793,028	7.2	5,250,000	6.6	293,207	7.1
Total			464,535	$24,974,325	100.0%	$79,350,000	100.0%	$4,153,419	100.0%

(1)	Following the defeasance lockout period, and provided no event of default then exists, the loan documents permit the release of the Beckman Road Industrial property upon the borrower defeasing a portion of the mortgage loan in the amount equal to the greatest of (a) 110% of the allocated loan amount (b) the amount which would result in the LTV on the remaining properties, after giving effect to such release, being not more than 49.1%, (c) the DSCR on the remaining mortgaged properties, after giving effect to such release, being not less than 1.60x and (d) the debt yield on the remaining mortgaged properties, after giving effect to such release, being not less than 10.4%. Additionally, solely in the event that the California Department of Transportation commences an imminent domain proceeding with respect to the Eight Mile Road Self Storage property, the lender will release such mortgaged property upon the borrower defeasing a portion of the mortgage loan in the amount equal to the greatest of (a) 110% of the allocated loan amount (b) the amount which would result in the LTV on the remaining properties, after giving effect to such release, being not more than 49.1%, (c) the DSCR on the remaining mortgaged properties, after giving effect to such release, being not less than 1.60x and (d) the debt yield on the remaining mortgaged properties, after giving effect to such release, being not less than 10.4%.

Airport Road Self Storage. The Airport Road Self Storage property is comprised of 688 units totaling 113,170 square feet built in phases in 2000, 2003, 2006 and 2018 on 12.75 acres and located in Rio Vista, California. The Airport Road Self Storage property was 94.3% occupied as of April 15, 2022. The borrower sponsor is the original developer of the Airport Road Self Storage property.

Morada Self Storage. The Morada Self Storage property is comprised of 560 units totaling 98,700 square feet built in 2002 on 7.19 acres and is located in Stockton, California. The Morada Self Storage property also includes 27 uncovered parking spaces and 33 covered parking spaces. The Morada Self Storage property was 99.2% occupied as of April 15, 2022. The borrower sponsor is the original developer of the Morada Self Storage property.

Highway 88 Self Storage. The Highway 88 Self Storage property is comprised of 402 units totaling 68,475 square feet built in 2003 on 4.42 acres and located in Lockeford, California. Additionally, the Highway 88 Self Storage property has 32 covered parking spaces and 27 uncovered parking spaces. The Highway 88 Self Storage property was 98.1% occupied as of April 15, 2022. The borrower sponsor is the original developer of the Highway 88 Self Storage property.

Beckman Road Industrial. The Beckman Road Industrial property is a 99,000 square feet industrial property built in 1980 on 5.29 acres and located in Lodi, California. The Beckman Road Industrial property is 100% occupied as of April 21, 2022 by Cepheid on a ten-year lease for $6.15 per square feet that runs through January 2031. The improvements were recently extensively repurposed for medical manufacturing. Cepheid is adding additional office space to a second floor; however this space is currently unfinished and is not included in the presented square footage. In February 2021, Cepheid, a subsidiary of Danaher Corporation, fully leased the Beckman Road Industrial property and began extensive tenant improvement work. The borrower sponsor acquired the Beckman Road Industrial property in 2006.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

No. 15 – Stockton Self Storage Portfolio

Highway 99 Self Storage. The Highway 99 Self Storage property is comprised of 317 units totaling 50,240 square feet, was built in 1982 on 5.29 acres and is located in Galt, California. The Highway 99 Self Storage property also has 111 uncovered parking spaces. The Highway 99 Self Storage property was 98.6% occupied as of April 15, 2022. The borrower sponsor acquired the Highway 99 Self Storage property in 2001.

Eight Mile Road Self Storage. The Eight Mile Road Self Storage property is comprised of 315 units totaling 34,950 square feet built in 1990 on 2.41 acres and located in Lodi, California. The Eight Mile Road Self Storage property also provides for 11 uncovered parking spaces and five covered parking spaces. The Eight Mile Road Self Storage property was 97.1% occupied as of April 15, 2022. The borrower sponsor was the original developer of the Eight Mile Road Self Storage property.

Historical and Current Occupancy
2019(1)	2020(1)(2)	2021(1)	Current(3)
93.4%	71.8%	97.7%	97.8%
(1)	Historical occupancy is as of December 31 of each respective year.

(2)	The Beckman Road Industrial property was vacant as of December 31, 2020.

(3)	Current Occupancy is as of April 15, 2022 for all of the Stockton Self Storage Portfolio Properties except Beckman Road Industrial, which is as of April 21, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	PSF	%(2)
Gross Potential Rent	$4,895,130	$5,060,291	$5,463,519	$5,763,027	$7,086,054	$15.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,391,832)	(3.00)	(19.6)
Net Rental Income	$4,895,130	$5,060,291	$5,463,519	$5,763,027	$5,694,223	$12.26	80.4%
Other Income	220,355	211,756	213,329	207,219	280,870	0.60	4.0
Effective Gross Income	$5,115,485	$5,272,047	$5,676,848	$5,970,246	$5,975,092	$12.86	84.3%

Total Expenses	$1,537,637	$1,537,139	$1,625,083	$1,630,939	$1,821,673	$3.92	30.5%

Net Operating Income	$3,577,848	$3,734,908	$4,051,765	$4,339,307	$4,153,419	$8.94	69.5%

Total TI/LC, Capex/RR	0	0	0	0	78,025	0.17	1.3

Net Cash Flow	$3,577,848	$3,734,908	$4,051,765	$4,339,307	$4,075,395	$8.77	68.2%
(1)	TTM reflects the trailing 12 months ending March 31, 2022.

(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

COVID-19 Update. As of the date of this term sheet, there were no material disruptions at the Stockton Self Storage Properties due to COVID-19. As of the date of this term sheet, the Stockton Self Storage Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

The Markets. The following table presents certain market information relating to the Stockton Self Storage Portfolio Properties:

Market Summary
Property Name	Location	1-mile Population(1)	3-mile Population(1)	5-mile Population(1)	1-mile Median Household Income(1)	3-mile Median Household Income(1)	5-mile Median Household Income(1)	Monthly In Place Rent PSF(2)	Monthly Market Rent PSF(2)
Airport Road Self Storage	Rio Vista, CA	4,044	10,088	11,464	$65,233	$67,855	$65,990	$1.19	$1.21
Morada Self Storage	Stockton, CA	13,191	76,994	198,736	$97,196	$62,529	$56,813	$0.97	$1.00
Highway 88 Self Storage	Lockeford, CA	2,039	4,971	11,004	$72,452	$75,218	$78,617	$0.91	$0.93
Beckman Road Industrial	Lodi, CA	12,783	66,688	81,945	$37,396	$58,398	$62,661	$6.15(3)	$6.00(3)
Highway 99 Self Storage	Galt, CA	9,585	30,577	33,867	$71,463	$83,740	$83,061	$1.00	$1.03
Eight Mile Road Self Storage	Lodi, CA	13,191	76,994	198,736	$97,196	$62,529	$56,813	$1.11	$1.14
(1)	According to the appraisals and as of 2021.

(2)	Source: Appraisals.

(3)	Beckman Road Industrial rents reflect annual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C16

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Kara Foley	kara.foley@barclays.com	(212) 526-4972
Assistant Vice President

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Director

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President

Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Russell Yu	russell.yu@sgcib.com	(212) 278-5467
Vice President

UBS CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 891-5702
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Executive Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director

UBS CMBS Trading and Syndicate
Contact	E-Mail	Phone Number
Stephen Gargiulo	stephen.gargiulo@ubs.com	(212) 713-6189
Managing Director